As filed with the Securities and Exchange Commission on July 1, 2004

Registration No. 333-116771

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J.P. MORGAN CHASE & CO.

(Exact name of Registrant as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction or incorporation of organization)	(I.R.S. Employer Identification No.)

BANK ONE CAPITAL V

(Exact name of Registrant as specified in its charter)

Delaware	Not Applicable
(State or other jurisdiction or incorporation of organization)	(I.R.S. Employer Identification No.)

BANK ONE CAPITAL VI

(Exact name of Registrant as specified in its charter)

Delaware	Not Applicable
(State or other jurisdiction or incorporation of organization)	(I.R.S. Employer Identification No.)

270 Park Avenue

New York, New York 10017

Tel. No. (212) 270-6000

(Name, address, including zip code,

and telephone number, including area code,

of Registrant’s principal executive offices)

Anthony J. Horan

Secretary

J.P. Morgan Chase & Co.

270 Park Avenue

New York, New York 10017

Tel. No.: (212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Notice to:

Neila Radin, Esq.

J.P. Morgan Chase & Co.

270 Park Avenue

New York, New York 10017

(212) 270-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price	Proposed maximum aggregate offering price per unit	Amount of registration fee
Preferred Securities of BANK ONE Capital V and VI	$0			$0
Junior Subordinated Deferrable Interest Debentures of J.P. Morgan Chase & Co.	$0
Guarantees of the Preferred Securities of BANK ONE Capital V and VI by J.P. Morgan Chase & Co. (2)				$0
Total	$0			$0

(1)	This registration statement relates only to market-making transactions by and through affiliates of the registrants of (A) the 8% Preferred Securities previously registered by Bank One Corporation (succeded by merger by J.P. Morgan Chase & Co.) and BANK ONE Capital V pursuant to the Registration Statement on Form S-3 (Registration No. 333-47022) and (B) the 7.2% Preferred Securities previously registered by Bank One Corporation (succeded by merger by J.P. Morgan Chase & Co.) and BANK ONE Capital VI pursuant to the Registration Statement on Form S-3 (Registration No. 333-47022).
(2)	In addition to the Preferred Securities Guarantees and the Junior Subordinated Deferrable Interest Debentures, J.P. Morgan Chase & Co. is also registering under this registration statement certain other back-up obligations of J.P. Morgan Chase & Co. Such back-up obligations include its obligations under the Indenture (as defined) and under the Amended and Restated Declaration of each of BANK ONE Capital V and BANK ONE Capital VI (the “Trusts”) pursuant to which J.P. Morgan Chase & Co. will agree, among other things, to pay all debts and obligations (other than with respect to the Preferred Securities) of the relevant Trust, and all costs or expenses of the relevant Trust, including all fees, expenses and taxes of such Trust. No separate consideration will be received by J.P. Morgan Chase & Co. for the Preferred Securities Guarantees or such other back-up obligations.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

11,000,000 Preferred Securities

BANK ONE CAPITAL V

8% Preferred Securities

$25 liquidation amount

fully and unconditionally guaranteed, on a subordinated

basis, as described herein by

J.P. MORGAN CHASE & CO.

This Prospectus covers the remarketing from time to time of the 8% Preferred Securities (the “Preferred Securities”) by affiliates of J.P. Morgan Chase & Co. (as successor to Bank One Corporation) and BANK ONE Capital V. The Preferred Securities were originally offered pursuant to the Prospectus Supplement and Base Prospectus, dated October 11, 2000, attached to this Prospectus and constituting a part of this Prospectus. References to Bank One Corporation or the Company in the attached Prospectus Supplement and Base Prospectus refer to J.P. Morgan Chase & Co., where applicable. References to The Chase Manhattan Bank, as trustee, in the attached Prospectus Supplement and Base Prospectus refer to The Bank of New York, where applicable.

SEE “RISK FACTORS” BEGINNING ON PAGE S-9 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE PREFERRED SECURITIES.

THE PREFERRED SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE PREFERRED SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 1, 2004.

J.P. MORGAN CHASE & CO.

On July 1, 2004, J.P. Morgan Chase & Co. (“JPMorgan Chase”) and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase’s principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

JPMorgan Chase’s activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank. The Investment Bank is one of the world’s leading investment banks with broad client relationships and product capabilities. JPMorgan Chase’s customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services. Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world’s largest cash management providers and one of the world’s largest custodians.

Asset & Wealth Management. Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services. JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institutions and other well-known brands.

Commercial Banking. Commercial Banking includes three client segments: Middle Market, which serves companies with revenues between $10 million and $500 million; Mid-Corporate, which focuses on clients with more significant Investment Banking needs; and Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Leasing.

Retail Financial Services. Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase’s extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry’s leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Three Months Ended March 31, 2004	Year Ended December 31,
		2003	2002	2001	2000	1999
Earnings to Fixed Charges:
Excluding Interest on Deposits	2.50	2.27	1.28	1.18	1.52	1.93
Including Interest on Deposits	2.05	1.87	1.17	1.11	1.31	1.54
Earnings to Combined Fixed Charges and Preferred Stock Dividend
Requirements:
Excluding Interest on Deposits	2.48	2.25	1.27	1.18	1.51	1.90
Including Interest on Deposits	2.04	1.86	1.17	1.11	1.31	1.53

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2003;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(c) Our Current Reports on Form 8-K filed on January 21, 2004, January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004, May 3, 2004, May 11, 2004, May 14, 2004, May 27, 2004, June 4, 2004, June 8, 2004 and June 15, 2004 (other than the portions of those documents not deemed to be filed); and

(d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

J.P. Morgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

2

EXPERTS

The financial statements of JPMorgan Chase incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

3

Filed pursuant to Rule 424b5

Registration No. 333-47022

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 11, 2000)

11,000,000 Preferred Securities

BANK ONE CAPITAL V

8% Preferred Securities

$25 liquidation amount

fully and unconditionally guaranteed, on a subordinated

basis, as described herein by

BANK ONE CORPORATION

[BANK ONE LOGO]

A brief description of the 8% preferred securities can be found under “Summary” in this prospectus supplement.

Application has been made to list the 8% preferred securities on the New York Stock Exchange. BANK ONE expects that the 8% preferred securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

You are urged to carefully read the “ Risk Factors” section beginning on page S-9, where specific risks associated with these 8% preferred securities are described, along with the other information in this prospectus supplement before you make your investment decision.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to BANK ONE Capital V
Per share	$25	(1)	$25
Total	$275,000,000	(1)	$275,000,000

(1)	Underwriting commissions of $0.7875 per 8% preferred security, or $8,662,500 for all 8% preferred securities will be paid by BANK ONE CORPORATION; except that for sales of 10,000 or more of 8% preferred securities to a single purchaser, the commissions will be $0.50 per 8% preferred security.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

We have given the underwriters an option to purchase 1,000,000 additional 8% preferred securities.

BANK ONE expects that the 8% preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about January 30, 2001.

MORGAN STANLEY DEAN WITTER	BANC ONE CAPITAL MARKETS, INC. A. G. EDWARDS & SONS, INC.

MERRILL LYNCH & CO.
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY
UBS WARBURG LLC

January 22, 2001

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with additional information. If you receive any information not authorized by us, you may not rely on it.

We are offering the Preferred Securities for sale only in places where we are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

Certain of our affiliates, including Banc One Capital Markets, Inc., may use the prospectus supplement and the attached prospectus in connection with the purchase and sales of Preferred Securities in the secondary market. These affiliates may act as principal or agent in those transactions. Any sale by an affiliate will be made at the prevailing market price at the time of the sale.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

AND THE BANK ONE CAPITAL TRUSTS

BANK ONE and BANK ONE Capital V have filed a registration statement with the SEC. The registration statement contains additional information about and exhibits relevant to BANK ONE and the securities. BANK ONE also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC’s Regional Offices in New York, New York and Chicago, Illinois.

You can call the SEC for further information about its public reference rooms at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov”.

You can also inspect reports, proxy statements and other information about BANK ONE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

The SEC allows BANK ONE to incorporate documents by reference in this prospectus supplement. This means that by listing or referring to a document which BANK ONE has filed with the SEC in this prospectus supplement that document is considered to be a part of this prospectus supplement and should be read with the same care. When BANK ONE updates the information contained in documents which have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.

The documents listed below are incorporated by reference into this prospectus:

BANK ONE SEC Filings	Period
Annual Report on Form 10-K	Year ended December 31, 1999
(as amended by a Form 10-K/A
dated April 6, 2000)
Quarterly Reports on Form 10-Q	Quarters ended:
• March 31, 2000
• June 30, 2000
• September 30, 2000
Current Reports on Form 8-K	Dated:
• January 11, 2000
• January 18, 2000
• March 20, 2000
• March 27, 2000
• April 18, 2000
• July 19, 2000
• August 14, 2000
• August 22, 2000
• September 6, 2000 (two filings)
• October 17, 2000
• November 7, 2000
• January 17, 2001

BANK ONE also incorporates by reference additional documents that it may file with the SEC between the date of this prospectus supplement and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Investor Relations

BANK ONE CORPORATION

1 Bank One Plaza

Mail Code IL1-0738

Chicago, Illinois 60670-0738

Telephone (312) 732-4812

If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

SUMMARY

In this summary, we highlight certain information found in this prospectus supplement and the attached prospectus. To understand the terms of the Preferred Securities, the related Preferred Securities Guarantee and the Junior Subordinated Debt Securities, as well as other considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the attached prospectus. You should also read the documents we have referred you to under the caption “Where You Can Find More Information About the Company and the BANK ONE Capital Trusts” above and on page 2 of the attached prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general description contained in the attached prospectus. This prospectus supplement may also update or supersede information in the attached prospectus. In case of inconsistencies, this prospectus supplement will apply. If we use capitalized terms in this prospectus supplement and do not define them in this document, the capitalized terms will have the meaning given to them in the attached prospectus.

The Issuer and BANK ONE

The issuer of the securities is BANK ONE Capital V which we refer to in this prospectus supplement as the “Trust”. The Trust is a Delaware business trust and was created for the sole purpose of issuing the 8% Preferred Securities, which we refer to as the “Preferred Securities”. The Trust will only engage in the other transactions which we describe in this prospectus supplement and the attached prospectus. The BANK ONE Capital Trustees described on pages 8 and 9 of the attached prospectus will conduct the business affairs of the Trust.

BANK ONE CORPORATION, which we refer to in this prospectus supplement as the “Company” or “BANK ONE”, is a bank holding company. Through its subsidiaries, BANK ONE provides domestic retail banking, worldwide corporate and institutional banking and trust and investment management services. At September 30, 2000, BANK ONE had assets of $283 billion and stockholders’ equity of $19 billion.

BANK ONE’s and the Trust’s executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

The Preferred Securities

Each Preferred Security will represent an undivided beneficial ownership interest in the assets of the Trust.

The Trust will sell the Preferred Securities to the public and its common securities, which we refer to as the “Common Securities”, to BANK ONE. The Trust will use the proceeds from those sales to purchase a series of 8% Junior Subordinated Deferrable Interest Debentures due January 30, 2031, which we refer to as the “Junior Subordinated Debt Securities”. BANK ONE will pay interest on the Junior Subordinated Debt Securities at the same rate and on the same dates as the Trust makes payments on the Preferred Securities. The Trust will use the payments it receives on the Junior Subordinated Debt Securities to make the corresponding payments on the Preferred Securities and Common Securities.

Distributions

If you purchase Preferred Securities, you will be entitled to receive cumulative cash distributions at the annual rate of 8% of the stated liquidation amount of $25 per Preferred Security. Distributions will accumulate from January 30, 2001. The Trust will make distribution payments on the Preferred Securities quarterly in arrears, on January 30, April 30, July 30 and October 30 of each year, beginning April 30, 2001, unless those payments are deferred as described below.

Deferral of Distributions

BANK ONE may elect, on one or more occasions, to defer the quarterly interest payments on the Junior Subordinated Debt Securities for a period of up to 20 consecutive quarterly periods. In other words, BANK ONE can declare one or more interest payment moratoriums on the Junior Subordinated Debt Securities, each of which may last up to five years. However, no interest deferral may

•	extend beyond the stated maturity date of the Junior Subordinated Debt Securities or

•	begin if BANK ONE is in default in the payment of interest on the Junior Subordinated Debt Securities.

If BANK ONE exercises its right to defer interest payments on the Junior Subordinated Debt Securities, the Trust will also defer distribution payments on the Preferred Securities.

Although you will not receive distribution payments on the Preferred Securities if interest payments on the Junior Subordinated Debt Securities are deferred, interest will continue to be compounded quarterly on the Junior Subordinated Debt Securities, and deferred interest payments will accrue additional interest at an annual rate of 8%, to the extent permitted by law. As a result, additional distributions will continue to accumulate on the deferred distributions at the annual rate of 8%, compounded quarterly.

If BANK ONE defers payments of interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on the Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. For a description of how a payment deferral may affect you, see “United States Federal Income Taxation—Interest Income and Original Issue Discount”.

Redemption

The Trust will redeem the Preferred Securities and its Common Securities on January 30, 2031, the stated maturity date of the Junior Subordinated Debt Securities. In addition, if BANK ONE redeems or repays the Junior Subordinated Debt Securities held by the Trust prior to the stated maturity date, the Trust will use the cash it receives to redeem on a proportionate basis its Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities redeemed.

The redemption terms of the Junior Subordinated Debt Securities are summarized in this prospectus supplement under “The Junior Subordinated Debt Securities—Optional Redemption”. How these redemption provisions apply to you as a holder of Preferred Securities is described under “Description of the Preferred Securities—Mandatory Redemption” and “—Special Event Redemption”.

Upon any redemption of the Preferred Securities, you will be entitled to receive a redemption price equal to the Liquidation Amount of the Preferred Securities redeemed, plus any accumulated and unpaid distributions to the date of redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities

BANK ONE may dissolve the Trust at any time, subject to its receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

If BANK ONE dissolves the Trust, after the Trust satisfies all of its liabilities as required by law, the BANK ONE Capital Trustees will distribute the Junior Subordinated Debt Securities to the holders of the Preferred Securities. In such an event, BANK ONE will use its best efforts to have the Junior Subordinated Debt Securities listed or quoted on any securities exchange or quotation system on which the Preferred Securities were listed at the time of the Trust’s dissolution.

Book-Entry

The Preferred Securities will be represented by one or more global certificates registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Preferred Securities, and Preferred Securities will not be registered in your name, except under certain limited circumstances described in this prospectus supplement under “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company”.

Listing of the Preferred Securities

BANK ONE has applied to list the Preferred Securities on the New York Stock Exchange. We expect that the Preferred Securities will begin trading on the New York Stock Exchange within 30 days after their initial delivery.

The Junior Subordinated Debt Securities

Maturity and Interest

The Junior Subordinated Debt Securities will mature on January 30, 2031. They will pay interest at the annual rate of 8% on their principal amount. Interest on the Junior Subordinated Debt Securities will accrue from January 30, 2001. BANK ONE will pay interest quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning April 30, 2001.

Ranking

The Junior Subordinated Debt Securities held by the Trust will constitute one series of junior subordinated debt securities and will be issued by BANK ONE under the Junior Indenture referred to in the attached prospectus. The Junior Subordinated Debt Securities will be unsecured and will rank junior to all of BANK ONE’s present and future Existing Indebtedness and General Obligations. Since BANK ONE is a holding company, the Junior Subordinated Debt Securities are also effectively junior in rank to all existing and future liabilities of BANK ONE’s subsidiaries, including depositors of its banking subsidiaries.

For a definition of what constitutes Existing Indebtedness and General Obligations with respect to the Junior Subordinated Debt Securities, see “Description of the Junior Subordinated Debt Securities—Subordination” in this prospectus supplement. Substantially all of BANK ONE’s debt, other than other junior subordinated indebtedness previously issued or that which may be issued in the future, constitutes Existing Indebtedness.

Certain Payment Restrictions Applicable to BANK ONE

During any period in which BANK ONE has elected to defer interest payments on the Junior Subordinated Debt Securities, BANK ONE generally may not make payments on capital stock, or debt securities or guarantees of BANK ONE, which are of an equal or junior rank to the Junior Subordinated Debt Securities, subject to certain limitations.

Redemption

BANK ONE may elect to redeem any or all of the Junior Subordinated Debt Securities on one or more occasions on or after January 30, 2006. In addition, if certain changes in tax, investment company or bank regulatory law occur and certain other conditions are satisfied, BANK ONE may elect to redeem all, but not less than all, of the Junior Subordinated Debt Securities. For a description of the changes that would permit such a redemption, see “Description of the Preferred Securities—Special Event Redemption”.

If Preferred Securities and Common Securities are outstanding at the time of the redemption, the redemption proceeds will be used by the Trust to redeem, on a proportionate basis, its Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities redeemed.

If required under the Federal Reserve Board’s capital rules, BANK ONE will obtain the approval of the Federal Reserve Board prior to exercising its redemption rights described above.

Events of Default

The following events, which are referred to as “Events of Default” and described on page 29 of the attached prospectus, are events of default with respect to the Junior Subordinated Debt Securities:

•	BANK ONE fails to pay interest within 30 days after the due date; or

•	BANK ONE fails to pay principal or premium when due; or

•	BANK ONE materially breaches a covenant or agreement in the Junior Subordinated Indenture and the breach continues for 90 days after notice by the trustee under the Junior Subordinated Indenture or by holders of at least 25% of the principal amount of the Junior Subordinated Debt Securities; or

•	certain events occur involving the bankruptcy, insolvency or reorganization of BANK ONE.

Upon an event of default, the trustee under the Junior Subordinated Indenture may declare the principal and interest on the Junior Subordinated Debt Securities immediately due and payable. Under certain limited circumstances, the holders of the Preferred Securities may institute a direct action against BANK ONE to exercise certain rights and remedies under the Junior Subordinated Indenture.

Guarantee by BANK ONE

BANK ONE will fully and unconditionally guarantee payment of amounts on the Preferred Securities on a subordinated basis to the extent that the Trust has funds available for payment of those amounts. We refer to this obligation as the “Preferred Securities Guarantee”. However, the Preferred Securities Guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including for example, if BANK ONE has failed to pay the Trust the amounts due under the Junior Subordinated Debt Securities.

BANK ONE, as issuer of the Junior Subordinated Debt Securities, is also obligated to pay the expenses and other obligations of the Trust, other than the Trust’s obligations to make payments on the Preferred Securities.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for BANK ONE, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

	Nine Months Ended September 30,			Year Ended December 31,
	2000		1999	1999	1998	1997	1996	1995
Earnings to Fixed Charges:
Excluding interest expense on deposits	0.9x	(1)	2.7x	2.3x	2.3x	2.4x	2.6x	2.2x
Including interest expense on deposits	1.0x		1.7x	1.6x	1.5x	1.5x	1.6x	1.5x
Earnings to Combined Fixed Charges and Preferred Dividends:
Excluding interest expense on deposits	0.9x	(1)	2.7x	2.3x	2.3x	2.3x	2.5x	2.1x
Including interest expense on deposits	1.0x		1.7x	1.6x	1.5x	1.5x	1.6x	1.5x

(1)	Earnings for the nine months ended September 30, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $314 million.

RISK FACTORS

Before deciding whether to purchase any Preferred Securities, you should pay special attention to the following risk factors.

BANK ONE’s Obligations under the Preferred Securities Guarantee and the Junior Subordinated Debt Securities Are Subordinated.

BANK ONE’s obligations under the Junior Subordinated Debt Securities and the Preferred Securities Guarantee are subordinate and junior in right of payment to all present and future Existing Indebtedness and General Obligations of BANK ONE. This means that BANK ONE cannot make any payments on the Junior Subordinated Debt Securities or under the Preferred Securities Guarantee at any time when BANK ONE is in default with respect to any payment due on any Existing Indebtedness or General Obligations. In addition, in the event of the bankruptcy, insolvency or liquidation of BANK ONE, BANK ONE’s assets must be used to pay off its Existing Indebtedness and General Obligations before any payments may be made on the Junior Subordinated Debt Securities or the Preferred Securities Guarantee. Substantially all of BANK ONE’s existing debt, other than other junior subordinated debt securities previously issued or which may be issued in the future, is Existing Indebtedness.

The Junior Subordinated Indenture, the Preferred Securities Guarantee and the Declaration with respect to the Trust and the Preferred Securities do not limit the ability of BANK ONE to incur additional secured or unsecured debt. See “BANK ONE CORPORATION”, “Description of the Preferred Securities Guarantees—Status of the Preferred Securities Guarantees” and “Description of the Junior Subordinated Debt Securities” in the accompanying prospectus, and “Description of the Junior Subordinated Debt Securities—Subordination” in this prospectus supplement.

Status of BANK ONE as a Holding Company May Affect Your Payments.

BANK ONE is a holding company that conducts substantially all of its operations through subsidiaries. As a result, its ability to make payments on the Junior Subordinated Debt Securities and the Preferred Securities

Guarantee will depend primarily upon the receipt of dividends and other distributions from its subsidiaries. Various legal limitations restrict the extent to which BANK ONE’s subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with or to BANK ONE or certain of its other subsidiaries.

In addition, BANK ONE’s rights to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation, or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that BANK ONE is recognized as a creditor of that subsidiary. As a result, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee will be effectively subordinated to all existing and future liabilities of BANK ONE’s subsidiaries. You should look only to the assets of BANK ONE as the source of payment for the Junior Subordinated Debt Securities and the Preferred Securities Guarantee.

BANK ONE Is Not Required to Pay You under the Preferred Securities Guarantee if the Trust Does Not Have Cash Available.

The ability of the Trust to pay amounts due on the Preferred Securities is solely dependent upon BANK ONE making payments on the Junior Subordinated Debt Securities as and when required. In addition, the Preferred Securities Guarantee only guarantees that BANK ONE will make distributions and redemption payments if the Trust had funds available to make the payments but failed to do so.

If the Trust defaults on its payment obligations under the Preferred Securities because BANK ONE has failed to make the corresponding payment on the Junior Subordinated Debt Securities, you will not be able to rely on the Preferred Securities Guarantee payment. Instead, you may institute a legal proceeding directly against BANK ONE for enforcement of its payment obligations under the Junior Subordinated Indenture and the Junior Subordinated Debt Securities.

Deferral of Distributions Would Have Adverse Tax Consequences for You and May Adversely Affect the Trading Price of the Preferred Securities.

If distributions on the Preferred Securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the Junior Subordinated Debt Securities held by the Trust before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sell the Preferred Securities before the end of any deferral period or before the record date relating to distributions which are paid.

BANK ONE has no current intention of deferring interest payments on the Junior Subordinated Debt Securities and believes that such deferral is a remote possibility. However, if BANK ONE exercises its right in the future, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debt Securities. If you sell the Preferred Securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Preferred Securities. In addition, the existence of BANK ONE’S right to defer payments of interest on the Junior Subordinated Debt Securities may mean that the market price for the Preferred Securities, which represent an undivided beneficial ownership interest in the Junior Subordinated Debt Securities, may be more volatile than other securities that do not have these rights.

See “United States Federal Income Taxation” in this prospectus supplement for more information regarding the tax consequences of purchasing, holding and selling the Preferred Securities.

Preferred Securities May Be Redeemed at Any Time if Certain Changes in Tax, Investment Company or Bank Regulatory Law Occur.

Under certain circumstances, within 90 days after the occurrence of a Tax Event, Investment Company Event or a Capital Treatment Event, each of which terms is defined in this prospectus supplement on page S-31, BANK ONE may elect to redeem the Junior Subordinated Debt Securities in whole but not in part. That redemption would cause a mandatory redemption of the Preferred Securities at a redemption price equal to their liquidation amount, $25 per Preferred Security, plus accumulated and unpaid distributions to the redemption date. See “Description of the Preferred Securities—Special Event Redemption” and “Description of the Junior Subordinated Debt Securities” in this prospectus supplement.

Preferred Securities May Be Redeemed at the Option of BANK ONE.

The Preferred Securities may be redeemed, in whole, at any time, or in part, from time to time, on or after January 30, 2006, at a redemption price equal to their liquidation amount, $25 per Preferred Security, plus accumulated and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if BANK ONE is able to refinance at a lower interest rate or it is otherwise in the interest of BANK ONE to redeem the Junior Subordinated Debt Securities. If the Junior Subordinated Debt Securities are redeemed, the Trust must redeem the Preferred Securities and the Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities to be redeemed. See “Description of the Preferred Securities—Mandatory Redemption” in this prospectus supplement.

There Can Be No Assurance as to the Market Prices for the Preferred Securities or the Junior Subordinated Debt Securities.

BANK ONE and the Trust cannot give you any assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made by this prospectus supplement and the accompanying prospectus or in the secondary market, or the Junior Subordinated Debt Securities that a holder of the Preferred Securities may receive in exchange for Preferred Securities, may trade at a discount to the price that the investor paid to purchase the Preferred Securities. As a result of the Trust’s right to defer distributions on the Preferred Securities, the market price of the Preferred Securities may be more volatile than the market prices of other securities to which optional distribution deferrals do not apply.

There Could Be an Adverse Tax Consequence to You if BANK ONE Dissolves the Trust and Distributes Junior Subordinated Debt Securities to Holders, Resulting in Possible Tax and Liquidity Consequences to You.

BANK ONE has the right to dissolve the Trust at any time so long as it obtains any required regulatory approval. If BANK ONE decides to exercise its right to dissolve the Trust, the Trust will redeem the Preferred Securities and the Common Securities by distributing the Junior Subordinated Debt Securities to holders of the Preferred Securities and the Common Securities on a ratable basis.

Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities to you upon the dissolution of the Trust would not be a taxable event to you. However, if the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of the Junior Subordinated Debt Securities to you may be a taxable event to you.

There May Be No Trading Market for the Junior Subordinated Debt Securities if the Trust Distributes Them to You.

If the Junior Subordinated Debt Securities are distributed to you, BANK ONE will use its best efforts to list the Junior Subordinated Debt Securities on the New York Stock Exchange, or any other exchange on which the Preferred Securities are then listed. However, BANK ONE cannot assure you that the Junior Subordinated Debt Securities will be approved for listing or that a trading market will exist for those securities. You Have Limited Voting Rights.

You will have limited voting rights. In particular, except for the limited exceptions described under “Description of the Preferred Securities—Voting Rights” in this prospectus supplement, only BANK ONE can elect or remove any of the BANK ONE Capital Trustees.

BANK ONE CORPORATION

General

BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with BANC ONE CORPORATION.

Through its bank subsidiaries, BANK ONE provides domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

Like its predecessors, BANK ONE continually evaluates its business operations and organizational structures and routinely explores opportunities to (A) acquire financial institutions and other financial services-related businesses and assets, and (B) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, BANK ONE will also sell assets or exit certain businesses and markets.

BANK ONE directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of BANK ONE’s annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

BANK ONE is a legal entity separate and distinct from BANK ONE’s banking subsidiaries (the “Banks”) and BANK ONE’s other affiliates. There are various legal limitations on the extent to which the Banks may extend credit, pay dividends or otherwise supply funds to BANK ONE. As of January 1, 2000, the Banks could have declared additional dividends of approximately $2.5 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator’s opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of BANK ONE and its subsidiaries.

Under the longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, BANK ONE may be required to commit resources to the Banks in circumstances where it might not otherwise do so.

Because BANK ONE is a holding company, its rights and the rights of its creditors, including the holders of the Junior Subordinated Debt Securities and the Preferred Securities Guarantee, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary’s liquidation or recapitalization would be subject to the prior claims of the subsidiary’s creditors except to the extent that BANK ONE may itself be a creditor with recognized claims against the subsidiary.

BANK ONE’s executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

Recent Developments

BANK ONE announced a 2000 fourth quarter loss of $512 million, or $0.44 per diluted share. This compares with net income in the year-ago quarter of $411 million, or $0.36 per diluted share.

For full-year 2000, the net loss was $511 million, or $0.45 per diluted share, compared with net income of $3.479 billion, or $2.95 per diluted share, in the prior year.

Significant actions during the 2000 fourth quarter included:

•	A $1.0 billion pretax increase in the allowance for loan losses, increasing the period-end loan loss reserve ratio to 2.36% from 1.75% at September 30, 2000.

•	A $200 million pretax charge for occupancy and fixed asset decisions.

•	A $225 million pretax increase in the reserve for auto lease residual losses.

•	A $100 million pretax charge for miscellaneous balance sheet adjustments and operational errors.

•	A $50 million pretax charge for incremental severance.

Significant progress made this year includes:

Creating Financial Discipline

•	Ending the year with a loan loss reserve ratio of 2.36% and Tier 1 capital ratio of 7.3%.

•	Reducing the common stock dividend 50% in the third quarter.

•	Implementing an aggressive waste-reduction program that will lower the expense base by an annualized $500 million while still providing for significant investments in technology and customer service.

•	Issuing $1.9 billion of new regulatory capital in the third quarter and ending the year with a Tier 1 capital ratio of 7.3%.

•	Reducing headcount 5,800, or 7%, over the course of the year.

•	Strengthening internal management reporting, including the creation of hundreds of detailed income statements to assist management decisionmaking.

Infrastructure improvements

•	Deciding in the second quarter to collapse the 20 domestic bank charters to three and to convert the seven demand deposit systems into one.

•	Progressing on the Texas/Louisiana system conversion project, which is targeted to be completed in the third quarter of 2001.

•	Improving the commercial customer profitability system, including capital allocations and customer / product profitability analysis that will improve decision making in the Commercial Bank.

•	Increasing to 14,500 the total number of Internet-enabled banking platform personal computers, enabling more effective customer marketing and service within the banking centers.

Management team building

•	Significantly strengthening of the management team including the fourth quarter hiring of Philip Heasley, a highly respected and experienced executive, to head First USA Bank, N.A., BANK ONE’s credit card bank.

•	Substantially changing compensation philosophies throughout BANK ONE by decreasing entitlement benefits and increasing pay-for-performance incentives.

Line of Business Discussion

The following tables present certain financial information and data broken down by line of business. Additional information presented on a line of business basis is included in BANK ONE’s Form 8-K dated January 17, 2001, which is incorporated in this prospectus supplement by reference.

Net Income (Loss) by Line of Business

				% change vs.
($ millions)	Fourth Quarter 1999	Third Quarter 2000	Fourth Quarter 2000	Fourth Quarter 1999	Third Quarter 2000
Retail	$236	$251	$(17)	NM %	NM %
Commercial banking	199	172	(385)	NM	NM
First USA	206	177	134	(35)	(24)
Investment management	86	86	82	(5)	(5)
Corporate investments	88	52	(15)	NM	NM
Corporate / unallocated	89	(157)	(311)	NM	(98)

Total business segment results	904	581	(512)	NM	NM
Merger-related items and significant items	(493)	—	—	NM	NM

Total Corporation	$411	$581	$(512)	NM	NM

NM = not meaningful

Retail

				% change vs.
	Fourth Quarter 1999	Third Quarter 2000	Fourth Quarter 2000	Fourth Quarter 1999	Third Quarter 2000
Income Statement ($ millions)
Balance Sheet ($ billions)
Net interest income (1)	$1,118	$1,236	$1,227	10%	(1)%
Provision for credit losses	116	207	364	NM	76
Noninterest income	339	326	81	(76)	(75)
Noninterest expense	995	959	977	(2)	2
Net income (loss)	236	251	(17)	NM	NM

Return on equity	20%	17%	(1)%
Efficiency ratio	68	61	75

Loans—average	$68.8	$74.7	$76.7	11	3
Assets—average	74.9	78.8	81.0	8	3
Deposits—average	87.6	87.9	88.0	—	—
Common equity—average	4.6	5.9	5.9	28	—

NM = not meaningful

(1)	Fully taxable equivalent basis

Retail reported a net loss of $17 million, compared to net income of $236 million in the year-ago quarter. This loss reflected significant increases in the provision for credit losses and in writedowns of auto lease residual values, partially offset by an increase in net interest income and a decline in noninterest expense.

Net interest income of $1.227 billion increased $109 million, or 10%, from the year-ago quarter. This increase was driven by wider deposit spreads and an 11% increase in average loans outstanding partially offset by loan margin compression and a shift in deposit product mix toward certificates of deposit. Loan growth was concentrated in home equity loans, which increased 32% from a year-ago and 9% from the third quarter. Excluding the impact of the sale of the consumer finance business in the first quarter of 2000, net interest income increased 12% and average loans increased 15% from the year-ago quarter.

Provision expense was $364 million, up $248 million from the year-ago quarter. The current quarter included $204 million of BANK ONE’s increase in the allowance for loan losses. This increase reflected the significant loan growth and a 61% increase in 90 day delinquent consumer loans from the prior year and 34% from the third quarter.

Noninterest income declined $258 million, or 76%, from the year-ago quarter, reflecting the impact of higher auto lease residual writedowns and lower asset sale gains. The negative impact of auto lease residuals, including the $225 million reserve increase, totaled $262 million in the current quarter, compared with $114 million in the year-ago quarter. Of the $114 million in the year-ago- quarter, $34 million was reflected in Retail’s results.

Noninterest expense decreased $18 million, or 2%, from the year-ago quarter. This decrease reflected the positive impacts from waste reduction initiatives, reduced incentive compensation and the sale of the consumer finance business. These benefits were primarily offset by occupancy related writedowns and incremental severance-related expenses in the current quarter.

Commercial Banking

				% change vs.
	Fourth Quarter 1999	Third Quarter 2000	Fourth Quarter 2000	Fourth Quarter 1999	Third Quarter 2000
Income Statement ($ millions)
Balance Sheet ($ billions)
Net interest income (1)	$672	$685	$674	—%	(2)%
Provision for credit losses	113	225	1,078	NM	NM
Noninterest income	316	378	353	12	(7)
Noninterest expense	582	566	557	(4)	(2)
Net income (loss)	199	172	(385)	NM	NM

Return on equity	14%	10%	(23)%
Efficiency ratio	59	53	54

Loans—average	$78.0	$83.4	$83.1	7	—
Assets—average	109.9	111.0	109.3	(1)	(2)
Deposits—average	38.9	39.2	38.2	(2)	(3)
Common equity—average	5.6	6.7	6.8	21	1

NM = not meaningful

(1)	Fully taxable equivalent basis

Commercial Banking reported a net loss of $385 million driven by a significant increase in credit losses as reflected in the higher credit provision.

Net interest income of $674 million was essentially unchanged from the year-ago quarter but down 2% from the prior quarter, reflecting a lower level of loans, the cost of carrying a higher level of non-performing assets and the effect of lower deposits.

The provision for credit losses was $1.078 billion, an increase of $965 million from the year-ago quarter and $853 million from the prior quarter, reflecting continued deterioration in the commercial portfolio across several industries and leveraged acquisition finance transactions. The current quarter included $820 million of BANK ONE’s increase in the allowance for loan losses. At December 31, 2000, commercial non-performing loans as a percent of total commercial loans were 1.87%, up from 1.10% a year ago. Annualized net charge-offs were 1.24% of average commercial loans in the quarter, up from 0.33% in the year-earlier period.

Noninterest income of $353 million improved $37 million, or 12%, from the year-ago quarter. Lending-related fees were up $16 million, reflecting a moderately higher level of loan commitment fees and the amortization of swap-related fees. Treasury management services revenue increased $19 million, reflecting growth in commercial credit cards and corporate sweep accounts, as well as overall solid volume growth. Capital markets revenue improved $12 million, reflecting healthy syndicated and asset backed finance activities partially offset by continued weak bond trading. The $25 million decrease from the prior quarter resulted from strong capital markets performance in the third quarter.

Noninterest expense declined 4% from the year-earlier period, reflecting a reduction in incentive compensation, partially offset by incremental severance-related expense and small increases across several noninterest expense categories.

First USA

	Fourth Quarter 1999	Third Quarter 2000	Fourth Quarter 2000	% change vs.
				Fourth Quarter 1999	Third Quarter 2000
Income Statement ($ millions)
Balance Sheet ($ billions)
Net interest income (1)	$1,570	$1,442	$1,417	(10)%	(2)%
Provision for credit losses	933	853	880	(6)	3
Noninterest income	419	324	311	(26)	(4)
Noninterest expense	754	633	637	(16)	1
Net income (loss)	206	177	134	(35)	(24)

Return on outstandings (pretax)	1.7%	1.7%	1.3%
Return on equity	14	12	9
Efficiency ratio	38	36	37
Managed net charge-off ratio	6.52	5.03	5.41

Loans—average	$68.7	$65.9	$65.6	(5)	—
Assets—average	74.9	69.2	68.6	(8)	(1)
Common equity—average	6.0	6.1	6.1	2	—

NM = not meaningful

(1)	Fully taxable equivalent basis

First USA reported net income of $134 million, a decrease of $72 million, or 35%, from the year-ago quarter. This reflected a 13% decline in revenue, partially offset by lower expenses and provision for credit losses. Fourth quarter results represented a 1.3% pretax return on outstandings, down from 1.7% in the year-ago and prior quarter.

Net interest income of $1.417 billion decreased $153 million, or 10%, from the year-ago quarter and was down slightly from the third quarter. The decline was driven primarily by lower fee revenue, lower average outstandings and a narrower spread.

Average managed outstandings for the fourth quarter were $65.6 billion, down 5% from the year-ago period and little changed from the third quarter average. First USA opened 821,000 new accounts during the quarter, a 13% increase from the third quarter, and had 51.7 million cards issued at year end. Overall, year-over-year attrition on mature vintage balances continued to improve and is now at or near industry averages.

The managed provision for credit losses of $880 million was down $53 million from the year-ago quarter, reflecting a $232 million reduction in managed charge-offs. The managed charge-off rate declined to 5.41% from 6.52% in the year-ago period. The prior-year period charge-offs included $183 million from the early adoption of the Federal Financial Institutions Examination Council’s (“FFIEC”) revised consumer credit guidelines. Excluding the FFIEC impact, the year-ago charge-off rate was 5.45%. As expected, the provision for credit losses was up $27 million from the prior quarter, reflecting increased managed charge-offs resulting from increased bankruptcies and the continued maturing of the portfolio. The managed 30-day and 90-day delinquency rates were 4.51% and 2.02%, respectively, down from 4.57% and 2.13%, respectively, in the year-ago quarter. Delinquency rates were up from the prior quarter, reflecting normal seasonality.

Noninterest income of $311 million declined $108 million, or 26%, from the prior year. The decline resulted primarily from increased revenue sharing payments to partnership and affinity groups as emphasis on these customer groups has caused a shift in portfolio mix. The prior-year quarter also included several nonrecurring items. Noninterest income was comparable with the third quarter.

Noninterest expense declined $117 million, or 16%, from the prior year, reflecting the positive impact of waste reduction initiatives, such as lower headcount and improved operating efficiency. Headcount declined

23% from a year ago to approximately 10,900 and the efficiency ratio improved while measures of customer service quality also continued to improve. The decline also reflected the second quarter sale of the international operations, lower processing costs due to the decrease in portfolio size and a decrease related to a change in the methodology of allocating internal costs. The change in allocation methodology was implemented in the third quarter and better reflects the actual cost of services provided. These benefits were primarily offset by miscellaneous balance sheet adjustment charges, occupancy writedowns, and incremental severance-related expenses in the current quarter.

Investment Management

				% change vs.
	Fourth Quarter 1999	Third Quarter 2000	Fourth Quarter 2000	Fourth Quarter 1999	Third Quarter 2000
Income Statement ($ millions)
Balance Sheet ($ billions)
Net interest income (1)	$91	$104	$104	14%	—%
Provision for credit losses	1	2	7	NM	NM
Noninterest income	297	286	300	1	5
Noninterest expense	261	252	268	3	6
Net income (loss)	86	86	82	(5)	(5)

Return on equity	38%	36%	33%
Efficiency ratio	67	65	66

Loans—average	$6.0	$6.6	$6.8	13	3
Assets—average	7.4	7.6	7.8	5	3
Deposits—average	8.9	8.2	8.5	(4)	4
Common equity—average	0.9	0.9	1.0	11	11
Assets under management—eop	128.9	134.6	131.2	2	(3)

NM = not meaningful

(1)	Fully taxable equivalent basis

Investment Management reported net income of $82 million, a decline of $4 million from both the year-ago and prior quarters.

Net interest income of $104 million increased $13 million, or 14%, from the year-ago period. Higher spread income associated with the 13% increase in average loans was partially offset by the effect of a 4% decrease in average deposits.

Noninterest income increased 1% from the year-ago period, driven by an increase in fees related to assets under management. Also, $16 million of fees associated with the in-house administration of the One Group(R) mutual funds are now recorded as revenue with a corresponding increase in expense. Prior to this quarter, administrative fees and expenses were incurred by a third-party administrator. Partially offsetting these increases, insurance fees declined due to lower credit life volume, and Private Client Services fees were down due to reduced estate and tax preparation fees.

Noninterest expense increased 3% from the year-ago period. Excluding the expenses associated with the administration of the One Group(R) funds, noninterest expense declined 3% from the year-ago quarter and was unchanged from the prior quarter. A reduction in incentive compensation offset incremental severance-related expense and small increases in various noninterest expense categories.

Period-end assets under management increased to $131.2 billion, or 2%, from the year-earlier period and fell 3% from the prior period, reflecting equity market declines. One Group(R) mutual fund assets under management increased to $70.4 billion in the fourth quarter, while other assets under management declined to

$60.8 billion, reflecting the on-going effort to convert select individually managed assets to One Group(R) funds. One Group(R) fund performance continues to remain strong, with 97% of funds rated three stars or higher by Morningstar. Average assets under management were essentially unchanged from the prior quarter.

Corporate Investments

				% change vs.
	Fourth Quarter 1999	Third Quarter 2000	Fourth Quarter 2000	Fourth Quarter 1999	Third Quarter 2000
Income Statement ($ millions)
Balance Sheet ($ billions)
Net interest income (1)	$36	$18	$24	(33)%	33%
Provision for credit losses	—	—	—	—	—
Noninterest income	97	52	(76)	NM	NM
Noninterest expense	33	25	7	(79)	(72)
Net income (loss)	88	52	(15)	NM	NM

Return on equity	35%	17%	(5)%
Efficiency ratio	25	36	NM

Loans—average	$3.4	$3.6	$3.7	9	3
Assets—average	7.9	8.7	9.0	14	3
Common equity—average	1.0	1.2	1.2	20	—

NM = not meaningful

(1)	Fully taxable equivalent basis

Corporate Investments reported a net loss of $15 million in the current quarter, compared with net income of $88 million in the year-ago quarter. Tax-oriented strategies continued to provide stable core performance in the current quarter and consistent with the year-ago and prior quarters. However, on a collective basis, all other investment strategies suffered losses in the fourth quarter due to the difficult capital markets environment.

Net interest income of $24 million declined $12 million from the year-ago quarter, reflecting the sale of Banc One Capital Funding Corporation, which resulted in a gain of $4 million, as well as continued growth in noninterest-bearing investments.

Noninterest income declined $173 million from the year-ago quarter and $128 million from the prior quarter, reflecting valuation declines in venture capital and private equity compared to gains in both the year-ago and prior quarters. Also contributing to the decline were lower hedge fund gains and an impairment recognition in the current quarter on the collateralized debt portfolio due to high yield bond market conditions.

Noninterest expense declined $26 million from the year-ago quarter and $18 million from the prior quarter, reflecting the sale of Banc One Capital Funding and a $9 million reduction in incentive compensation commensurate with the lower revenue.

Corporate / Unallocated

				% change vs.
	Fourth Quarter 1999	Third Quarter 2000	Fourth Quarter 2000	Fourth Quarter 1999		Third Quarter 2000
Income Statement ($ millions)
Balance Sheet ($ billions)
Net interest income (1)	$8	$(140)	$(127)	NM	%	9%
Provision for credit losses	(44)	—	—	NM		NM
Noninterest income	111	36	28	(75)		(22)
Noninterest expense	47	157	401	NM		NM
Net income (loss)	89	(157)	(311)	NM		(98)

Assets—average	$36.3	$40.6	$38.1	5		(6)
Deposits—average	20.8	22.9	28.4	37		24
Common equity—average	1.7	(1.9)	(1.8)	NM		5

NM = not meaningful

(1)	Fully taxable equivalent basis

Corporate / Unallocated reported a net loss of $311 million, compared with net income of $89 million in the year-ago quarter.

Net interest income in the current quarter represented a net expense of $127 million. Net interest income for this line of business represents the earnings on the corporate investment securities portfolio, the impact of interest rate risk held at the corporate level and the cost to carry unallocated net assets and capital. This net amount will vary from period to period as the unallocated net asset and capital position change.

The appropriate lines of business recorded all provision expense for the current quarter. The negative $44 million provision expense for the year-ago quarter represented a decrease to the reserves not specifically allocated to the lines of business.

Noninterest expense in the quarter included $316 million of significant items, of which $174 million was for occupancy-related decisions and $133 million for miscellaneous balance sheet and operational adjustments. Excluding these items, remaining noninterest expense represents unallocated support costs that vary from quarter to quarter.

Credit Quality

Nonperforming assets, which include nonperforming commercial loans, other real estate owned and consumer loans 90 days past due, were $2.573 billion at the end of the fourth quarter, up $437 million from September 30, 2000. Commercial nonperforming assets increased $285 million with consumer up $152 million. The ratio of nonperforming assets to related assets was 1.48% at December 31, 2000, up from 1.21% at September 30, 2000.

Total managed net charge-offs in the fourth quarter were $1.309 billion, or 2.22% of total average managed loans, up from $1.091 billion, or 1.86%, in the third quarter. Total managed net charge-offs in the year-ago quarter were $1.446 billion, or 2.57% of total average managed loans, and reflected the early adoption of the FFIEC new consumer credit guidelines. Excluding the FFIEC impact, total managed net charge-offs in the year-ago quarter were $1.120 billion, or 1.99%.

The credit card managed net charge-off ratio was 5.41% in the fourth quarter, up from 5.03% in the third quarter, but comparable to 5.45% in the year-ago quarter adjusted to exclude the FFIEC implementation impact.

Commercial net charge-offs across all lines of business in the 2000 fourth quarter were 1.10%, up from 0.46% in the third quarter and 0.30% in the year-ago quarter.

The managed provision for credit losses in the fourth quarter was $2.329 billion, compared to $1.288 billion in the third quarter. The reported provision for credit losses in the fourth quarter was $1.507 billion, compared to $516 million in the third quarter, and exceeded net charge-offs by $1.020 billion.

At December 31, 2000, the allowance for credit losses was $4.110 billion, up $1.020 billion from the end of the prior quarter. This represented 2.36% of period-end loans and 166% of nonperforming loans, up from 1.75% and 153%, respectively, at September 30, 2000.

Credit Management

BANK ONE continues to analyze all of its credit exposure at an increasingly granular level. Due to this review, BANK ONE has:

•	Given more weight to recent history when estimating expected default rates.

•	Increased the loss assumptions from default across most risk categories.

•	Increased the likelihood of draw downs against unfunded commitments upon default.

•	Stress-tested the portfolio based upon long-term, as well as more recent, trends.

These reviews have led to substantial strengthening of loan loss reserves and some earlier recognition of nonperforming assets and charge-offs. BANK ONE will continue its focus on reviewing and analyzing credit.

Capital Management

The tangible common equity to tangible managed assets ratio was 5.5% at December 31, 2000, up from 5.4% at September 30, 2000. Tier 1 and Total capital ratios were 7.3% and 10.8% at quarter end, respectively, compared with 7.5% and 10.9%, at September 30, 2000. Capital ratios exceed the well-capitalized regulatory guidelines.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by BANK ONE, in press releases and in oral and written statements made by BANK ONE which are not statements of historical fact may constitute forward-looking statements. Examples of forward-looking statements include, without limitation:

•	projection of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items;

•	statements of plans and objectives of BANK ONE or its management or its Board of Directors, including those relating to products or services;

•	statements of future economic performance; and

•	statements of assumptions underlying the above statements.

Words such as “believes”, “anticipates”, “expects”, “intends”, “estimates”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. Factors which could cause this difference include, without limitation:

•	local, regional and international conditions may differ from those assumed in the statements;

•	the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board may have an adverse effect on BANK ONE’s business;

•	inflation and interest rate, market and monetary fluctuations may have a negative impact on BANK ONE’s position;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users may be different than anticipated;

•	changes in consumer spending, borrowing and saving habits may make BANK ONE’s products or services less desirable;

•	technological changes, instituted by BANK ONE and by persons by whom BANK ONE’s business may be affected, may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	acquisitions and integration of acquired businesses may be more difficult or expensive than expected;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) may have an adverse effect on BANK ONE;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

•	changes in BANK ONE’s organization, compensation and benefit plans may have an effect on its expected results;

•	the costs and effects of litigation and of unexpected or adverse outcomes in some litigation may adversely affect BANK ONE’s performance; and

•	BANK ONE’s success at managing the above risks may not be as great as anticipated.

Forward-looking statements speak only as of the date the statements are made. BANK ONE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, or to reflect the occurrence of unanticipated events.

BANK ONE CAPITAL V

BANK ONE Capital V is a statutory business trust formed under Delaware law pursuant to

•	a declaration of trust, originally dated as of June 17, 1999, executed by BANK ONE, as sponsor (the “Sponsor”), and the trustees of BANK ONE Capital V (the “BANK ONE Capital Trustees”); and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 17, 1999.

The declaration of trust will be amended and restated in its entirety (as so amended and restated, the “Declaration”) substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The Declaration has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Upon issuance of the Preferred Securities, the purchasers will own all of the Preferred Securities. See “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company”. BANK ONE will directly or indirectly acquire the Common Securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of the Trust. The Preferred Securities and the Common Securities of the Trust together are referred to in this prospectus supplement as the “Trust Securities”.

The Trust exists for the exclusive purposes of:

•	issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust,

•	using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities, and

•	engaging in only those other activities necessary or incidental to the above activities, such as registering the transfer of the Trust Securities.

Under the Declaration, the number of BANK ONE Capital Trustees will initially be five. Three of the BANK ONE Capital Trustees (the “Regular Trustees”) will be persons who are employees or officers of, or who are affiliated with, BANK ONE. The fourth trustee will be a financial institution that is unaffiliated with BANK ONE, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the “Institutional Trustee”).

Initially, The Chase Manhattan Bank (“Chase”) will be the Institutional Trustee until removed or replaced by the holder of the Common Securities as permitted in the Declaration. For the purpose of compliance with the Trust Indenture Act, The Chase Manhattan Bank will act as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee and as Debt Trustee, as defined below, under the Junior Subordinated Indenture. The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (the “Delaware Trustee”). Chase Manhattan Bank USA, National Association (“Chase Delaware”) will initially act as Delaware Trustee.

The Institutional Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Junior Subordinated Indenture as the holder of the Junior Subordinated Debt Securities. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the “Property Account”) to hold all payments made on the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee, including Bank One Trust Company, N.A. (“BOTC”), a subsidiary of BANK ONE.

The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. BANK ONE, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any BANK ONE Capital Trustee and to increase or decrease the number of BANK ONE Capital Trustees. BANK ONE will pay all fees and expenses related to BANK ONE Capital V and the offering of the Trust Securities. See “Description of the Junior Subordinated Debt Securities—Miscellaneous”.

The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are described in the Declaration, the Delaware Business Trust Act (the “Trust Act”) and the Trust Indenture Act. See “Description of the Preferred Securities”.

The principal executive offices of the Trust are located at 1 Bank One Plaza, Chicago, Illinois 60670 and its telephone number is (312) 732-4000.

Chase, which serves as the Institutional Trustee, the Debt Trustee and the Preferred Securities Guarantee Trustee, has a principal corporate trust office at 450 West 33rd Street, New York, New York 10001. Chase serves as trustee for certain subordinated debt securities issued by BANK ONE under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995. Chase also serves as trustee under both the Senior Indenture and the Senior Subordinated Indenture, each as defined in the accompanying prospectus.

Chase also serves as the institutional or property trustee under declarations of trust for seven statutory business trusts formed under the laws of the State of Delaware and sponsored by BANK ONE. In connection with those transactions, Chase also serves as the debt trustee under an indenture originally dated as of November 15, 1996 and the Junior Subordinated Indenture with respect to junior subordinated debentures of BANK ONE purchased by such trusts. Chase is also the guarantee trustee under each of seven guarantee agreements dated as of December 3, 1996, December 5, 1996, January 31, 1997, September 20, 1999, August 8, 2000 and August 30, 2000 (two guarantee agreements) from BANK ONE to the applicable trust guaranteeing certain payments to such trust.

Chase Delaware, which is an affiliate of Chase, serves as the Delaware Trustee for BANK ONE Capital V and has a principal office at 1201 Market Street, Wilmington, Delaware 19801. Chase Delaware also serves as trustee for subordinated debt securities issued by BANK ONE under an indenture originally dated March 1, 1989. Chase Delaware is also the Delaware trustee for the seven Delaware business trusts described in the preceding paragraph of this section.

BANK ONE and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

CAPITALIZATION

The following table sets forth the actual capitalization of BANK ONE at September 30, 2000, and the “As Adjusted” column reflects the application of the estimated proceeds from the sale of the Preferred Securities. See “Use of Proceeds”. The table should be read along with BANK ONE’s consolidated financial statements and notes to the financial statements included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information About the Company and the BANK ONE Capital Trusts” on page S-2 of this prospectus supplement and in the accompanying prospectus. The information in the following table assumes the underwriters do not exercise their option to purchase additional Preferred Securities.

	September 30, 2000
	Actual	As Adjusted
	(in millions)
Long-term debt
Long-term debt	$40,152	$40,152
Guaranteed preferred beneficial interest in BANK ONE’s junior subordinated debt	2,489	2,764

Total long-term debt	42,641	42,916

Stockholders’ equity
Preferred stock	190	190
Common stock—$0.01 par value, 2,500,000,000 shares authorized, and 1,181,386,000 shares issued	12	12
Surplus	10,584	10,584
Retained earnings	9,819	9,819
Accumulated other adjustments to stockholders’ equity	(71)	(71)
Deferred compensation	(157)	(157)
Treasury stock at cost, 25,096,000 shares	(1,145)	(1,145)

Total stockholders’ equity	19,232	19,232

Total long-term debt and stockholders’ equity	$61,873	$62,148

ACCOUNTING TREATMENT

For financial reporting purposes, the Trust will be treated as a subsidiary of BANK ONE. Accordingly, the accounts of the Trust will be included in the consolidated financial statements of BANK ONE. The Preferred Securities will be reported as “Guaranteed preferred beneficial interests in BANK ONE’s junior subordinated debt” as a separate line item in the consolidated balance sheet of BANK ONE. Appropriate disclosures about the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, BANK ONE will classify distributions payable on the Preferred Securities as an expense in the consolidated statements of income.

USE OF PROCEEDS

The Trust will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from BANK ONE. BANK ONE intends to use the net proceeds from the sale of the Junior Subordinated Debt Securities for general corporate purposes, including the funding of investments in, or extensions of credit to, BANK ONE’s subsidiaries. Pending such use, BANK ONE may temporarily invest the net proceeds in various short- term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of BANK ONE and the financial needs of its subsidiaries, BANK ONE anticipates that it will, on a recurrent basis, engage in additional financings in character and amount to be determined.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial data for BANK ONE for each of the years in the three-year period ended December 31, 1999 and for the nine-month periods ended September 30, 2000 and September 30, 1999. This financial data is based on and derived from, and should be read in conjunction with, BANK ONE’s consolidated financial statements and the related notes for the respective periods, which are incorporated in this prospectus supplement and the accompanying prospectus by reference. See “Where You Can Find More Information About the Company and the Bank One Capital Trusts” on page S-2 of this prospectus supplement and in the accompanying prospectus.

The consolidated balance sheets of BANK ONE as of December 31, 1999, 1998 and 1997, and the related consolidated statements of income, stockholders’ equity and cash flows for each year in the three-year period ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants.

	Year Ended December 31,			Nine Months Ended September 30,
	1999	1998	1997	2000		1999
	($ in millions)
Income Summary
Interest income	$17,294	$17,524	$17,545	$14,904		$12,746
Interest expense	8,273	8,177	8,084	8,282		5,913

Net interest income	9,021	9,347	9,461	6,622		6,833
Provision for credit losses	1,249	1,408	1,988	1,891		833
Net interest income after provision for credit losses	7,772	7,939	7,473	4,731		6,000
Non-interest income	8,692	8,071	6,694	3,843		6,910
Non-interest expense	11,490	11,545	9,740	8,761		8,460

Income before taxes	4,974	4,465	4,427	(187)		4,450
Income taxes	1,495	1,357	1,467	(188)		1,382

Net income	$3,479	$3,108	$2,960	$1		$3,068
Period Ending Balances
Loans outstanding	$163,877	$155,398	$159,579	$176,419		$158,143
Total assets	269,425	261,496	239,372	283,373		264,135
Total deposits	162,278	161,542	153,726	164,130		156,900
Long term debt(1)	35,435	22,298	21,546	42,641		34,735
Common stockholders’ equity	19,900	20,370	18,724	19,042		19,860
Total equity	20,090	20,560	19,050	19,232		20,050
Selected Financial Ratios
Return on average assets	1.36%	1.30%	1.29%	—		1.62	%(3)
Return on average common equity	17.1	15.9	15.8	(0.1	)(3)	20.0	(3)
Net interest margin(2)	4.09	4.52	4.75	3.74	(3)	4.20	(3)
Efficiency ratio	64.4	65.8	59.7	82.9		61.2
Loans to deposits at period end	101	96	104	107		101
Selected Credit Data
Net charge-offs to average loans	0.77%	0.97%	1.21%	0.71	%(3)	0.71	%(3)
Allowance for credit losses to loans at period end	1.39	1.46	1.77	1.75		1.42
Non-performing assets at period end	$1,159	$819	$670	$2,136		$1,682
Non-performing assets to related assets	0.71%	0.53%	0.42%	1.21%		1.06%
Capital Ratios (at period end)
Common equity to assets	7.4%	7.8%	7.8%	6.7%		7.5%
Regulatory risk-based capital ratios
Tier 1	7.7	7.9	8.2	7.5		7.7
Total	10.7	11.3	12.3	10.9		10.8
Leverage ratio	7.7	8.0	7.8	7.5		7.9

(1)	Includes Trust Preferred Capital Securities.
(2)	On a fully taxable equivalent basis.
(3)	Ratios for interim periods have been annualized.

DESCRIPTION OF THE PREFERRED SECURITIES

The Preferred Securities will be issued under the Declaration. The Declaration has been qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Chase, will act as indenture trustee for the Preferred Securities under the Declaration for the purpose of compliance with the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act.

The following summary of the material terms and provisions of the Preferred Securities, which supplements, and to the extent inconsistent, replaces, the description under the caption “Description of the Preferred Securities” in the accompanying prospectus, does not claim to be complete and is subject to, and qualified in its entirety by reference to, Delaware law, the Trust Indenture Act and the Declaration. A copy of the form of the Declaration is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

The Declaration authorizes the Regular Trustees to issue the Trust Securities on behalf of the Trust. All of the Common Securities will be owned, directly or indirectly, by BANK ONE. The Common Securities rank equally, and payments will be made on the Common Securities on a ratable basis, with the Preferred Securities. Upon the occurrence and during the continuance of a Declaration Event of Default, however, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust.

Under the Declaration, the Institutional Trustee will own the Junior Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by BANK ONE to the extent described under “Description of the Preferred Securities Guarantees” in the accompanying prospectus. The Preferred Securities Guarantee will be held by The Chase Manhattan Bank, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In that event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities except in the limited circumstances in which the holder may take Direct Action, as defined below. See “—Voting Rights” and “—Declaration Events of Default”.

Distributions

Each Preferred Security will be entitled to distributions at an annual rate equal to 8% (the “Distribution Rate,”) applied to the stated liquidation amount of $25. Distributions in arrears for more than one quarter will bear interest at the Distribution Rate compounded quarterly. The term “distribution” as used in this prospectus supplement includes any interest payable unless otherwise stated. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months, and for any shorter period on the basis of the actual number of days elapsed per 90-day quarter.

Distributions on the Preferred Securities will be cumulative, will accrue from January 30, 2001 and, except as otherwise described below, will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year (each, a “Distribution Date”), commencing April 30, 2001, when, as and if available for payment.

Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust’s funds available for distribution to the holders of the Preferred Securities will be limited to payments received from BANK ONE on the Junior Subordinated Debt Securities. See “Description of the Junior Subordinated Debt Securities” in this prospectus supplement.

Distributions on the Preferred Securities will be payable to holders as they appear on the books and records of the Trust on the relevant record dates. As long as the Preferred Securities remain in book-entry only form, the record date will be one Business Day prior to the relevant payment dates. Distributions will be paid through the Institutional Trustee. The Institutional Trustee will hold amounts received on the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee, including BOTC. Subject to any applicable laws and regulations and the provisions of the Declaration, each payment will be made as described under “—Book-Entry Only Issuance—The Depository Trust Company” below.

In the event that the Preferred Securities do not continue to remain in book-entry only form, the record dates for payment of distributions will be January 15, April 15, July 15 and October 15 of each year, as applicable. In the event that any Distribution Date is not a Business Day, then payment of the distributions payable on that date will be made on the next succeeding day which is a Business Day, in each case with the same force and effect as if made on the payment date.

A “Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by any applicable law or executive order to close.

Deferral of Distributions

As long as no Indenture Event of Default has occurred and is continuing, BANK ONE has the right under the Junior Subordinated Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities. This right, if exercised, would defer quarterly distributions on the Preferred Securities, though these distributions would continue to accrue with interest because interest would continue to accrue on the Junior Subordinated Debt Securities at the Distribution Rate, during any such extension period. This right to extend the interest payment period for the Junior Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters and the period may not extend beyond the stated maturity of the Junior Subordinated Debt Securities.

In the event that BANK ONE exercises this right, then BANK ONE will not

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE’s capital stock or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BANK ONE that rank equally in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the debt securities of any subsidiary of BANK ONE if such guarantee ranks equally with or junior in interest to the Junior Subordinated Debt Securities, other than

(a)	dividends or distributions in common stock of BANK ONE,

(b)	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

(c)	payments under the Preferred Securities Guarantee or Common Securities Guarantee,

(d)	purchases of common stock related to the issuance of common stock or rights under any of BANK ONE’s benefit plans for its directors, officers, or employees and

(e)	obligations under any dividend reinvestment and stock purchase plan.

Prior to the termination of any extension period, BANK ONE may further extend the interest payment period. However, any extension period, together with all previous and further extensions of the period, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Junior Subordinated Debt Securities. Upon the termination of any extension period and the payment of all amounts then due, BANK ONE may elect to begin a new extension period, subject to the foregoing requirements. See “Description of the Junior Subordinated Debt Securities—Interest” and “—Option to Extend Interest Payment Period” in this prospectus supplement.

BANK ONE has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debt Securities.

Mandatory Redemption

The Junior Subordinated Debt Securities will mature on January 30, 2031. The Junior Subordinated Debt Securities are redeemable

•	in whole or in part, at any time on or after January 30, 2006, or

•	in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event or, if the approval of the Federal Reserve Board is then required for redemption, on a later date as promptly as practicable after such approval is obtained.

In either case the redemption price will be equal to the accrued and unpaid interest on the Junior Subordinated Debt Securities so redeemed to, but excluding, the date fixed for redemption, plus 100% of the principal amount of the Junior Subordinated Debt Securities so redeemed. See “Description of the Junior Subordinated Debt Securities”.

Upon the repayment of the Junior Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from the repayment or payment will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities repaid or redeemed. The redemption price for the Preferred Securities will be equal to the liquidation amount, $25 per Preferred Security, plus accrued and unpaid distributions on the Preferred Security to the redemption date. Holders of Trust Securities will be given not less than 30 nor more than 60 days’ notice of any redemption. See “Description of the Junior Subordinated Debt Securities—Optional Redemption”.

In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed ratably as described under “—Book-Entry Only Issuance—The Depository Trust Company” below. Any redemption or distribution of the Junior Subordinated Debt Securities may require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

Special Event Redemption

Subject to the prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies, if, at any time, a Tax Event, Investment Company Event or Capital Treatment Event, each a “Special Event”, occurs and is continuing, BANK ONE has the right to redeem the Junior Subordinated Debt Securities. BANK ONE may exercise this right upon not less than 30 nor more than 60 days’ notice. This redemption must be for all the Junior Subordinated Debt Securities, not just part, and must be for cash within 90 days following the occurrence of the Special Event. If the approval of the Federal Reserve Board is required for the redemption, the redemption may occur on a later date as promptly as practicable after such approval is obtained. Following the redemption, all Trust Securities will be redeemed by the Trust at the redemption price described above.

“Tax Event” means the receipt by the Trust of an opinion of counsel to BANK ONE experienced in such matters to the effect that, as a result of any:

•	amendment to, or change, including any announced prospective change, in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States, or

•	official administrative pronouncement or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Declaration, there is more than an insubstantial risk that

•	the Trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities,

•	interest payable by BANK ONE on the Junior Subordinated Debt Securities is not, or within 90 days of the date of the opinion, will not be, deductible by BANK ONE, in whole or in part, for United States federal income tax purposes, or

•	the Trust is, or will be within 90 days of the date of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the Regular Trustees will have received an opinion of a nationally recognized independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

“Capital Treatment Event” means the reasonable determination by BANK ONE that, as a result of:

•	the occurrence of any amendment to, or change, including any announced prospective change, in, the laws or any associated regulations of the United States or any political subdivision of the United States, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that BANK ONE will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as “Tier 1 Capital”, or the then equivalent, for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to BANK ONE.

Distribution of the Junior Subordinated Debt Securities

BANK ONE has the right at any time to dissolve the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies.

After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of the Trust:

•	the Preferred Securities will no longer be deemed to be outstanding,

•	the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon the distribution, and

•	any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until the certificates are presented to BANK ONE or its agent for transfer or reissuance.

There can be no assurance as to the market prices for the Junior Subordinated Debt Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Preferred Securities.

Redemption Procedures

The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

If (1) the Trust gives an irrevocable notice of redemption in respect of Preferred Securities and (2) BANK ONE has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, then, by 12:00 noon, New York City time, on the redemption date the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable redemption price. The Trust will also give the Depositary irrevocable instructions and authority to pay the redemption price to the holders of the Preferred Securities. See “—Book-Entry Only Issuance—The Depository Trust Company”.

Once notice of redemption has been given and funds have been deposited as required, then, from and after the announced redemption date, distributions will cease to accrue. In addition, all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of the Preferred Securities to receive the redemption price but without interest on the redemption price.

In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any such delay, except that, if such Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day.

In the event that payment of the redemption price on the Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by BANK ONE under the Preferred Securities Guarantee, distributions on the Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with procedures of the Depository as described below under “—Book-Entry Only Issuance—The Depository Trust Company”.

Subject to the above and applicable law including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board, BANK ONE or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, BANK ONE may only redeem the Junior Subordinated Debt Securities in whole. Such a redemption would cause the redemption of all Preferred Securities.

Liquidation Distribution Upon Dissolution

This prospectus supplement refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust as a “Liquidation”.

If a Liquidation occurs, the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions to the date of payment (the “Liquidation Distribution”). However, holders will not receive the Liquidation Distribution in connection with a Liquidation if BANK ONE instead distributes Junior Subordinated Debt Securities on a ratable basis to the holders of the Preferred Securities. The Junior Subordinated Debt Securities to be distributed in this case must be in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities.

If, upon any Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities will be paid on a ratable basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution ratably with the holders of the Preferred Securities. However, if a Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities with regard to the distributions.

Under the Declaration, the Trust will dissolve:

•	on January 30, 2056, the expiration of the term of the Trust,

•	upon the bankruptcy of BANK ONE,

•	upon (a) the filing of a certificate of dissolution or its equivalent with respect to BANK ONE, (b) obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities by voting together as a single class to dissolve the Trust, or (c) the revocation of the charter of BANK ONE and the expiration of 90 days after the date of revocation without a reinstatement thereof,

•	upon the distribution of Junior Subordinated Debt Securities to holders of the Preferred Securities,

•	upon the entry of a decree of a judicial dissolution of BANK ONE or the Trust, or

•	upon the redemption of all the Trust Securities.

Declaration Events of Default

An event of default under the Junior Subordinated Indenture relating to the Junior Subordinated Debt Securities (an “Indenture Event of Default”) constitutes an event of default under the Declaration with respect to the Trust Securities (a “Declaration Event of Default”). Under the Declaration, however, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until the Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities. Only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Junior Subordinated Indenture.

If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities after a holder of Preferred Securities has made a written request, the holder of record of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against BANK ONE to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a “Direct Action”. This means that a holder may sue directly for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of the holder on or after the respective due date specified in the Junior Subordinated Debt Securities. The holder need not (1) direct the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (2) sue BANK ONE to enforce the Institutional Trustees’ rights under the Junior Subordinated Debt Securities.

In connection with a Direct Action, BANK ONE will be subrogated to the rights of the holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to the holder of Preferred Securities in the Direct Action. This means that BANK ONE will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that results in the bringing of the Direct Action to the extent that the holder receives or has already received full payment relating to any unpaid distributions from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, as the sole holder of the Junior Subordinated Debt Securities, will have the right under the Junior Subordinated Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable.

BANK ONE and the Trust are each required to file annually with the Institutional Trustee an officer’s certificate as to compliance with all conditions and covenants under the Declaration.

Voting Rights

Except as described in this section and under “Description of the Preferred Securities Guarantees—Modification of the Preferred Securities Guarantees; Assignment” in the accompanying prospectus, as provided under Delaware law and the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances described below in the following paragraphs, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct any proceeding for any remedy available to the Institutional Trustee so long as the Institutional Trustee receives the tax opinion. Under the Declaration, the holders of Preferred Securities have the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to:

(1) exercise the remedies available to it under the Junior Subordinated Indenture as a holder of the Junior Subordinated Debt Securities;

(2) waive any past Indenture Event of Default that is waivable under the Junior Subordinated Indenture;

(3) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities will be due and payable; or

(4) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debt Securities where such consent of the holders of the Junior Subordinated Debt Securities is required.

Where a consent or action under the Junior Subordinated Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a “Super-Majority”), only the holders of at least a Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action.

If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities after a holder of record of Preferred Securities has made a written request, the holder of record of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against BANK ONE to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to the holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of the holder on or after the respective due date specified in the Junior Subordinated Debt Securities. The Institutional Trustee will within 90 days notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debt Securities. This notice will state that the Indenture Event of Default also constitutes a Declaration Event of Default.

Except for directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee will not take any of the actions described in clauses (1), (2) or (3) of the third preceding paragraph above unless it receives an opinion of a nationally recognized tax counsel. The opinion must be to the effect that, as a result of such action, for the purposes of United States federal income tax, the Trust will not be classified as other than a grantor trust.

The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities may annul any declaration of acceleration under the Junior Subordinated Indenture. They may also waive any default if the default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee. In the case of the Junior Subordinated Debt Securities held by the Institutional Trustee on behalf of the Trust, a waiver of any default will not be effective until a majority in liquidation amount of the Trust Securities consent to the waiver. However, if the Junior Subordinated Indenture requires the consent of a Super-Majority, the waiver will only be effective if the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding so consent.

In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Junior Subordinated Indenture for any amendment, modification or termination of the Junior Subordinated Indenture, the Institutional Trustee will request the direction of the holders of the Trust Securities for the amendment, modification or termination. The Institutional Trustee will vote on the amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class. Where a consent under the Junior Subordinated Indenture, however, would require the consent of a Super-Majority, the Institutional Trustee may only give the consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee will not take any action in accordance with the directions of the holders of the Trust Securities unless it has obtained a tax opinion to the effect described above.

A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for that purpose, at a meeting of all of the holders of Trust Securities or by written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each notice will include a statement describing the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

Despite the fact that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at that time by BANK ONE or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, BANK ONE, will not be entitled to vote or consent. Instead, these Preferred Securities will be treated as if they were not outstanding.

The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See “—Book-Entry Only Issuance—The Depository Trust Company” below.

Holders of the Preferred Securities will have no rights to appoint or remove the BANK ONE Capital Trustees, who may be appointed, removed or replaced solely by BANK ONE as the indirect or direct holder of all of the Common Securities.

Modification of the Declaration

The Declaration may be modified and amended if approved by the Regular Trustees and, in certain circumstances, the Institutional Trustee and Delaware Trustee. If, however, any proposed amendment provides for, or the Regular Trustees otherwise propose to effect,

•	any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or

•	the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration,

then the holders of the Trust Securities voting together as a single class will be entitled to vote on the amendment or proposal. In this instance, the amendment or proposal will not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected by it. If, however, any amendment or proposal referred to in the first bullet point above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on the amendment or proposal. In this case, the amendment or proposal will not be effective except with the approval of a majority in liquidation amount of that class of Trust Securities.

Despite the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would

•	cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or

•	cause the Trust to be deemed an “investment company” which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described above in “—Liquidation Distribution Upon Dissolution”. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its property to, a trust organized as such under the laws of any State of the United States, provided, that:

•	if the Trust is not the survivor, such successor entity either

(1)	expressly assumes all of the obligations of the Trust under the Trust Securities or

(2)	substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the “Successor Securities”), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

•	BANK ONE expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debt Securities;

•	the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or another organization on which the Preferred Securities are then listed or quoted;

•	the merger, consolidation, amalgamation or replacement does not cause the Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose substantially identical to that of the Trust;

•	prior to the merger, consolidation, amalgamation replacement, conveyance, lease or transfer, BANK ONE has received an opinion of a nationally recognized independent counsel to the Trust experienced in these matters to the effect that

(A)	the transaction does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect, other than with respect to any dilution of the holders’ interest in the new entity, and

(B)	following the transaction, neither the Trust nor the successor entity will be required to register as an investment company under the 1940 Act, and

•	BANK ONE guarantees the obligations of the successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee, as described in the accompanying prospectus under the caption “Description of the Preferred Securities Guarantee”.

Despite the foregoing, the Trust will not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, lease or transfer its property to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company (“DTC”) will act as securities depositary (the “Depositary”) for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee, or such other nominee as selected by DTC. One or more fully-registered global Preferred Securities certificates (each, a “Global Certificate”) representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

Beneficial interests in the Preferred Securities will be shown on, and transfers will be effected only through records maintained by DTC and its participants, including depositaries for Euroclear Bank, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg S.A. (“Clearstream”). Investors may elect to hold beneficial interest in the Preferred Securities through either DTC (in the United States), Clearstream or Euroclear (outside the United States) if they are participants of such systems or directly through organizations which are participants in such systems.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form (“Certificated Securities”). These laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”) . DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC’s records. The ownership interest of each actual purchaser of each Preferred Security (“Beneficial Owner”) is in turn to be recorded on the Participants’ and Indirect Participants’ records, including Euroclear and Clearstream. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

Transfers between Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected in DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Preferred Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Preferred Security by or through a Euroclear participant or Clearstream participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Declaration.

DTC has advised BANK ONE that it will take any action permitted to be taken by a holder of Preferred Securities, including the presentation of Preferred Securities for exchange as described below, only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date.

Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC’s practice is to credit Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of these payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

Except as provided in this prospectus supplement, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among DTC’s Participants, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither BANK ONE, the Trust nor the Institutional Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under those circumstances, in the event that a successor securities depositary is not appointed, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust, with the consent of BANK ONE, may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depositary. In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, BANK ONE will appoint a paying agent for the Preferred Securities.

The information in this section concerning DTC and DTC’s book entry system has been obtained from sources that BANK ONE and the Trust believe to be reliable, but neither BANK ONE nor the Trust takes responsibility for the accuracy of this information.

Payment

Payments on the Preferred Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates. In the case of Preferred Securities represented by Certificated Securities, payments will be made by check mailed to the address of the holder entitled to the payment as the holder’s address appears on the securities register.

Registrar, Transfer Agent and Paying Agent

BOTC will act as registrar, transfer agent and paying agent for the Preferred Securities (the “Paying Agent”). A corporate trust office of BOTC is located at 1 Bank One Plaza, Chicago, Illinois 60670. If the Preferred Securities do not remain in book-entry only form, one or more additional paying agents may be appointed if so required by any rule or regulation of any securities exchange upon which the Preferred Securities may be listed at such time. The Paying Agent will be permitted to resign as Paying Agent upon 30 days’ written notice to the Regular Trustees and the Institutional Trustee. In the event that BOTC will no longer be the Paying Agent, the Institutional Trustee will appoint a successor to act as Paying Agent. A successor Paying Agent will be a bank or trust company acceptable to BANK ONE.

Registration of transfers of Preferred Securities will be made without charge by or on behalf of the Trust, but upon payment of any tax or other government charges which may be imposed in relation to the transfer. The Trust or BANK ONE may also require a transferee to provide certain indemnity in connection with a transfer.

The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Institutional Trustee

The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only the duties as are specifically described in the Declaration. After a default, the Institutional Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by it. However, the Institutional Trustee will not be relieved of its obligation to exercise the rights and powers vested in it by the Declaration following the occurrence of a Declaration Event of Default. The Institutional Trustee also will serve as trustee under the Preferred Securities Guarantee and the Junior Subordinated Indenture. For information concerning the relationship between the Institutional Trustee and BANK ONE, see “BANK ONE Capital V” in this prospectus supplement.

Governing Law

The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an “investment company” under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. BANK ONE is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of BANK ONE for United States federal income tax purposes. In this connection, BANK ONE and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration or the certificate of incorporation of BANK ONE, that each of BANK ONE and the Regular Trustees determine in their discretion to be necessary or desirable to achieve that end, so long as the action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms of the Preferred Securities.

Holders of the Preferred Securities have no preemptive rights.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

Under the Preferred Securities Guarantee, BANK ONE will irrevocably and unconditionally agree, to the extent described in the Preferred Securities Guarantee, to pay in full as and when due to the holders of the Preferred Securities the Guarantee Payments as defined in the accompanying prospectus except to the extent paid by the Trust. BANK ONE will make these Guarantee Payments regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. BANK ONE’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by BANK ONE to the holders of Preferred Securities or by causing the Trust to pay the amounts to these holders.

The Preferred Securities Guarantee has been qualified as an indenture under the Trust Indenture Act. Chase will act as the Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee. The terms of the Preferred Securities Guarantee will be those described in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Preferred Securities Guarantee appears in the accompanying prospectus under the caption “Description of the Preferred Securities Guarantees”.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following is a description of the material terms and provisions of the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the general terms and provisions of the Junior Subordinated Debt Securities described in the accompanying prospectus under the caption “Description of the Junior Subordinated Debt Securities”. The following description is not complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Junior Subordinated Indenture, originally dated as of January 1, 1997 (the “Base Indenture”), between BANK ONE and Chase, as Trustee (the “Debt Trustee”), as supplemented by a First Supplemental Indenture, dated as of January 31, 1997, a Second Supplemental Indenture dated as of October 2, 1998, a Third Supplemental Indenture dated as of September 20, 1999, a Fourth Supplemental Indenture dated as of August 8, 2000, a Fifth Supplemental Indenture dated as of August 30, 2000, a Sixth Supplemental Indenture dated as of August 30, 2000 and a Seventh Supplemental Indenture dated as of January 30, 2001, (the Base Indenture, as so supplemented, is referred to in this prospectus supplement as the “Junior Subordinated Indenture”), the forms of which are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Certain capitalized terms used in this section of the prospectus supplement are defined in the Junior Subordinated Indenture.

BANK ONE will have the right to dissolve the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities.

General

The Junior Subordinated Debt Securities will be issued as unsecured indebtedness under the Junior Subordinated Indenture. The Junior Subordinated Debt Securities will be limited in aggregate principal amount to the amount which is the sum of the aggregate stated liquidation amounts of the Preferred Securities and the Common Securities.

The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest including Compound Interest and Additional Sums, if any, on January 30, 2031.

If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders’ interests in the Trust, the Junior Subordinated Debt Securities will initially be issued as a Global Security (as defined below under “—Book-Entry and Settlement”). As described in this prospectus supplement, Junior Subordinated Debt Securities may be issued under certain limited circumstances in certificated form in exchange for a Global Security. See “—Book-Entry and Settlement” below.

In the event that Junior Subordinated Debt Securities are issued in certificated form, the Junior Subordinated Debt Securities will be in denominations of $25 and multiples of $25 and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of

•	the Institutional Trustee in New York, New York,

•	BOTC in Chicago, Illinois, or

•	any other Paying Agent or transfer agent appointed in addition to or instead of the foregoing.

However, payment of interest may be made at the option of BANK ONE by check mailed to the address of the holder entitled to such payment or by wire transfer to an account appropriately designated by the holder entitled to the payment. So long as the holder of any Junior Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debt Securities held by the Institutional Trustee will be made at the place and to the account designated by the Institutional Trustee.

Any moneys deposited with the Debt Trustee or any Paying Agent, or then held by BANK ONE in trust, for the payment of principal of and premium, if any or interest on any Junior Subordinated Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable will, at the request of BANK ONE, be repaid to BANK ONE. If this occurs, the holder of a Junior Subordinated Debt Security will look after that time, as a general unsecured creditor, only to BANK ONE for payment of the Junior Subordinated Debt Security.

The Junior Subordinated Indenture does not contain provisions that give holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving BANK ONE that may adversely affect those holders.

Subordination

The Junior Subordinated Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Existing Indebtedness, as defined in this prospectus supplement and which includes both senior and subordinated indebtedness for money borrowed, and General Obligations, as defined in this prospectus supplement. The Junior Subordinated Debt Securities rank equally and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code of 1978 or otherwise. In addition, no direct or indirect payment may be made of principal, premium, if any, or interest on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities, at any time when there is a default in the payment of the principal of, premium, if any, interest on or otherwise with respect to any Existing Indebtedness, whether at maturity or any date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived or has ceased to exist or all Existing Indebtedness has been paid.

Upon any distribution of assets of BANK ONE to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Junior Subordinated Debt Securities will, to the extent set forth in the Junior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Existing Indebtedness and General Obligations of BANK ONE. Upon any payment or distribution of assets to creditors upon dissolution, winding-up, liquidation, reorganization, assignment for benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of BANK ONE, the holders of all Existing Indebtedness and the creditors in respect of all General Obligations will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Junior Subordinated Debt Securities will be entitled to receive and retain any payments in respect of the principal of, or interest on, the Junior Subordinated Debt Securities. By reason of such subordination, in the event of the insolvency of BANK ONE, holders of Existing Indebtedness and creditors in respect of General Obligations may receive more, ratably, and holders of Junior Subordinated Debt Securities having a claim pursuant to such securities may receive less, ratably, than other creditors of BANK ONE.

The term “Existing Indebtedness” means, with respect to BANK ONE, the principal of, premium, if any, and interest on

•	all of BANK ONE’s indebtedness for money borrowed, but excluding trade accounts payable arising in the ordinary course of business, whether outstanding on the date of execution of the Junior Subordinated Indenture or thereafter created, assumed or incurred and

•	any deferrals, renewals or extensions of any such Existing Indebtedness, except that Existing Indebtedness does not include

(1)	any indebtedness that is by its terms subordinated to or ranks on an equal basis with the Junior Subordinated Debt Securities,

(2)	any indebtedness between or among BANK ONE or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with BANK ONE that is a financing vehicle of BANK ONE (a “financing entity”) in connection with the issuance by that financing entity of securities that rank on an equal basis with, or junior to, the Trust Securities, and

(3)	indebtedness evidenced by securities issued under an indenture dated as of November 15, 1996, between BANK ONE and Chase, as trustee (unless such securities are by their terms senior in right of payment to the securities previously issued under this indenture).

The term “indebtedness for money borrowed” as used in this section includes, without limitation, any obligation of, or any obligation guaranteed by, BANK ONE for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

The term “General Obligations” means all the obligations of BANK ONE to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (1) obligations on account of Existing Indebtedness, (2) obligations on account of indebtedness for money borrowed ranking on an equal basis with or subordinate to the Junior Subordinated Debt Securities and (3) obligations which by their terms are expressly stated not to be superior in right of payment of the Junior Subordinated Debt Securities or to rank on a parity with the Junior Subordinated Debt Securities.

Notwithstanding the previous paragraph, in the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board, or other competent regulatory agency or authority, as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term “General Obligations” will include such additional obligations to creditors (excluding trade accounts payable arising in the ordinary course of business), as from time to time in effect pursuant to such rules, guidelines or interpretations. For purposes of this definition, “claim” will have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended to the date of the Junior Subordinated Indenture.

To the extent of any payments made on Existing Indebtedness and General Obligations, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of holders of Existing Indebtedness and General Obligations of BANK ONE until all amounts owing to the holders of the Junior Subordinated Debt Securities are paid in full. Such Existing Indebtedness and General Obligations will continue to be Existing Indebtedness and General Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Existing Indebtedness and General Obligations.

The Junior Subordinated Indenture does not limit the aggregate amount of Existing Indebtedness that may be issued by BANK ONE or the amount of General Obligations which BANK ONE may incur. As of September 30, 2000, Existing Indebtedness and General Obligations of BANK ONE aggregated approximately $22.6 billion. In addition, because BANK ONE is a holding company, the Junior Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of BANK ONE’s subsidiaries, including depositors of its banking subsidiaries.

Optional Redemption

Subject to BANK ONE having received prior approval of the Federal Reserve Board if then required under applicable law, rules guidelines or policies of the Federal Reserve Board, BANK ONE has the right to redeem the Junior Subordinated Debt Securities,

•	in whole or in part, at any time, on or after January 30, 2006, or

•	in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event, or if the approval of the Federal Reserve Board is then required for redemption, on a later date as promptly as practicable after such approval is obtained, in either case, upon not less than 30 nor more than 60 days’ notice. The redemption price for the Junior Subordinated Debt Securities will be equal to 100 percent of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Sums (as defined below), if any, to the redemption date.

In the event of any redemption, neither BANK ONE, the Debt Trustee nor any Paying Agent will be required to issue, register the transfer of or exchange

•	Junior Subordinated Debt Securities for the period beginning 15 days before the day of selection of Junior Subordinated Debt Securities to be redeemed and ending on the day of the mailing of the redemption notice, or

•	Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion of such security not to be redeemed.

If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, BANK ONE may only redeem the Junior Subordinated Debt Securities in whole.

Interest

The Junior Subordinated Debt Securities will bear interest at a rate equal to 8% per annum (the “Interest Rate”), from January 30, 2001, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year (each, an “Interest Payment Date”), commencing April 30, 2001. Such interest will be payable to the person in whose name the Junior Subordinated Debt Securities is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities are not in book-entry only form, except if the Junior Subordinated Debt Securities are held by the Institutional Trustee, the record dates will be the January 15, April 15, July 15 and October 15 prior to the applicable Interest Payment Date.

In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, in each case with the same force and effect as if made on such date. The amount of interest payable on the Junior Subordinated Debt Securities for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months and for any shorter period on the basis of the actual number of days elapsed per 90-day quarter.

Option to Extend Interest Payment Period

So long as no Indenture Event of Default has occurred and is continuing, BANK ONE has the right at any time, and from time to time, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the Junior Subordinated Debt Securities. At the end of the extension period, BANK ONE will pay all interest then accrued and unpaid including any Additional Sums, together with interest on such amount, compounded quarterly at the Interest Rate to the extent permitted by applicable law (“Compound Interest”). During any extension period, BANK ONE will not, and will not permit any subsidiary of BANK ONE to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE’s capital stock or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BANK ONE that rank on an equal basis in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the debt securities of any subsidiary of BANK ONE if that guarantee ranks on an equal basis with or junior in interest to the Junior Subordinated Debt Securities, other than

(a)	dividends or distributions in common stock of BANK ONE,

(b)	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

(c)	payments under the Preferred Securities Guarantee or Common Securities Guarantee,

(d)	purchases of common stock related to the issuance of common stock or rights under any of BANK ONE’s benefit plans for its directors, officers, or employees and

(e)	obligations under any dividend reinvestment and stock purchase plan.

Prior to the termination of any extension period, BANK ONE may further defer payments of interest by extending the interest payment period. This extension period, including all previous and further extensions, however, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Junior Subordinated Debt Securities. Upon the termination of any extension period and the payment of all amounts then due, BANK ONE may begin a new extension period, subject to the terms described in this section. No interest will be due and payable during an extension period, except at the end of the period.

BANK ONE has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities.

If the Institutional Trustee is the sole holder of the Junior Subordinated Debt Securities, BANK ONE will give the Regular Trustees and the Institutional Trustee notice of its selection of an extension period at least one Business Day prior to the earlier of (A) the date distributions on the Preferred Securities are payable or (B) the date the Trustees or the Trust are required to give notice to the New York Stock Exchange, or other applicable self- regulatory organization, or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to the record date. The Regular Trustees will give notice of BANK ONE’s selection of such extension period to the holders of the Preferred Securities.

If the Institutional Trustee is not the sole holder of the Junior Subordinated Debt Securities, BANK ONE will give the holders of the Junior Subordinated Debt Securities notice of its selection of the extension period at least ten Business Days before the earlier of (A) the next succeeding Interest Payment Date, or (B) the date upon which BANK ONE is required to give notice of the record date or payment date of the interest payment to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the Junior Subordinated Debt Securities.

Additional Sums

In the event a Tax Event has occurred and is continuing and the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United

States, or any other taxing authority, then, in any such case, BANK ONE will pay additional sums (“Additional Sums”) on the Junior Subordinated Debt Securities. These additional amounts will be in amounts sufficient so that the net amounts received and retained by the Trust after paying any of these taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had it not been subject to such taxes, duties, assessments or other governmental charges as a result of the Tax Event. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Indenture Events of Default

If any Indenture Event of Default occurs and is continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, including any Compound Interest and Additional Sums, if any, and any other amounts payable under the Junior Subordinated Indenture to be due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice” in the accompanying prospectus for a description of the Indenture Events of Default.

An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See “Description of the Preferred Securities—Declaration Events of Default” and “—Voting Rights”.

The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities may annul any declaration of acceleration under the Junior Subordinated Indenture and waive any default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee.

In the case of the Junior Subordinated Debt Securities held by the Institutional Trustee on behalf of the Trust, a waiver of any default will not be effective until a majority in liquidation amount of the Trust Securities consent to the waiver. If the Junior Subordinated Indenture, however, requires the consent of a Super-Majority, the waiver will only be effective if the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding so consent.

If an Indenture Event of Default has occurred and is continuing and such event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, BANK ONE acknowledges that a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date. Despite any payments made to a holder of Preferred Securities by BANK ONE in connection with a Direct Action, BANK ONE will remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by the Trust or the Institutional Trustee of the Trust. BANK ONE will be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by BANK ONE to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

Book-Entry and Settlement

If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a “Global Security”) registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior

Subordinated Debt Securities in definitive form. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the holders, as defined in the Junior Subordinated Indenture, of the Junior Subordinated Debt Securities for any purpose under the Junior Subordinated Indenture. No Global Security representing Junior Subordinated Debt Securities will be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if that person is not a Participant, on the procedures of the Participant through which that person owns its interest in the Junior Subordinated Debt Securities to exercise any rights of a holder under the Junior Subordinated Indenture.

The Depositary

If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of those holders’ interests in the Trust, DTC will act as Depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company”. As of the date of this prospectus supplement, the description in this prospectus supplement of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. BANK ONE may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

None of BANK ONE, the Trust, the Institutional Trustee, any Paying Agent and any other agent of BANK ONE, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A Global Security will be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if

•	the Depositary notifies BANK ONE that it is unwilling or unable to continue as a depositary for the Global Security and no successor depositary is appointed,

•	the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary is appointed,

•	BANK ONE, in its sole discretion, determines that such Global Security will be so exchangeable, or

•	an Indenture Event of Default with respect to the Junior Subordinated Debt Securities has occurred.

Any Global Security that is exchangeable as provided in the preceding sentence will be exchangeable for Junior Subordinated Debt Securities registered in those names as the Depositary directs. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in the Global Security.

Governing Law

The Junior Subordinated Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Debt Trustee

The Debt Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by it. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Debt Trustee also serves as the Institutional Trustee under the Declaration and the trustee under the Preferred Securities Guarantee. For information concerning the relationship between the Debt Trustee and the Company, see “BANK ONE Capital V” in this prospectus supplement.

Miscellaneous

The Junior Subordinated Indenture will provide that BANK ONE will pay all fees and expenses related to

•	the offering of the Trust Securities and the Junior Subordinated Debt Securities,

•	the organization, maintenance and dissolution of the Trust,

•	the retention of the BANK ONE Capital Trustees and

•	the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

The payment of these fees and expenses will be fully and unconditionally guaranteed by BANK ONE.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT

SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

As described in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the Trust, and to invest the proceeds from the issuance and sale in the Junior Subordinated Debt Securities.

As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, these payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

•	the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;

•	the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;

•	BANK ONE will pay all, and the Trust will not be obligated to pay, directly or indirectly, costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Securities; and

•	the Declaration provides that the BANK ONE Capital Trustees will not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

Payments of distributions, to the extent funds are available, and other payments due on the Preferred Securities, to the extent funds are available, are guaranteed by BANK ONE as and to the extent described under “Description of the Preferred Securities Guarantees” in the accompanying prospectus. If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of these distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities if and to the extent that BANK ONE has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the Trust as its sole asset.

The Preferred Securities Guarantee, when taken together with BANK ONE’s obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Securities, provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

If BANK ONE fails to make interest or other payments on the Junior Subordinated Debt Securities when due, taking into account any extension period, the Declaration provides a mechanism for the holders of the Preferred Securities, using the procedures described in “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company” and “—Voting Rights”, to direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against BANK ONE to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective payment date. In connection with such Direct Action, BANK ONE will be subrogated to the rights of the holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to the holder of Preferred Securities in such Direct Action. BANK ONE, under the Preferred Securities Guarantee, acknowledges that the Preferred Securities Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If BANK ONE fails to make payments under the Preferred Securities Guarantee, any holder of Preferred Securities may institute a Direct Action against BANK ONE to enforce the Preferred Securities Guarantee Trustee’s rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee, or any other person or entity.

UNITED STATES FEDERAL INCOME TAXATION

General

The following is a summary of applicable United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets (generally, assets held for investment) by holders who purchase the Preferred Securities upon original issuance. This discussion does not address all aspects of United States federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax law (including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons that will hold the Preferred Securities as a position in a “straddle”, or as part of a “hedge” or “conversion transaction” or other integrated investment and, except to the extent described below, Non-U.S. Holders). In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date of this prospectus supplement, which is subject to change, possibly on a retroactive basis. Each investor is urged to consult his tax advisor as to the particular tax consequences of purchasing, owning and disposing of the Preferred Securities, including the application and effect of United States federal, state, local and foreign tax laws.

Classification of the Junior Subordinated Debt Securities

In connection with the issuance of the Junior Subordinated Debt Securities, Cravath, Swaine & Moore, tax counsel to BANK ONE and the Trust, will render an opinion generally to the effect that under current law and assuming full compliance with the terms of the Junior Subordinated Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities to be held by the Trust will be classified, for United States federal income tax purposes, as indebtedness of BANK ONE.

Classification of BANK ONE Capital V

In connection with the issuance of the Preferred Securities, tax counsel will render an opinion generally to the effect that, under current law and assuming full compliance with the terms of the Declaration, the Junior Subordinated Indenture, and other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified, for United States federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be treated as the owner of an undivided interest in the Junior Subordinated Debt Securities and, as further discussed below, each holder will be required to include in ordinary income its allocable share of interest, including original issue discount, paid or accrued on the Junior Subordinated Debt Securities.

Interest Income and Original Issue Discount

Under applicable Treasury Regulations, a debt instrument will be deemed to be issued with original issue discount if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by BANK ONE of its option to defer the payment of stated interest on the Junior Subordinated Debt Securities would prevent BANK ONE from declaring dividends on any class of equity, BANK ONE believes that the likelihood of its exercising the option is “remote” within the meaning of the Regulations. As a result, BANK ONE intends to take the position, based on the advice of tax counsel, that the Junior Subordinated Debt Securities will not be deemed to be issued with original issue discount.

Accordingly, based on this position, stated interest payments on the Junior Subordinated Debt Securities will be includible in the ordinary income of a holder at the time that such payments are paid or accrued in accordance with the holder’s regular method of accounting. Because the Regulations have not yet been addressed in any published rulings or other published interpretations issued by the Internal Revenue Service, it is possible that the Internal Revenue Service could take a position contrary the position taken by BANK ONE.

Exercise of Deferral Option. If BANK ONE were to exercise its option to defer the payment of stated interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities would be treated, solely for purposes of the original issue discount rules, as being “re-issued” at such time with original issue discount. Under those rules, a holder of the Junior Subordinated Debt Securities would be required to include original issue discount in ordinary income, on a current basis, over the period that the instrument is held even though BANK ONE would not be making any actual cash payments during the extended interest payment period. The amount of interest income includible in the taxable income of a holder of the Junior Subordinated Debt Securities would be determined on the basis of a constant yield method over the remaining term of the instrument and the actual receipt of future payments of stated interest on the Junior Subordinated Debt Securities would no longer be separately reported as taxable income. The amount of original issue discount that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any original issue discount included in income would increase the holder’s adjusted tax basis in the Junior Subordinated Debt Securities and the holder’s actual receipt of interest payments would reduce such basis.

Because income on the Preferred Securities will constitute interest income for United States federal income tax purposes, corporate holders of Preferred Securities will not be entitled to claim a dividends received deduction in respect of such income.

Receipt of Junior Subordinated Debt Securities or Cash upon Liquidation of BANK ONE Capital V

If BANK ONE exercises its right to dissolve the Trust and cause the Junior Subordinated Debt Securities to be distributed on a ratable basis to the holders of the Preferred Securities, such distribution would be treated as a nontaxable event to the holders. In such event, each holder of Preferred Securities would have an adjusted tax basis in the Junior Subordinated Debt Securities received in the liquidation equal to the adjusted tax basis in its Preferred Securities surrendered therefor and the holding period of the Junior Subordinated Debt Securities would include the period during which the holder had held the Preferred Securities. If, however, the Trust is characterized, for United States federal income tax purposes, as an association taxable as a corporation at the time of such liquidation, the distribution of the Junior Subordinated Debt Securities would constitute a taxable event to the holders of Preferred Securities.

If the Junior Subordinated Debt Securities are redeemed for cash and the proceeds of such redemption are distributed to holders in redemption of their Preferred Securities, the redemption would be treated as a sale of the Preferred Securities, in which gain or loss would be recognized, as described immediately below.

Sales of Preferred Securities

Upon the sale of the Preferred Securities, a holder will recognize gain or loss in an amount equal to the difference between the adjusted tax basis in the Preferred Securities and the amount realized in the sale, except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income. This gain or loss will be a capital gain or loss and will be a long term capital gain or loss if the Preferred Securities have been held for more than one year.

The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest, or original issue discount if the Junior Subordinated Debt Securities are treated as having been issued, or reissued, with original issue discount, with respect to the underlying Junior Subordinated Debt Securities. A holder who disposes of its Preferred Securities will be required to include in ordinary income (1) any portion of the amount realized that is attributable to the accrued but unpaid interest to the extent not previously included in income or (2) any amount of original issue discount that has accrued on its ratable share of the underlying Junior Subordinated Debt Securities during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder’s adjusted tax basis in his Preferred Securities disposed of. To the extent that the amount realized on the sale is less than the holder’s adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any person other than: (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

Generally, payments made to a holder of Preferred Securities that is a Non-U.S. Holder will not be subject to U.S. withholding taxes.

However, for the exemption from withholding taxes to apply to such holder, the holder must meet one of the following requirements. These requirements have been changed for interest paid on or after January 1, 2001.

•	The holder provides a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which such holder holds its Preferred Securities. The Form W-8BEN contains the holder’s name, address and a statement that the holder is the beneficial owner of the Preferred Securities and that the holder is not a U.S. Holder.

•	The holder holds its Preferred Securities directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•	The holder is entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and such holder’s country of residence. To claim this exemption, the holder must generally complete Form W-8BEN and fill out Part II of the form to state its claim for treaty benefits. In some cases, the holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•	The interest income paid to a holder of Preferred Securities is effectively connected with the conduct of the holder’s trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, such holder must complete Form W-8ECI.

Even if the holder meets one of the above requirements, interest paid to the holder will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that the holder is not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that the holder or an intermediary provided concerning its status is false.

•	An intermediary through which the holder holds the Preferred Securities fails to comply with the procedures necessary to avoid withholding taxes on the Preferred Securities. In particular, an intermediary is generally required to forward a copy of the holder’s Form W-8BEN (or other documentary information concerning such holder’s status) to the withholding agent for the Preferred Securities. However, if the holder holds its Preferred Securities through a qualified intermediary—or if there is a qualified intermediary in the chain of title between such holder and the withholding agent for the Preferred Securities—the qualified intermediary will not generally forward this information to the withholding agent.

•	The holder owns 10% or more of the voting stock of BANK ONE, is a “controlled foreign corporation” with respect to BANK ONE, or is a bank making a loan in the ordinary course of its business. In these cases, the holder will be exempt from withholding taxes only if it is eligible for a treaty exemption or if the interest income is effectively connected with such holder’s conduct of a trade or business in the U.S., as discussed above.

Interest payments made to a holder of Preferred Securities will generally be reported to the IRS and to the holder on Form 1042-S. However, this reporting does not apply to a holder if one of the following conditions applies:

•	The holder holds its Preferred Securities directly through a qualified intermediary and the applicable procedures are complied with.

•	The holder files Form W-8ECI.

The rules regarding withholding are complex and vary depending on the holder’s individual situation. They are also subject to change, and certain transition rules apply for calendar year 2001. In addition, special rules apply to certain types of non-U.S. holders of Preferred Securities, including partnerships, trusts, and other entities treated as pass-through entities for U.S. federal income tax purposes. Holders should consult with their tax advisor regarding the specific methods for satisfying these requirements.

In addition, a Non-U.S. Holder of Preferred Securities will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of Preferred Securities unless (i) the gain is connected with a trade or business that the holder conducts in the United States or (ii) the holder is an individual, present in the United States for at least 183 days during the year in which such holder disposes of the Preferred Securities and certain other conditions are met.

Estate Taxes

If a Non-U.S. Holder is an individual, such holder’s Preferred Securities will not be subject to U.S. estate tax when such holder dies. However, this rule only applies if, at the holder’s death, payments on the Preferred Securities were not connected to a trade or business that such holder was conducting in the U.S.

ERISA CONSIDERATIONS

Each of BANK ONE (the obligor with respect to the Junior Subordinated Debt Securities held by the Trust) and its affiliates and the Institutional Trustee may be considered a “party in interest”, within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a “disqualified person”, within the meaning of Section 4975 of the Code, with respect to many employee benefit plans (“Plans”) that are subject to ERISA. The purchase and/or holding of Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code, including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code, and with respect to which BANK ONE, the Institutional Trustee or any affiliate is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as on of the following prohibited transaction class exemptions (“PTCE”):

•	PTCE 84-14—an exemption for certain transactions determined by an independent qualified professional asset manager,

•	PTCE 91-38—an exemption for certain transactions involving bank collective investment funds,

•	PTCE 90-1—an exemption for certain transactions involving insurance company pooled separate accounts,

•	PTCE 95-60—an exemption for transactions involving certain insurance company general accounts or

•	PTCE 96-23—an exemption for certain transactions determined by an in-house asset manager.

Any purchaser or holder of the Preferred Securities or any interest in a Preferred Security will be deemed to have represented by its purchase and holding of the Preferred Securities that either (a) it is not a Plan or an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in that entity and is not purchasing the securities on behalf of or with “plan assets” of any Plan or (b) it is eligible for exemptive relief available such as that provided under PTCE 96-23, 95-60 91-38, 90-1 or 84-14 with respect to such purchase or holding.

In addition, a Plan fiduciary considering the purchase of Preferred Securities should be aware that the assets of the Trust may be considered “plan assets” for ERISA purposes unless the Preferred Securities meet the conditions for the “publicly offered securities” exception from the “plan asset” rules under ERISA. These conditions include, but are not limited to, investment in the Preferred Securities by more than 100 investors independent of BANK ONE and each other.

In the event that the “publicly offered securities” exception were not available and the assets of the Trust were, accordingly, deemed to be “plan assets” of Plans that are holders of the Preferred Securities, the Institutional Trustee, as well as any other persons exercising discretion with respect to the Junior Subordinated Debt Securities, would be fiduciaries and parties in interest with respect to the investing Plans. To avoid certain additional prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Preferred Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debt Securities and to have appointed the Institutional Trustee. In this regard, it should be noted that, in the event of a Declaration Event of Default, BANK ONE may not remove the Institutional Trustee. Any purchaser proposing to acquire Preferred Securities with assets of any Plan should consult with its counsel.

UNDERWRITING

Subject to the terms and conditions described in the Underwriting Agreement, BANK ONE Capital V has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase the number of Preferred Securities next to its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions of the agreement, to purchase all the Preferred Securities offered under this prospectus supplement if any of the Preferred Securities are purchased.

Underwriters	Number of Preferred Securities
Morgan Stanley & Co. Incorporated	1,237,500
Banc One Capital Markets, Inc	1,237,500
A.G. Edwards & Sons, Inc	1,236,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,236,000
Prudential Securities Incorporated	1,236,000
Salomon Smith Barney Inc	1,236,000
UBS Warburg LLC	1,236,000
ABN Amro Incorporated	70,000
Banc of America Securities LLC	70,000
Bear, Stearns & Co. Inc	70,000
CIBC World Markets Corp	70,000
Credit Suisse First Boston Corporation	70,000
Dain Rauscher Wessels	70,000
Deutsche Banc Alex. Brown Inc	70,000
First Union Securities, Inc	70,000
Goldman, Sachs & Co	70,000
Legg Mason Wood Walker, Incorporated	70,000
Lehman Brothers Inc	70,000
Raymond James & Associates, Inc	70,000
Charles Schwab & Co., Inc	70,000
U.S. Bancorp Piper Jaffray Inc	70,000
Wachovia Securities, Inc	70,000
Advest Inc	35,000
Robert W. Baird & Co. Incorporated	35,000
George K. Baum & Company	35,000
BB&T Capital Markets, a Division of Scott & Stringfellow	35,000
Crowell, Weedon & Co	35,000
Davenport & Company LLC	35,000
D.A. Davidson & Co	35,000
Doley Securities, Inc	35,000
Fahnestock & Co. Inc	35,000
Fifth Third Securities, Inc	35,000

Underwriters	Number of Preferred Securities
First Albany Corporation	35,000
Fleet Securities, Inc	35,000
Gibraltar Securities Co	35,000
Gruntal & Co., L.L.C	35,000
H&R BLOCK Financial Advisors, Inc	35,000
J.J.B. Hillard, W.L. Lyons, Inc	35,000
Janney Montgomery Scott LLC	35,000
Josephthal & Co. Inc	35,000
CL King & Associates, Inc	35,000
McDonald Investments Inc., a KeyCorp Company	35,000
McGinn, Smith & Co. Inc	35,000
Mesirow Financial, Inc	35,000
Morgan Keegan & Co., Inc	35,000
NatCity Investments, Inc	35,000
Parker/Hunter Incorporated	35,000
Pershing/ Division of Donaldson, Lufkin & Jenrette	35,000
Ragen MacKenzie, a Division of Wells Fargo Investments LLC	35,000
The Robinson-Humphrey Company, LLC	35,000
Muriel Siebert & Co., Inc	35,000
Southwest Securities, Inc	35,000
Stifel, Nicolaus & Company Incorporated	35,000
TD Securities (USA) Inc	35,000
Tucker Anthony Incorporated	35,000
Utendahl Capital Partners, L.P	35,000
Wedbush Morgan Securities	35,000
Wells Fargo/Van Kasper & Co	35,000
The Williams Capital Group, L.P	35,000

Total	11,000,000

The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price included on the cover page of this prospectus supplement, and, in part, to certain securities dealers at such price less a concession of $0.50 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.40 per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

BANK ONE and the Trust have granted the Underwriters an option to purchase up to 1,000,000 additional Preferred Securities at the initial public offering price plus accrued distributions from January 30, 2001. Underwriting commissions will be paid by BANK ONE. Such option, which will expire fourteen days after the closing date for the issuance and sale of the Preferred Securities, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase from the Trust approximately the same percentage of the Preferred Securities as the amount set forth next to such Underwriter’s name in the above table bears to the amount of Preferred Securities set forth as the total to be purchased in the above table.

In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of BANK ONE, the Underwriting Agreement provides that BANK ONE will pay as compensation to the Underwriters arranging the investment of such proceeds, an amount in immediately available funds of $0.7875 per Preferred Security, or $8,622,500 in the aggregate, for the accounts of the several Underwriters. However, such compensation will be $0.50 per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser.

Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the Preferred Securities as interests in a direct participation program, this offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

During the period from the date of the Underwriting Agreement and continuing to and including the date that is fourteen days after the closing date for the issuance and sale of the Preferred Securities, neither the Trust nor BANK ONE will, without the prior written consent of Morgan Stanley & Co. Incorporated, directly or indirectly, offer, sell, offer to sell, or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or BANK ONE which are substantially similar to the Preferred Securities, including any guarantee of such securities (except for the Preferred Securities offered by this prospectus supplement and the accompanying prospectus).

Each Underwriter has represented and agreed that (a) it has not offered or sold and prior to the date six months after the date of issue of the Preferred Securities will not offer or sell any Preferred Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply with, all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Preferred Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

A portion of the Preferred Securities will be offered by the Underwriters directly or through their representative selling agents outside the United States. Investors may elect to hold beneficial interests in the Preferred Securities through either DTC (in the United States), Clearstream or Euroclear (outside the United States), if they are participants of these systems, or indirectly through organizations which are participants in these systems.

Prior to this offering there has been no public market for the Preferred Securities. The Trust and BANK ONE have applied to list the Preferred Securities on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Underwriters have advised the Trust that they intend to make a market in the Preferred Securities prior to commencement of trading on the New York Stock Exchange.

The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the Preferred Securities.

In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell the Preferred Securities to a minimum of 400 or more beneficial holders.

BANK ONE estimates that its expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately $275,000.

The Trust and BANK ONE have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

It is expected that delivery of the Preferred Securities will be made against payment for them on or about January 30, 2001, which is the sixth business day following the date of this prospectus supplement (such settlement cycle being referred to in this prospectus supplement as “T+6”). The ability to settle secondary market trades of the Preferred Securities effected on the date of pricing and the succeeding business day may be affected by T+6 settlement.

In order to facilitate the offering of the Preferred Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Preferred Securities. Specifically, the Underwriters may over-allot in connection with this offering, creating short positions in the securities for their own account. In addition, to cover over-allotment or to stabilize the price of the Preferred Securities, the Underwriters may bid for, and purchase, Preferred Securities in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing Preferred Securities in this offering, if the Underwriters repurchase previously distributed Preferred Securities in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The Underwriters are not required to engage in any of these activities, or continue these activities if commenced.

One of the Underwriters, Banc One Capital Markets, Inc. (“BOCM”), is a wholly owned subsidiary of BANK ONE. The participation of BOCM in the offering and sale of the Preferred Securities will comply with Rule 2720 of the Conduct Rules of the NASD.

This prospectus supplement and the accompanying prospectus may be used by affiliates of BANK ONE, including BOCM, in connection with offers and sales related to secondary market transactions in the Preferred Securities. Any affiliate, including BOCM, may act as principal or agent in these transactions. These sales will be made at prices related to the prevailing market prices at the time of sale or otherwise.

Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, BANK ONE and its subsidiaries in the conduct ordinary course of business.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Declaration and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust. The validity of the Junior Subordinated Debt Securities and the Preferred Securities Guarantee and matters relating thereto will be passed upon for BANK ONE by Christine A. Edwards, Esq., Executive Vice President, Chief Legal Officer and Secretary of BANK ONE and for the Underwriters by Cravath, Swaine & Moore. Certain United States federal income taxation matters will be passed upon for BANK ONE and the Trust by Cravath, Swaine & Moore. Cravath, Swaine & Moore has represented and continues to represent BANK ONE from time to time in other matters.

Christine A. Edwards owns, or has rights to acquire under BANK ONE’s employee benefit plans, an aggregate of less than 1% of the common stock of BANK ONE.

$2,000,000,000

BANK ONE CORPORATION

Senior Debt Securities

Senior Subordinated Debt Securities

Junior Subordinated Debt Securities

BANK ONE Capital V

BANK ONE Capital VI

BANK ONE Capital VII

BANK ONE Capital VIII

BANK ONE Capital IX

BANK ONE Capital X

Preferred Securities

(fully and unconditionally guaranteed on a subordinated basis, as described herein, by BANK ONE CORPORATION)

This prospectus contains a general description of the securities which BANK ONE CORPORATION and/or a BANK ONE Capital Trust may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest.

The securities will be unsecured obligations of BANK ONE CORPORATION and/or a BANK ONE Capital Trust and will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 11, 2000.

i

SUMMARY

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information About BANK ONE and the BANK ONE Capital Trusts” for information on BANK ONE CORPORATION and its financial statements. BANK ONE has its principal offices at 1 Bank One Plaza, Chicago, Illinois (telephone: 312-732-4000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

BANK ONE CORPORATION, a Delaware corporation (also referred to as the “Company”, “BANK ONE”, “us” or “we”), and BANK ONE Capital V, BANK ONE Capital VI, BANK ONE Capital VII, BANK ONE Capital VIII, BANK ONE Capital IX and BANK ONE Capital X, each a statutory business trust formed under the laws of the State of Delaware (separately, each trust is also referred to as a “BANK ONE Capital Trust” and together as the “BANK ONE Capital Trusts”) have filed a registration statement with the Securities and Exchange Commission under a “shelf” registration procedure. Under this procedure BANK ONE and each BANK ONE Capital Trust, as applicable, may offer and sell from time to time, in one or more series, up to $2,000,000,000, or the equivalent in one or more foreign currencies or currency units, of any of the following securities:

•	unsecured senior debt securities,

•	unsecured senior subordinated debt securities,

•	unsecured junior subordinated debt securities,

•	preferred securities of a BANK ONE Capital Trust, and

•	guarantees, described below, relating to the preferred securities of each BANK ONE Capital Trust.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

The prospectus supplement will also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

BANK ONE and each BANK ONE Capital Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by BANK ONE and each BANK ONE Capital Trust directly or through dealers or agents designated from time to time. These agents may be affiliates of BANK ONE and each BANK ONE Capital Trust. If BANK ONE, directly or through agents, solicits offers to purchase the securities, BANK ONE reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of these underwriters and the net proceeds to BANK ONE and each BANK ONE Capital Trust.

1

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

One or more of our subsidiaries may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in these transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION ABOUT BANK ONE AND THE BANK ONE CAPITAL TRUSTS

BANK ONE and each BANK ONE Capital Trust have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. BANK ONE also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the following public reference facility maintained by the SEC:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov”.

You can also inspect reports, proxy statements and other information about BANK ONE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

The SEC allows BANK ONE to incorporate documents by reference in this prospectus. This means that by listing or referring to a document which BANK ONE has filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. When BANK ONE updates the information contained in documents which have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.

The documents listed below are incorporated by reference into this prospectus:

BANK ONE SEC Filings	Period
Annual Report on Form 10-K	Year ended December 31, 1999 (as amended by a Form 10K/A dated April 6, 2000)
Quarterly Reports on Form 10-Q	Quarter ended:
• March 31, 2000
• June 30, 2000,
Current Reports on Form 8-K	Dated:
• January 11, 2000
• January 18, 2000
• March 20, 2000
• March 27, 2000
• April 18, 2000
• July 19, 2000
• August 14, 2000
• August 22, 2000
• September 6, 2000 (2 filings)

2

BANK ONE also incorporates by reference additional documents that it may file with the SEC between the date of this prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Investor Relations

BANK ONE CORPORATION

1 Bank One Plaza

Mail Code IL1-0738

Chicago, Illinois 60670-0738

Telephone (312) 732-4812

If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR INCORPORATED BY REFERENCE. BANK ONE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

No separate financial statements of any BANK ONE Capital Trust are included in this prospectus. BANK ONE and the BANK ONE Capital Trusts do not consider that such financial statements would be material to holders of the preferred securities because each BANK ONE Capital Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debt securities of BANK ONE and issuing the trust securities.

Furthermore, taken together, BANK ONE’S obligations under each series of Junior Subordinated Debt Securities, the Junior Indenture under which the Junior Subordinated Debt Securities will be issued, the related Declaration and the related Preferred Securities Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related preferred securities of a BANK ONE Capital Trust. For a more detailed discussion see “The BANK ONE Capital Trusts”, “Description of Preferred Securities”, “Description of Junior Subordinated Debt Securities”, “Description of the Preferred Securities Guarantees” and “Effect of Obligations Under the Junior Subordinated Debt Securities and Preferred Securities Guarantee”. BANK ONE does not expect that any of the BANK ONE Capital Trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

BANK ONE is not making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or any prospectus supplement.

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FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by BANK ONE, in press releases and in oral and written statements made by BANK ONE which are not statements of historical fact may constitute forward-looking statements. Examples of forward- looking statements include, without limitation:

•	projection of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items;

•	statements of plans and objectives of BANK ONE or its management or its Board of Directors, including those relating to products or services;

•	statements of future economic performance; and

•	statements of assumptions underlying the above statements.

Words such as “believes”, “anticipates”, “expects”, “intends”, “estimates”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. Factors which could cause this difference include, without limitation:

•	local, regional and international conditions may differ from those assumed in the statements;

•	changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board may have an adverse effect on BANK ONE’s business;

•	inflation and interest rate, market and monetary fluctuations may have a negative impact on BANK ONE’s position;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users may be different than anticipated;

•	changes in consumer spending, borrowing and saving habits may make BANK ONE’s products or services less desirable;

•	technological changes, instituted by BANK ONE and by persons by whom BANK ONE’s business may be affected, may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	acquisitions and integration of acquired businesses may be more difficult or expensive than expected;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) may have an adverse effect on BANK ONE;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

•	changes in BANK ONE’s organization, compensation and benefit plans may have an effect on its expected results;

•	the costs and effects of litigation and of unexpected or adverse outcomes in some litigation may adversely affect BANK ONE’s performance;

•	costs or difficulties related to the integration of the business of BANC ONE and First Chicago NBD may be greater than expected; and

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•	BANK ONE’s success at managing the above risks may not be as great as anticipated.

Forward-looking statements speak only as of the date the statements are made. BANK ONE undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statement is made, or to reflect the occurrence of unanticipated events.

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BANK ONE CORPORATION

BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with BANC ONE CORPORATION.

Through its bank subsidiaries, BANK ONE provides domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

Like its predecessors, BANK ONE continually evaluates its business operations and organizational structures and routinely explores opportunities to (A) acquire financial institutions and other financial services-related businesses and assets, and (B) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, BANK ONE will also sell assets or exit certain businesses and markets. In 1999, BANK ONE undertook several initiatives to combine its operations under a single identity. In May, BANK ONE introduced the Bank One name at former First Chicago NBD locations in Michigan and Florida. BANK ONE integrated former First Chicago NBD Indiana branches with Banc One banking centers in June. In September, substantially all Chicago metropolitan-area banking operations were integrated under the Bank One name.

BANK ONE directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of BANK ONE’s annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

BANK ONE is a legal entity separate and distinct from BANK ONE’s banking subsidiaries and BANK ONE’s other affiliates. There are various legal limitations on the extent to which the subsidiary banks may extend credit, pay dividends or otherwise supply funds to BANK ONE. As of January 1, 2000, the banks could have declared additional dividends of approximately $2.5 billion without the approval of banking regulatory agencies. The payment of dividends by any bank may also be affected by other factors, such as the maintenance of adequate capital for such bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator’s opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of BANK ONE and its subsidiaries.

Under the longstanding policy of the Board of Governors of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, BANK ONE may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

Because BANK ONE is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary’s liquidation or recapitalization would be subject to the prior claims of the subsidiary’s creditors except to the extent that BANK ONE may itself be a creditor with recognized claims against the subsidiary.

BANK ONE’s executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

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RATIO OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for BANK ONE, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

	Six Months Ended June 30,				Year Ended December 31,
	2000		1999		1999		1998		1997		1996		1995
Earnings to Fixed Charges:
Excluding interest expense on deposits	0.6	x(1)	2.8	x	2.3	x	2.3	x	2.4	x	2.6	x	2.2	x
Including interest expense on deposits	0.8	x(1)	1.8	x	1.6	x	1.5	x	1.5	x	1.6	x	1.5	x
Earnings to Combined Fixed Charges and Preferred Dividends:
Excluding interest expense on deposits	0.6	x(1)	2.8	x	2.3	x	2.3	x	2.3	x	2.5	x	2.1	x
Including interest expense on deposits	0.8	x(1)	1.8	x	1.6	x	1.5	x	1.5	x	1.6	x	1.5	x

(1)	Earnings for the six months ended June 30, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.1 billion.

THE BANK ONE CAPITAL TRUSTS

Each BANK ONE Capital Trust is a statutory business trust created under Delaware law pursuant to:

•	a declaration of trust executed by BANK ONE, as sponsor of the BANK ONE Capital Trust, and the BANK ONE Capital Trustees (as defined below) of such BANK ONE Capital Trust, and

•	a certificate of trust filed with the Delaware Secretary of State.

Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a “Declaration”) substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

Each BANK ONE Capital Trust may offer to the public, from time to time, preferred securities (the “Preferred Securities”) representing preferred beneficial interests in the applicable BANK ONE Capital Trust.

Each BANK ONE Capital Trust exists for the exclusive purposes of:

•	issuing and selling its Trust Securities, (as defined below)

•	using the proceeds from the sale of Trust Securities to acquire a series of Junior Subordinated Debt Securities (as defined below) issued by BANK ONE, and

•	engaging in only those other activities necessary or incidental to the above activities (such as registering the transfer of the Trust Securities).

Each BANK ONE Capital Trust will sell common securities representing undivided beneficial ownership interests in the assets of such BANK ONE Capital Trust to BANK ONE (the “Common Securities”) and Preferred Securities representing undivided beneficial ownership interests in the assets of such trust to the public. The Common Securities and the Preferred Securities together are also referred to as the “Trust Securities”.

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When any BANK ONE Capital Trust sells its Preferred Securities to the public, it will use the money it receives together with the money it receives from the sale of its Common Securities to buy a series of BANK ONE’s Junior Subordinated Debt Securities. The payment terms of these Junior Subordinated Debt Securities will be virtually the same as the terms of that BANK ONE Capital Trust’s Preferred Securities.

Each BANK ONE Capital Trust will own only the applicable series of Junior Subordinated Debt Securities. The only source of funds for each BANK ONE Capital Trust will be the payments it receives from BANK ONE on the Junior Subordinated Debt Securities. The BANK ONE Capital Trust will use these funds to make cash payments to holders of the Preferred Securities.

Each BANK ONE Capital Trust will also have the right to be reimbursed by BANK ONE for certain expenses.

All of the Common Securities of each BANK ONE Capital Trust will be owned by BANK ONE. The Common Securities of a BANK ONE Capital Trust will rank equally, and payments will be made on such securities pro rata, with the Preferred Securities of that BANK ONE Capital Trust. However, upon the occurrence and continuance of an event of default under the applicable Declaration resulting from an event of default under the Junior Indenture, the rights of BANK ONE, as holder of the Common Securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of that BANK ONE Capital Trust. See “Description of the Preferred Securities”.

BANK ONE will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each BANK ONE Capital Trust.

The prospectus supplement relating to any Preferred Securities will contain the details of the cash distributions to be made periodically to the holders of the Preferred Securities.

Under certain circumstances, BANK ONE may redeem the Junior Subordinated Debt Securities which it sold to a BANK ONE Capital Trust. If it does this, the BANK ONE Capital Trust will redeem a like amount of the Preferred Securities which it sold to the public and the Common Securities which it sold to BANK ONE.

Under certain circumstances, BANK ONE may dissolve a BANK ONE Capital Trust and cause the Junior Subordinated Debt Securities held by the trust to be distributed to the holders of the Preferred Securities of that BANK ONE Capital Trust. If this happens, owners of the Preferred Securities will no longer have any interest in that BANK ONE Capital Trust and will only own Junior Subordinated Debt Securities.

Generally, BANK ONE needs the approval of the Federal Reserve to redeem Junior Subordinated Debt Securities or to terminate one or more BANK ONE Capital Trusts.

Unless otherwise specified in the applicable prospectus supplement:

•	Each BANK ONE Capital Trust will have a term of approximately 55 years from the date it issues its Trust Securities, but may dissolve earlier as provided in the applicable Declaration.

•	Each BANK ONE Capital Trust’s business and affairs will be conducted by its trustees (collectively, the “BANK ONE Capital Trustees”).

•	The trustees will be appointed by BANK ONE as holder of the applicable BANK ONE Capital Trust’s Common Securities.

•	The duties and obligations of the trustees are governed by the Declaration for the applicable BANK ONE Capital Trust.

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•	The trustees will be The Chase Manhattan Bank, as the institutional trustee (the “Institutional Trustee”), Chase Manhattan Bank USA, National Association, as the Delaware trustee (the “Delaware Trustee”), and one or more individual trustees (the “Regular Trustees”) who are employees or officers of or affiliated with BANK ONE. The Chase Manhattan Bank, as Institutional Trustee, will act as sole indenture trustee under each Declaration for purposes of compliance with the Trust Indenture Act. The Chase Manhattan Bank will also act as trustee under the Guarantees and the Junior Indenture. See “Description of the Preferred Securities Guarantees”, “Description of Debt Securities” and “Description of the Junior Subordinated Debt Securities”.

•	BANK ONE, as the holder of the Common Securities, has the right to vote to appoint, remove or replace any of, or increase or reduce the number of, the BANK ONE Capital Trustees of a trust.

•	BANK ONE will pay all fees and expenses related to each BANK ONE Capital Trust and the offering of the Preferred Securities. BANK ONE also will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each BANK ONE Capital Trust.

•	No amendment or modification may be made to any Declaration which would adversely affect the rights or preferences of the applicable Trust Securities without the approval of the majority in liquidation amount of the relevant Trust Securities (which may be only the Preferred Securities or Common Securities of such trust if only that class is affected).

The principal executive office of each BANK ONE Capital Trust is 1 Bank One Plaza, Chicago, Illinois 60670 and its telephone number is (312) 732-4000.

USE OF PROCEEDS

Each BANK ONE Capital Trust will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from BANK ONE. BANK ONE intends to use the net proceeds from the sale of the Junior Subordinated Debt Securities and the Debt Securities for general corporate purposes. These corporate purposes may include the funding of investments in, or extensions of credit to, BANK ONE’s subsidiaries. Except as described in the applicable prospectus supplement, allocations of the proceeds to specific purposes have not been made, although BANK ONE management will have determined at the date of the applicable prospectus supplement that funds should be borrowed at that time. Pending the uses described above, BANK ONE may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of BANK ONE and the financial needs of its subsidiaries, BANK ONE anticipates that it will, on an ongoing basis, engage in additional financings in character and amount to be determined.

REGULATORY MATTERS

The following discussion describes certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to BANK ONE. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to BANK ONE or its subsidiaries may have a material effect on the business of BANK ONE.

General

As a bank holding company, BANK ONE is regulated under the Bank Holding Company Act of 1956, and is subject to inspection, examination and supervision by the Federal Reserve. Under the Bank Holding Company Act, bank holding companies, except those that have become “financial holding companies” as described below, generally may not acquire the ownership or control of more than 5% of the voting shares or

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substantially all the assets of any company, including a bank, without the Federal Reserve’s prior approval. In addition, bank holding companies, except those that have become “financial holding companies” as described below, generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve to be closely related to banking. See “—Gramm-Leach-Bliley Act of 1999” below for a description of new banking legislation which will significantly modify and expand the activities in which certain types of financial services companies may engage.

Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, limit borrowings by BANK ONE and its nonbank subsidiaries from BANK ONE’s affiliate banks. These requirements also limit various other transactions between BANK ONE and its nonbank subsidiaries, on the one hand, and BANK ONE’s affiliate banks, on the other. For example, Section 23A limits to no more than 10% of its total capital the aggregate outstanding amount of any bank’s loans and other “covered transactions” with any particular nonbank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank’s covered transactions with all of its nonbank affiliates. Section 23A also generally requires that a bank’s loans to its nonbank affiliates be secured, and Section 23B generally requires that a bank’s transactions with its nonbank affiliates be on arms’ length terms.

Most of BANK ONE’s affiliate banks are national banking associations and, as such, are subject to regulation primarily by the Office of the Comptroller of the Currency (“OCC”) and, secondarily, by the Federal Deposit Insurance Corporation (“FDIC”) and the Federal Reserve. BANK ONE’s state-chartered banks also are subject to regulation by the FDIC and the Federal Reserve and, in addition, by their respective state banking departments. The banks’ operations in other countries are subject to various restrictions imposed by the laws of those countries.

Gramm-Leach-Bliley Act of 1999

The Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) eliminates many legal barriers between banks and bank holding companies, on the one hand, and securities firms, insurance companies and other financial services providers, on the other. Among other things, the GLB Act repealed certain Glass-Steagall Act restrictions on affiliations between banks and securities firms, and amended the Bank Holding Company Act to permit bank holding companies that qualify as “financial holding companies” to engage in activities, and acquire companies engaged in activities, that are

•	financial in nature;

•	incidental to financial activities; or

•	complementary to financial activities if the Federal Reserve determines that they pose no substantial risk to the safety or soundness of depository institutions or the financial system in general.

The GLB Act treats various lending, insurance underwriting, insurance company portfolio investment, financial advisory, securities underwriting, dealing and market-making, and merchant banking activities as financial in nature for this purpose. The Federal Reserve, in consultation with the Secretary of the Treasury, may add to this list. The GLB Act not only permits bank holding companies to acquire securities and insurance firms, but also allows such firms to acquire banks and bank holding companies.

A bank holding company may become a financial holding company only if

•	all of its depository institution subsidiaries are well capitalized,

•	all of its depository institution subsidiaries are well managed, and

•	the bank holding company has filed with the Federal Reserve a declaration that the company elects to be a financial holding company.

In addition, a bank holding company generally may not commence any new activity or acquire any additional company as a financial holding company if any of its depository institution subsidiaries has received a rating of less than “satisfactory” in its most recent examination under the Community Reinvestment Act of 1977 (“CRA”).

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The GLB Act generally permits national banks to engage through special financial subsidiaries in the financial and other incidental activities authorized for financial holding companies by the act. However, such financial subsidiaries may not engage in insurance or annuity underwriting, insurance company portfolio investments, real estate investment and development or, at least for the first five years after the GLB Act’s enactment, merchant banking. Also, the national bank in question and all its depository institution affiliates must be well capitalized, well managed and have satisfactory CRA ratings, and there are limits on such a bank’s investments in such subsidiaries. With certain limited exceptions, a national bank’s dealings with its financial subsidiaries are subject to Sections 23A and 23B of the Federal Reserve Act. BANK ONE has not yet determined whether or when it may elect to become a financial holding company or to establish a financial subsidiary.

The GLB Act also imposes new restrictions on financial institutions’ transfer and use of nonpublic personal information about their customers. Among other things, it directs the federal banking agencies to develop new regulations for this purpose; gives customers the right to “opt out” of having their nonpublic personal information shared with nonaffiliated third parties; bars financial institutions from disclosing customer account numbers or other such access codes to nonaffiliated third parties for direct marketing purposes; and requires annual disclosure by financial institutions of their policies and procedures for protecting customers’ nonpublic personal information.

Liability for Bank Subsidiaries

The Federal Reserve requires that a bank holding company act as a source of financial and managerial strength to each of its subsidiary banks and maintain resources adequate to support each such subsidiary bank. This support may be required at times when BANK ONE may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such an assessment, the OCC can order the sale of the shareholder’s stock to cover the deficiency. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

Any depository institution insured by the FDIC, such as the BANK ONE banks, can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (A) the default of a commonly controlled FDIC-insured depository institution or (B) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. “Default” is defined generally as the appointment of a conservator or receiver and “in danger of default” is defined generally as the existence of certain conditions indicating that a “default” is likely to occur in the absence of regulatory assistance. All of BANK ONE’s subsidiary banks are FDIC-insured institutions.

In the event of the default of one of BANK ONE’s subsidiary banks, the claims of depositors and of holders of any other general or subordinated obligation (including the FDIC) are entitled to a priority of payment over the claims of holders of any obligation to shareholders including any depository institution holding company (such as BANK ONE) or any shareholder or creditor of the depository institution (such as holders of the Debt Securities or of the Guarantees with respect to the Preferred Securities). In the event of any default, any obligations of the defaulting bank to BANK ONE would be subordinate to all third party claims (including otherwise “subordinated” claims and the claims of the FDIC).

Capital Requirements

BANK ONE is subject to capital requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve, the OCC and the FDIC on the depository institutions within their respective jurisdictions. For this purpose, a depository institution’s or holding company’s assets and certain specified off-balance sheet commitments are assigned to

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four risk categories. Each risk category is weighted differently based on the level of credit risk that is assigned to particular assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A depository institutions’s or holding company’s capital, in turn, is divided into three tiers:

•	core (“Tier 1”) capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets;

•	supplementary (“Tier 2”) capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and

•	market risk (“Tier 3”) capital, which includes qualifying unsecured subordinated debt.

BANK ONE, like other bank holding companies, currently is required to maintain Tier 1 and total capital (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets, respectively. At June 30, 2000, BANK ONE met both requirements, with Tier 1 and total capital equal to 7.2% and 10.3% of its total risk-weighted assets, respectively.

The Federal Reserve, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution’s ongoing trading activities.

The Federal Reserve also requires bank holding companies to maintain a minimum “leverage ratio” (Tier 1 capital to adjusted average assets) of 3%, if the holding company has the highest regulatory rating or has implemented the risk-based capital measures for market risk, or 4% if the holding company does not meet these requirements. At June 30, 2000, BANK ONE’s leverage ratio was 7.0%.

The Federal Reserve may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions well above the minimum levels. Furthermore, the Federal Reserve has indicated that it will consider a “tangible Tier I capital leverage ratio” (deducting all intangibles) and other measures of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not, however, imposed any such special capital requirement on BANK ONE.

Each of the BANK ONE banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking regulatory agency. Each of the BANK ONE banks was in compliance with the applicable minimum capital requirements as of June 30, 2000.

Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below.

The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions:

•	well capitalized,

•	adequately capitalized,

•	undercapitalized,

•	significantly undercapitalized, and

•	critically undercapitalized.

The act requires the applicable federal banking regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within

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such categories. This act imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a depository institution to capital raising requirements. An “undercapitalized” depository institution must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the depository institution’s assets at the time it became “undercapitalized” or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, the act requires the various federal banking regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

As of June 30, 2000, each of the BANK ONE banks was “well capitalized”, based on the “prompt corrective action” ratios and guidelines described above. It should be noted, however, that a bank’s capital category is determined solely for the purpose of applying the OCC’s (or the FDIC’s) “prompt corrective action” regulations and that the capital category may not constitute an accurate representation of the bank’s overall financial condition or prospects.

Dividend Restrictions

Various federal and state laws and regulations limit the amount of dividends the BANK ONE banks can pay to BANK ONE without regulatory approval. For example, approval generally is required for any national bank, or any state chartered bank that is a member of the Federal Reserve to pay any dividend that would cause the bank’s total dividends paid during any calendar year to exceed the sum of the bank’s net income for the current year combined with retained net income for the prior two years. Such a bank generally may not pay any dividend in an amount greater than its net profits then on hand without regulatory approval. At January 1, 2000, $2.5 billion of the total stockholders’ equity of the banks was available for payment of dividends to BANK ONE without approval by the applicable regulatory authority.

In addition, federal bank regulatory authorities have authority to prohibit the BANK ONE banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the BANK ONE banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

Deposit Insurance Assessments

The deposits of each of the BANK ONE banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments. The FDIC has adopted regulations establishing a permanent risk- related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (a) the bank’s capitalization and (b) supervisory evaluations provided to the FDIC by the bank’s primary federal regulator. Each insured bank’s insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

The annual insurance premiums on bank deposits vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

The Deposit Insurance Funds Act of 1996 provides for assessments to be imposed on insured depository institutions to pay for the cost of Financing Corporation funding. The FDIC’s current FICO assessment rates are approximately $0.0202 per $100 annually for assessable deposits. The Banks held approximately $10.3 billion of assessable deposits as of June 30, 2000. The FICO assessments do not vary depending upon a depository institution’s capitalization or supervisory evaluations.

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Depositor Preference Statute

Federal law provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the “liquidation or other resolution” of the institution by any receiver.

Brokered Deposits

Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (a) is well capitalized, or (b) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from (1) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (2) offering “pass through” deposit insurance on certain employee benefit plan accounts unless such institution provides certain notice to affected depositors.

Interstate Banking

Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (“Riegle-Neal”), subject to certain concentration limits and other requirements, (a) bank holding companies such as BANK ONE are permitted to acquire banks and bank holding companies located in any state; (b) any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and (c) banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation “opting in” to those provisions of Riegle-Neal; and provided that, in the case of a merger with a bank located in another state, the host state has not adopted legislation “opting out” of that provision of Riegle-Neal. BANK ONE might use Riegle-Neal to acquire banks in additional states and to consolidate its affiliate banks under a smaller number of separate charters.

Other Regulatory Supervision

BANK ONE’s nonbank subsidiaries and banking-related business units are subject to regulation by various state and federal regulatory agencies and self-regulatory organizations. Activities subject to such regulation include investment management, investment advisory services, commodities and securities brokerage, insurance services and products, municipal securities dealing and transfer agency services.

DESCRIPTION OF DEBT SECURITIES

General

The following description applies to the debt securities (other than the Junior Subordinated Debt Securities) offered by this prospectus (the “Debt Securities”). The Debt Securities will be unsecured and may be issued in one or more series. The Debt Securities may be either senior (the “Senior Securities”) or subordinated (the “Senior Subordinated Securities”) in priority of payment.

•	The Senior Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and The Chase Manhattan Bank (“Chase”), as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between BANK ONE and Chase, as trustee (as so supplemented, the “Senior Indenture”).

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•	The Senior Subordinated Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and Chase, as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between BANK ONE and Chase, as trustee (as so supplemented, the “Senior Subordinated Indenture”).

•	The Senior Indenture and the Senior Subordinated Indenture are referred to together as the “Indentures”.

•	References to the “Senior Trustee” means Chase in its capacity as trustee under the Senior Indenture or the Senior Subordinated Indenture, as applicable.

The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not claim to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to, or incorporated by reference in, the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the applicable Indenture.

The following material describes certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of any Debt Security and the extent to which these general provisions may apply to such Debt Securities will be described in the prospectus supplement relating to the Debt Securities.

Neither of the Indentures limits the aggregate principal amount of Debt Securities which may be issued under it. Debt Securities of any series may be issued under either Indenture up to the aggregate principal amount authorized from time to time by BANK ONE. Debt Securities may be denominated in any currency or currency unit designated by BANK ONE. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other debt which may be incurred or the other securities which may be issued by BANK ONE or any of its subsidiaries.

Debt Securities of a series may be issuable in registered form without coupons, in bearer form with or without coupons attached or in the form of one or more global securities in registered or bearer form. Any bearer securities will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of Debt Securities for which this prospectus is being delivered:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount or aggregate initial public offering price of the Debt Securities;

•	the priority of payment of the Debt Securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the Debt Securities will be issued;

•	the date or dates on which the principal of the Debt Securities will be payable;

•	whether the Debt Securities will bear interest, any interest rate or rates, which may be fixed or variable, or the method of determining the same;

•	any date or dates from which interest on the Debt Securities will accrue, the date or dates on which any interest will be payable, the date or dates on which any payment of interest will commence and the regular record dates for the interest payment dates;

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•	the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid;

•	each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	the place or places where any principal, premium and interest on the Debt Securities will be payable;

•	any date or dates after which the Debt Securities may be redeemed or purchased in whole or in part, at the option of BANK ONE or mandatorily pursuant to any sinking, purchase or similar fund or at the option of the holder, and the redemption or repayment price or prices;

•	any terms upon which the Debt Securities may be convertible into or exchanged for securities or indebtedness of any kind of BANK ONE or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the Debt Securities;

•	the currency, currencies or units based on or related to currencies for which the Debt Securities may be purchased and the currency, currencies or currency units in which any principal of, premium and interest on the Debt Securities may be payable;

•	any index used to determine the amount of payments of principal of, any premium and any interest on the Debt Securities;

•	whether any of the Debt Securities are to be issuable as bearer securities and/or registered securities, and if issuable as bearer securities, any limitations on issuance of the bearer securities and any provisions regarding the transfer or exchange of the bearer securities, including exchange for registered Debt Securities of the same series;

•	the payment of any additional amounts with respect to the Debt Securities;

•	whether any of the Debt Securities will be issued as original issue discount securities;

•	any information with respect to book-entry procedures;

•	any additional covenants or Events of Default not currently included in the applicable Indenture; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture.

If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if any principal of, premium, or interest, on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of Debt Securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

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Debt Securities may be issued as original issue discount Debt Securities which bear no interest or interest at a rate which at the time of issuance is below market rates. Original issue discount securities will be sold at a substantial discount below the stated principal amount due at their stated maturity. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security. Federal income tax considerations with respect to original issue discount securities will be described in the applicable prospectus supplement.

Registration and Transfer

Debt Securities normally will be issued only as registered securities. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations relating to the bearer securities will be described in the applicable prospectus supplement.

Debt Securities issued as registered securities will not have interest coupons. Debt Securities issued as bearer securities will have interest coupons attached, unless issued as zero coupon securities.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer duly executed, or exchanged for other Debt Securities of the same series at the office of the security registrar specified in the applicable Indenture. BANK ONE has agreed in each of the Indentures that, with respect to registered securities having The City of New York as a place of payment, BANK ONE will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but BANK ONE may require payment of any taxes or other governmental charges.

Provisions relating to the exchange of bearer securities for other Debt Securities of the same series, including, if applicable, registered securities, will be described in the applicable prospectus supplement. In no event, however, will registered securities be exchangeable for bearer securities.

Book-Entry Debt Securities

Debt Securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. A global security may not be transferred except as a whole among the depositary, any successor depositary and any of their nominees.

The specific terms of the depositary arrangement for a series of Debt Securities and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global securities will be described in the applicable prospectus supplement. See also “Global Securities” in this prospectus.

Payment and Paying Agents

Payment of principal of, any premium, and any interest on registered securities will be made at the office of the paying agent or paying agents designated by BANK ONE from time to time. In addition, at the option of BANK ONE, payment of any interest may be made:

•	by check mailed to the address of the person entitled to the payment at the address in the applicable security register or

•	by wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

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Payment of any installment of interest on registered securities will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date for the payment.

Payment of principal of, any premium, and any interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as designated by BANK ONE from time to time. The payment will be made, at the option of the holder, by check or by transfer to an account maintained by the holder with a bank located outside the United States.

Payment of interest on bearer securities will be made only against surrender of the coupon relating to the interest payment date. Payment on any bearer security will not be made at any office or agency of BANK ONE in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Consolidation, Merger or Sale of Assets

Each Indenture provides that BANK ONE may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that:

•	any successor assumes BANK ONE’s obligations on the applicable Debt Securities and under the applicable Indenture,

•	after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the Senior Indenture) in the case of the Senior Securities, or Default (as defined in the Senior Subordinated Indenture) in the case of the Senior Subordinated Securities, will have happened and be continuing and

•	certain other conditions under the applicable Indenture are met.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the Debt Securities, or the Senior Trustee acting on their behalf, to take any of the actions described below under “Senior Securities—Events of Default, Waivers, Etc.” or “Senior Subordinated Securities—Events of Default, Defaults, Waivers, Etc.”

Leveraged and Other Transactions

Each Indenture and the Debt Securities do not contain provisions which would protect holders of the Debt Securities in the event of a highly leveraged or other transaction involving BANK ONE which could adversely affect the holders of Debt Securities.

Modification of the Indenture; Waiver of Covenants

Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of the Indenture may be made which affect the rights of the holders of the Debt Securities. However, no such modification or alteration may be made without the consent of the holder of each Debt Security affected which would, among other things,

•	modify the terms of payment of principal, any premium or interest on the Debt Securities; or

•	reduce the percentage in principal amount of outstanding Debt Securities required to modify or alter the applicable Indenture.

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Regarding Chase

Chase is the Senior Trustee under both the Senior Indenture and the Senior Subordinated Indenture. Chase serves as trustee for certain subordinated debt securities issued by BANK ONE under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995.

Chase also serves as the institutional or property trustee under declarations of trust for seven statutory business trusts formed under the laws of the State of Delaware and sponsored by BANK ONE. In connection with those transactions, Chase also serves as the debt trustee under an indenture originally dated as of November 15, 1996 and the Junior Indenture (as defined in the section entitled “Description of Junior Subordinated Debt Securities”) with respect to junior subordinated debentures of BANK ONE purchased by these trusts. Chase is also the guarantee trustee under each of seven guarantee agreements dated as of December 3, 1996, December 5, 1996, January 31, 1997, September 20, 1999, August 8, 2000, August 30, 2000 and August 30, 2000, from BANK ONE to the applicable trust guaranteeing certain payments to such trust.

As described under “Description of Junior Subordinated Debt Securities—The Debt Trustee”, Chase is the Debt Trustee under the Junior Indenture. Chase also serves as the Institutional Trustee for each BANK ONE Capital Trust and will be the Preferred Guarantee Trustee under each Preferred Securities Guarantee issued with respect to a series of Preferred Securities offered under this prospectus.

Chase has its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

Chase Manhattan Bank USA, National Association (“Chase Delaware”), an affiliate of Chase, will serve as the Delaware Trustee for each BANK ONE Capital Trust. The office of the Delaware Trustee for each BANK ONE Capital Trust is 1201 Market Street, Wilmington, Delaware 19801. Chase Delaware also serves as trustee for subordinated debt securities issued by BANK ONE under an indenture originally dated March 1, 1989. Chase Delaware is also the Delaware trustee for the seven Delaware business trusts described in the second paragraph of this section.

BANK ONE and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

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SENIOR SECURITIES

The Senior Securities will be direct, unsecured obligations of BANK ONE and will rank on a parity with all outstanding unsecured senior indebtedness of BANK ONE.

Events of Default, Waivers, Etc.

An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as

(1) default in the payment of principal of or any premium on any of the outstanding Senior Securities of that series when due;

(2) default in the payment of interest on any of the outstanding Senior Securities of that series when due and continuance of such default for 30 days;

(3) default in the performance of any other covenant of BANK ONE in the Senior Indenture with respect to Senior Securities of such series and continuance of such default for 90 days after written notice;

(4) certain events of bankruptcy, insolvency or reorganization of BANK ONE; and

(5) any other event that may be specified in a prospectus supplement with respect to any series of Senior Securities.

If an Event of Default with respect to any series of outstanding Senior Securities occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Securities of such series may declare the principal amount (or if such Senior Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding Senior Securities of any series may waive an Event of Default resulting in acceleration of such Senior Securities, but only if all Events of Default with respect to Senior Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an Event of Default occurs and is continuing, the Senior Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions described in the Senior Indenture will, proceed to protect the rights of the holders of all the Senior Securities of that series. Prior to acceleration of maturity of the outstanding Senior Securities of any series, the holders of a majority in aggregate principal amount of the Senior Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, any premium or interest on the Senior Securities of that series.

The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (1) or (2) of the first paragraph in this subsection, BANK ONE will, upon demand of the Senior Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on the affected Senior Securities for principal, any premium and interest. The Senior Indenture further provides that if BANK ONE fails to pay such amount upon this demand, the Senior Trustee may, among other things, institute a judicial proceeding for the collection of these amounts.

The Senior Indenture also provides that the holder of any Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on the Senior Securities when due and that this right will not be impaired without the consent of that holder.

BANK ONE is required to file annually with the Senior Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.

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SENIOR SUBORDINATED SECURITIES

The Senior Subordinated Securities will be direct, unsecured obligations of BANK ONE and, unless otherwise specified in the prospectus supplement relating to a particular series of Senior Subordinated Securities, will be subject to the subordination provisions described below.

Subordination

BANK ONE intends that the Senior Subordinated Securities it issues be treated as capital for calculation of regulatory capital ratios. The Federal Reserve has issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992 is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters. The Senior Subordinated Indenture contains subordination and acceleration provisions for the Senior Subordinated Securities which are intended to be consistent with these interpretations. Subordinated debt of BANK ONE, including any of its predecessor corporations, issued after September 4, 1992, which meets the interpretations are referred to in this prospectus as “new subordinated securities”.

Senior Subordinated Securities offered under this prospectus will constitute new subordinated securities.

•	Upon any distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE the payment of the principal of, any premium, and interest on the Senior Subordinated Securities is to be subordinated in right of payment, to the extent provided in the Senior Subordinated Indenture, to the prior payment in full of all Senior Indebtedness. Senior Indebtedness is defined below.

•	In certain events of bankruptcy or insolvency of the BANK ONE, the payment of the principal of and interest on the Senior Subordinated Securities will, to the extent provided in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations. General Obligations are defined below.

•	Upon any distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Senior Subordinated Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Senior Subordinated Securities.

•	If upon any payment or distribution of assets there remain, after giving effect to the subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution on the Senior Subordinated Securities, referred to as “Excess Proceeds”, and if, at the time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of the General Obligations, then these Excess Proceeds will first be applied to pay or provide for the payment in full of the General Obligations before any payment or distribution may be made on the Senior Subordinated Securities.

•	BANK ONE’s other new subordinated securities issued prior to the date of this prospectus contain similar provisions subordinating any payment or distribution on these new subordinated securities to the payment of amounts due or to become due on or in respect of general obligations of BANK ONE.

•	No payment may be made of the principal of, any premium or interest on the Senior Subordinated Securities, or for any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Securities, at any time when

(1)	there is a default in the payment of the principal of, any premium or interest on or otherwise in respect of any Senior Indebtedness or

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(2)	any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Senior Subordinated Securities or any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity of the Senior Indebtedness.

•	By reason of the subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, certain creditors of BANK ONE who are not holders of Senior Indebtedness or of Senior Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Senior Subordinated Securities.

•	By reason of the subordination of payments and distributions on the new subordinated securities to creditors in respect of general obligations, in the event of a distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, holders of subordinated securities issued by BANK ONE prior to September 4, 1992, may recover less, ratably, than creditors in respect of general obligations and may recover more, ratably, than the holders of new subordinated securities.

•	Subject to payment in full of all Senior Indebtedness, the holders of Senior Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of BANK ONE applicable to Senior Indebtedness.

•	Subject to payment in full of all General Obligations, the holders of the new subordinated securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or securities of BANK ONE applicable to such creditors in respect of General Obligations.

•	“Senior Indebtedness” generally is the principal of, any premium, and interest on:

(1) all of BANK ONE’s indebtedness for money borrowed, other than subordinated securities, including the Senior Subordinated Securities, issued under the Senior Subordinated Indenture and BANK ONE’s other existing subordinated indebtedness, whether outstanding on the date of execution of the Senior Subordinated Indenture or created afterward, assumed or incurred, except such indebtedness that by its terms is expressly stated to be not superior in right of payment to the subordinated securities issued under the Senior Subordinated Indenture or the other existing subordinated indebtedness or to rank on a parity with the subordinated securities issued under the Senior Subordinated Indenture or the other existing subordinated indebtedness; and

(2) any deferrals, renewals or extensions of any such Senior Indebtedness.

The term “indebtedness for money borrowed” includes, without limitation, any obligation of, or any obligation guaranteed by, BANK ONE for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

There is no limitation on the issuance of additional Senior Indebtedness of BANK ONE.

The Senior Subordinated Securities offered by this prospectus rank and will rank on a parity with the currently existing subordinated indebtedness of BANK ONE, subject to the obligations of the holders of Senior Subordinated Securities (and, generally, holders of other new subordinated securities) to pay over to creditors in respect of general obligations any proceeds remaining after payments and distributions to holders of Senior Indebtedness. In the event of a distribution of assets of BANK ONE upon any dissolution, winding up, liquidation or reorganization, the holders of the new subordinated securities, including holders of the Senior Subordinated Securities offered by this prospectus, may receive less, ratably, than holders of subordinated securities issued prior to September 4, 1992.

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The Senior Subordinated Securities rank and will rank senior to Junior Subordinated Indebtedness of BANK ONE.

“General Obligations” means all obligations of BANK ONE to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than

(1) obligations on account of Senior Indebtedness,

(2) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Securities and

(3) obligations which by their terms are expressly stated not to be superior in right of payment to the Senior Subordinated Securities or to rank on a parity with the Senior Subordinated Securities.

In the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve or other competent regulatory agency or authority, as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that that subordinated debt be subordinated to obligations to creditors in addition to those described above, then the term “General Obligations” will also include those additional obligations to creditors. For purposes of this definition, “claim” has the meaning found in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Senior Subordinated Indenture.

“Junior Subordinated Indebtedness”, means the principal of, any premium and interest on all of BANK ONE’s indebtedness for money borrowed, but excluding trade accounts payable arising in the ordinary course of business, whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred and any deferrals, renewals or extensions of such debt, provided such debt

(1) is by its terms subordinated to the Senior Subordinated Securities,

(2) is between or among BANK ONE and certain affiliated financing entities including all debt securities and guarantees in respect of those debt securities issued to certain financing entities or a trustee of a financing entity sponsored by BANK ONE,

(3) is evidenced by securities issued under either the indentures dated as of November 15, 1996 or the Junior Indenture, each between BANK ONE and Chase, as trustee, unless those securities are by their terms senior in right of payment to the securities heretofore issued under said indentures, or

(4) is a guarantee of BANK ONE on a subordinated basis under certain guarantee agreements dated December 3, 1996, December 5, 1996, January 31, 1997, September 20, 1999, August 8, 2000, August 30, 2000 or August 30, 2000, relating to securities issued by certain financing entities affiliated with BANK ONE.

The Junior Subordinated Debt Securities and the Preferred Securities Guarantees, if issued, will constitute Junior Subordinated Indebtedness.

As of June 30, 2000, the aggregate amount of Senior Indebtedness and General Obligations of BANK ONE was approximately $16.4 billion.

Limited Rights of Acceleration

Payment of principal of the Senior Subordinated Securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of BANK ONE. There is no right of acceleration in the case of a default in the payment of principal of, any premium or interest on the Senior Subordinated Securities or the performance of any other covenant of BANK ONE in the Senior Subordinated Indenture.

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Payment of principal of BANK ONE’s subordinated securities issued prior to September 4, 1992 may also be accelerated in the case of the bankruptcy, insolvency or reorganization of BANK ONE. For certain of these subordinated securities, payment of principal also may be accelerated in the case of insolvency or receivership of Bank One, National Association (Chicago, Illinois) or Bank One, Michigan.

Events of Default, Defaults, Waivers, Etc.

An Event of Default with respect to Senior Subordinated Securities of any series is defined in the Senior Subordinated Indenture to include certain events involving the bankruptcy, insolvency or reorganization of BANK ONE and any other Event of Default provided for Senior Subordinated Securities of that series.

A “Default” with respect to Senior Subordinated Securities of any series is defined in the Senior Subordinated Indenture as:

(1) an Event of Default with respect to such series;

(2) default in the payment of the principal of or any premium on any Senior Subordinated Security of the series when due;

(3) default in the payment of interest upon any Senior Subordinated Security of the series when due and the continuance of such default for a period of 30 days;

(4) default in the performance of any other covenant or agreement of BANK ONE in the Senior Subordinated Indenture with respect to Senior Subordinated Securities of the series and continuance of the default for 90 days after written notice; or

(5) any other Default provided with respect to Senior Subordinated Securities of any series.

If an Event of Default with respect to any series of outstanding Senior Subordinated Securities occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Subordinated Securities of the series may declare the principal amount, or if such Senior Subordinated Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series of all Senior Subordinated Securities of that series to be immediately due and payable.

The holders of a majority in aggregate principal amount of the Senior Subordinated Securities of any series outstanding under the Senior Subordinated Indenture may waive an Event of Default resulting in acceleration of such Senior Subordinated Securities, but only if all Defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If a Default occurs and is continuing, the Senior Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions described in the Senior Subordinated Indenture will, proceed to protect the rights of the holders of all the Senior Subordinated Securities of the series.

Prior to acceleration of maturity of the outstanding Senior Subordinated Securities of any series, the holders of a majority in aggregate principal amount of such Senior Subordinated Securities may waive any past default under the Senior Subordinated Indenture except a default in the payment of principal of, any premium or interest on the Senior Subordinated Securities of the series.

The Senior Subordinated Indenture provides that in the event of a Default specified in clauses (2) or (3) of the first paragraph in this subsection, BANK ONE will, upon demand of the Senior Trustee, pay to it, for the benefit of the holder of any Senior Subordinated Security, the whole amount then due and payable on the Senior Subordinated Security for principal, any premium and interest. The Senior Subordinated Indenture further provides that if BANK ONE fails to pay the amount upon such demand, the Senior Trustee may, among other things, institute a judicial proceeding for the collection of the amount.

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The Senior Subordinated Indenture also provides that notwithstanding any other provision of the Senior Subordinated Indenture, the holder of any Senior Subordinated Security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on the Senior Subordinated Security on the stated maturities and that such right will not be impaired without the consent of such holder.

BANK ONE is required to file annually with the Senior Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Subordinated Indenture or the Senior Subordinated Securities.

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DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

Junior subordinated debt securities (the “Junior Subordinated Debt Securities”) may be issued from time to time in one or more series under an Indenture dated as of January 1, 1997 (the “Junior Indenture”), between BANK ONE and Chase, as trustee (the “Debt Trustee”). The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act. The following summary of certain provisions contained in the Junior Indenture is not complete and is subject to the provisions of, and is qualified in its entirety by, the Junior Indenture, which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

The Junior Subordinated Debt Securities will be unsecured, subordinated obligations of BANK ONE. The Junior Indenture does not limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued under it. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Junior Indenture or a resolution of BANK ONE’s Board of Directors or a committee appointed by the Board.

In the event Junior Subordinated Debt Securities are issued to a BANK ONE Capital Trust or a trustee of a Bank One Capital trust in connection with the issuance of Trust Securities by the BANK ONE Capital Trust, these Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of the Trust Securities in connection with the dissolution of the BANK ONE Capital Trust, as described in the prospectus supplement relating to the Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a BANK ONE Capital Trust or a trustee of a Bank One Capital trust in connection with the issuance of Trust Securities by the BANK ONE Capital Trust.

You must review the prospectus supplement relating to the particular Junior Subordinated Debt Securities for the following terms:

•	the specific designation of the Junior Subordinated Debt Securities;

•	the aggregate principal amount of the Junior Subordinated Debt Securities;

•	the percentage of their principal amount at which the Junior Subordinated Debt Securities will be issued;

•	the date or dates on which the principal of and any premium on the Junior Subordinated Debt Securities will be payable and any right to extend the date or dates;

•	any interest rate or rates, which may be fixed or variable, of the Junior Subordinated Debt Securities, or the method of determination of the rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which interest will be payable or the manner of determination of interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	any right to extend the interest payment periods and the duration of an extension;

•	any period or periods within which, the price or prices of which, and the terms and conditions upon which the Junior Subordinated Debt Securities may be redeemed, in whole or in part;

•	any right and/or obligation of BANK ONE to redeem or purchase the Junior Subordinated Debt Securities pursuant to any sinking fund or similar provisions or at the option at the holder of the

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security and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Junior Subordinated Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

•	any terms and conditions upon which the Junior Subordinated Debt Securities may be converted into shares of the common stock of BANK ONE, including the conversion price and any circumstances under which any conversion right will expire;

•	the terms of subordination;

•	the form of the Junior Subordinated Debt Securities; and

•	any other specific terms of the Junior Subordinated Debt Securities.

If a prospectus supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, any premium, and any interest on the Junior Subordinated Debt Securities will be payable.

The Junior Indenture does not contain provisions that protect holders of the Junior Subordinated Debt Securities in the event of a highly leveraged transaction or other similar transaction involving BANK ONE that may adversely affect such holders.

Form, Exchange, Registration, Transfer and Payment

The Junior Subordinated Debt Securities generally will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but BANK ONE or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection with a transfer or exchange.

Principal and any premium or interest will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the paying and authenticating agent designated by BANK ONE from time to time. In addition payment of any interest may be made at the option of BANK ONE:

•	by check mailed to the address of the person entitled to such payment as it appears in the security register or

•	by wire transfer to an account maintained by the person entitled to such payment as specified in the applicable security register.

Book-Entry Junior Subordinated Debt Securities

The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary, or its nominee, which will be identified in the prospectus supplement relating to that series. In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by the global security or securities. Until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for the global security to a nominee for the depositary and except in the circumstances described in the applicable prospectus supplement.

The specific terms of the depositary arrangement for any portion of a series of Junior Subordinated Debt Securities to be represented by a global security and a description of the depositary will be provided in the applicable prospectus supplement. See also “Global Securities” in this prospectus.

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Subordination

The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of BANK ONE, which may include both senior and subordinated indebtedness for money borrowed, to the extent described in the applicable prospectus supplement.

Certain Covenants of BANK ONE

BANK ONE has covenanted, that it will not, and will not permit any subsidiary of BANK ONE to,

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE’s capital stock or

•	make any payment of principal of or interest or any premium on or repay, repurchase or redeem any debt securities of BANK ONE that rank on a parity in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the Senior Debt Securities of any subsidiary of BANK ONE if such guarantee ranks on a parity with or junior in interest to the Junior Subordinated Debt Securities, other than:

(1) dividends or distributions in common stock of BANK ONE,

(2) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

(3) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to Trust Securities issued by the BANK ONE Capital Trust holding the Junior Subordinated Debt Securities,

(4) purchases of common stock related to the issuance of common stock or rights under any of BANK ONE’s benefit plans for its directors, officers or employees, and

(5) obligations under any dividend reinvestment and stock purchase plan,

if at the time (A) there has occurred any event of which BANK ONE has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an “Event of Default” under the Junior Indenture with respect to the Junior Subordinated Debt Securities and (b) in respect of which BANK ONE will not have taken reasonable steps to cure, (B) if the Junior Subordinated Debt Securities are held by a BANK ONE Capital Trust, BANK ONE is in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to the BANK ONE Capital Trust or (C) BANK ONE has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Indenture with respect to the Junior Subordinated Debt Securities and has not rescinded such notice, or such period, or any extension of such period is continuing.

In the event Junior Subordinated Debt Securities are issued to a BANK ONE Capital Trust or its trustee in connection with the issuance of Trust Securities of the BANK ONE Capital Trust, for so long as the Trust Securities remain outstanding, BANK ONE will covenant:

•	to maintain directly or indirectly 100% ownership of the Common Securities of the BANK ONE Capital Trust, provided that certain successors which are permitted under the Junior Indenture may succeed to BANK ONE’s ownership of the Common Securities;

•	as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the BANK ONE Capital Trust, except upon prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and (a) in connection with

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a distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the BANK ONE Capital Trust or (b) in connection with certain mergers consolidations or amalgamations permitted by the Declaration of the BANK ONE Capital Trust; and

•	to use its reasonable efforts, consistent with the terms and provisions of the Declaration of the BANK ONE Capital Trust, to cause the BANK ONE Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Limitation on Mergers and Sales of Assets

BANK ONE will not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any person unless

•	the successor entity expressly assumes the obligations of BANK ONE under the Junior Indenture, and

•	after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing under the Junior Indenture.

Events of Default, Waiver and Notice

The Junior Indenture provides that any one or more of the following events which has occurred and is continuing constitutes an “Event of Default” with respect to each series of Junior Subordinated Debt Securities:

(1) default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by BANK ONE will not constitute a default in the payment of interest for this purpose; or

(2) default in payment of principal and any premium on the Junior Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities will not constitute a default for this purpose; or

(3) default by BANK ONE in the performance, or breach, in any material respect of any other of the covenants or agreements in the Junior Indenture which will not have been remedied for a period of 90 days after notice; or

(4) certain events of bankruptcy, insolvency or reorganization of BANK ONE; or

(5) any other Event of Default provided with respect to a particular series of Junior Subordinated Debt Securities as described in the related prospectus supplement.

The Junior Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Junior Subordinated Debt Securities, except in payment of principal or of interest or premium on the Junior Subordinated Debt Securities, if the Debt Trustee considers it in the interest of such holders to do so.

The Junior Indenture provides that if an Event of Default with respect to any series of Junior Subordinated Debt Securities has occurred and is continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the outstanding Junior Subordinated Debt Securities of such affected series may declare the principal of all Junior Subordinated Debt Securities of the series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults may be waived, except defaults in payment of principal of or interest or any premium on the Junior Subordinated Debt Securities, by the holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of the series.

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The holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of any affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Junior Indenture with respect to the series, provided that the holders of the Junior Subordinated Debt Securities will have offered to the Debt Trustee reasonable indemnity against expenses and liabilities.

The Junior Indenture also provides that notwithstanding any of its other provisions, the holder of any Junior Subordinated Debt Security of any series, will have the right to institute suit for the enforcement of any payment of principal of any premium and interest on the Junior Subordinated Debt Security on the stated maturity or upon repayment or redemption of such Junior Subordinated Debt Security and that this right will not be impaired without the consent of such holder.

The Junior Indenture requires the annual filing by BANK ONE with the Debt Trustee of a certificate as to the absence of certain defaults under the Junior Indenture.

Modification of the Junior Indenture

The Junior Indenture contains provisions permitting BANK ONE and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by the modification at the time outstanding, to modify the Indenture or the rights of the holders of the Junior Subordinated Debt Securities. However, no such modification will

(1) modify the terms of payment of principal, any premium or interest on any Junior Subordinated Senior Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment of the security or any right of prepayment, at the option of the holder, without the consent of the holder of each Junior Subordinated Debt Security so affected, or

(2) reduce the percentage of holders of Junior Subordinated Debt Securities whose consent is required for any such modification, unless the consent of the holders of each Junior Subordinated Debt Security affected is obtained.

If Junior Subordinated Debt Securities of a series are held by a BANK ONE Capital Trust or a trustee of such trust, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable BANK ONE Capital Trust consent to that supplemental indenture. If the consent of the holders of each outstanding Junior Subordinated Debt Security of a series is required, the supplemental indenture will not be effective until each holder of the Trust Securities of the applicable BANK ONE Capital Trust consents to the supplemental indenture.

As a result of these pass through voting rights with respect to modifications to the Junior Indenture, no modification to the indenture requiring consent will be effective until the holders of a majority in liquidation amount of the Trust Securities consent to the modification and no modification described in clauses (1) and (2) above will be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable BANK ONE Capital Trust.

Satisfaction and Discharge

The Junior Indenture provides that when all Junior Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, BANK ONE may deposit or cause to be deposited with the Debt Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the outstanding Junior Subordinated Debt Securities for the principal, any premium and interest to the date of the deposit or to the stated maturity, as the case may be. Upon such deposit, the Junior Indenture will cease to be of further effect except as to BANK ONE’s obligations to pay all other sums due pursuant to the Junior Indenture and to provide the officers’ certificates and opinions of counsel required under the Junior Indenture, and BANK ONE will be deemed to have satisfied and discharged the Junior Indenture.

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Governing Law

The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Debt Trustee

Chase serves as the Debt Trustee under the Junior Indenture, as well as the Institutional Trustee and the Preferred Guarantee Trustee. Chase also will serve as Senior Trustee for the Debt Securities offered pursuant to this prospectus. For a description of BANK ONE’s other relationships with Chase, see “Description of Debt Securities—Regarding Chase” in this prospectus.

DESCRIPTION OF THE PREFERRED SECURITIES

Each BANK ONE Capital Trust may issue only one series of Preferred Securities and such series will have the terms described in the applicable prospectus supplement. The Declaration of each BANK ONE Capital Trust authorizes the Regular Trustees of that BANK ONE Capital Trust to issue on behalf of the BANK ONE Capital Trust one series of Preferred Securities. The Declaration has been qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have terms, including with respect to distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as described in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Junior Subordinated Debt Securities held by the BANK ONE Capital Trust and described in the applicable prospectus supplement.

You must review the prospectus supplement relating to the Preferred Securities of the BANK ONE Capital Trust for specific terms, including:

•	the distinctive designation of the Preferred Securities;

•	the number and the initial public offering price of Preferred Securities issued by the BANK ONE Capital Trust;

•	the annual distribution rate or method of determining the annual distribution rate for the Preferred Securities, the date or dates upon which the distributions will be payable and the date or dates from which distributions will accrue;

•	whether distributions on the Preferred Securities will be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which the distributions on the Preferred Securities will be cumulative;

•	the amount or amounts which will be paid out of the assets of the BANK ONE Capital Trust to the holders of Preferred Securities of the BANK ONE Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of the BANK ONE Capital Trust;

•	any obligation of the BANK ONE Capital Trust to purchase or redeem Preferred Securities issued by the BANK ONE Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to such obligation;

•	any voting rights of the Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more BANK ONE Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of the BANK ONE Capital Trust;

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•	any terms and conditions upon which the Junior Subordinated Debt Securities held by a BANK ONE Capital Trust may be distributed to holders of Preferred Securities;

•	any right and/or obligation of BANK ONE to redeem or purchase the Preferred Securities pursuant to any sinking fund or similar provisions or at the option at the holder of the Preferred Securities and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Preferred Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

•	any terms and conditions upon which the Preferred Securities may be converted into shares of the common stock of BANK ONE, including the conversion price and any circumstances under which the conversion right will expire;

•	any securities exchange upon which the Preferred Securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the BANK ONE Capital Trust not inconsistent with the Declaration of the BANK ONE Capital Trust or with applicable law.

All Preferred Securities will be guaranteed by BANK ONE to the extent described below under “Description of the Preferred Securities Guarantees”.

Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the applicable prospectus supplement.

In connection with the issuance of Preferred Securities, each BANK ONE Capital Trust will issue one series of Common Securities. The Common Securities will have the terms relating to distributions, redemption, voting, liquidation rights or other restrictions as are described in the Declaration. Except for voting rights, the terms of the Common Securities issued by a BANK ONE Capital Trust will be substantially identical to the terms of the Preferred Securities issued by that trust. The Common Securities will rank on a parity, and payments will be made on the Common Securities pro rata, with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment for distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the BANK ONE Capital Trustees of a BANK ONE Capital Trust. All of the Common Securities of each BANK ONE Capital Trust will be directly or indirectly owned by BANK ONE.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If an Event of Default under the Declaration of a BANK ONE Capital Trust occurs and is continuing, then the holders of Preferred Securities of the BANK ONE Capital Trust will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Junior Subordinated Debt Securities against BANK ONE. In addition, the holders of a majority in liquidation amount of the Preferred Securities of the BANK ONE Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities.

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If the Institutional Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debt Securities, a holder of Preferred Securities of such BANK ONE Capital Trust may, to the fullest extent permitted by law, institute a legal proceeding directly against BANK ONE to enforce the Institutional Trustee’s rights without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the applicable Declaration has occurred and is continuing and the event is attributable to the failure of BANK ONE to pay interest or principal on the applicable series of Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of the BANK ONE Capital Trust may directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the applicable series of Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. In connection with this direct action, BANK ONE will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by BANK ONE to a holder of Preferred Securities in a direct action. This means that BANK ONE will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of the direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from the applicable BANK ONE Capital Trust.

Information Concerning the Institutional Trustee

For information concerning the relationship between Chase, the Institutional Trustee, and BANK ONE, see “Description of the Junior Subordinated Debt Securities—The Debt Trustee” and “Description of the Debt Securities—Regarding Chase” in this prospectus.

Information Concerning the Delaware Trustee

For information concerning the relationship between Chase Delaware, the Delaware Trustee, and BANK ONE, see “Description of the Debt Securities—Regarding Chase” in this prospectus.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

The guarantees with respect to the Preferred Securities ( the “Preferred Securities Guarantees”) will be executed and delivered by BANK ONE for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee has been qualified as an indenture under the Trust Indenture Act. Chase will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the “Preferred Guarantee Trustee”). The terms of each Preferred Securities Guarantee will be those in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the terms and provisions of the Preferred Securities Guarantees in this section does not claim to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable BANK ONE Capital Trust.

General

Under each Preferred Securities Guarantee, BANK ONE will irrevocably and unconditionally agree, to the extent described in the guarantee, to pay in full, to the holders of the Preferred Securities issued by a BANK ONE Capital Trust, the guarantee payments (described below), except to the extent paid by the BANK ONE Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the BANK ONE Capital Trust may have or claim to have.

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The following payments with respect to Preferred Securities issued by a BANK ONE Capital Trust, to the extent not paid by the BANK ONE Capital Trust will be subject to the applicable Preferred Securities Guarantee, without duplication:

(1) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the BANK ONE Capital Trust has funds available for such payments;

(2) the redemption price, including all accrued and unpaid distributions to the date of payment, to the extent the BANK ONE Capital Trust has funds available for such payments with respect to any Preferred Securities called for redemption by the BANK ONE Capital Trust; and

(3) upon a voluntary or involuntary dissolution, winding-up or termination of the BANK ONE Capital Trust, other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent the BANK ONE Capital Trust has funds available for the payment and (b) the amount of assets of the BANK ONE Capital Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the BANK ONE Capital Trust.

The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued.

BANK ONE’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by BANK ONE to the holders of Preferred Securities or by causing the applicable BANK ONE Capital Trust to pay such amounts to the holders.

Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent the BANK ONE Capital Trust has funds available for the payments. If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities purchased by a BANK ONE Capital Trust, the BANK ONE Capital Trust will not pay distributions on the Preferred Securities issued by the BANK ONE Capital Trust and will not have funds available for such a payment. See “Description of Junior Subordinated Debt Securities—Certain Covenants of BANK ONE”. The Preferred Securities Guarantee, when taken together with BANK ONE’s obligations under the Junior Subordinated Debt Securities, the Junior Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the BANK ONE Capital Trust, other than with respect to the Trust Securities, will provide a full and unconditional guarantee on a subordinated basis by BANK ONE of payments due on the Preferred Securities.

BANK ONE has also agreed separately to irrevocably and unconditionally guarantee the obligations of the BANK ONE Capital Trusts with respect to the Common Securities (the “Common Securities Guarantees”) to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Junior Indenture, holders of Preferred Securities will have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Modification of the Preferred Securities Guarantees; Assignment

Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities, in which case no vote will be required, each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable BANK ONE Capital Trust. The manner of obtaining the approval of holders of the Preferred Securities will be described in the applicable prospectus supplement. All guarantees and agreements contained in a Preferred Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of BANK ONE and will benefit the holders of the outstanding Preferred Securities of the applicable BANK ONE Capital Trust.

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Termination

Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable BANK ONE Capital Trust

•	upon full payment of the redemption price of all Preferred Securities of the BANK ONE Capital Trust;

•	upon distribution of the Junior Subordinated Debt Securities held by the BANK ONE Capital Trust to the holders of the Preferred Securities of that BANK ONE Capital Trust; or

•	upon full payment of the amounts payable under the Declaration of the BANK ONE Capital Trust upon liquidation of the BANK ONE Capital Trust.

Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable BANK ONE Capital Trust must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.

Events of Default

An event of default under a Preferred Securities Guarantee will occur upon the failure of BANK ONE to perform any of its payment or other obligations under the guarantee.

The holders of a majority in liquidation amount of the Preferred Securities relating to a Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee with respect to the Preferred Securities. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities relating to the Preferred Securities Guarantee may institute a legal proceeding directly against BANK ONE to enforce the Preferred Guarantee Trustee’s rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant BANK ONE Capital Trust, the Preferred Guarantee Trustee or any other person or entity. However, if BANK ONE has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against BANK ONE for enforcement of the Preferred Securities Guarantee for the payment. BANK ONE waives any right or remedy to require that any action be brought first against the BANK ONE Capital Trust or any other person or entity before proceeding directly against BANK ONE.

Status of the Preferred Securities Guarantees

Unless otherwise provided in the applicable prospectus supplement, the Preferred Securities Guarantees with respect to the Preferred Securities of any BANK ONE Capital Trust will constitute unsecured obligations of BANK ONE and will rank (A) subordinate and junior in right of payment to certain other liabilities of BANK ONE, as described in the prospectus supplement and (B) on a parity with any guarantee now or hereafter entered into by BANK ONE in respect of any other BANK ONE Capital Trust or any other similar financing vehicle sponsored by BANK ONE.

The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable BANK ONE Capital Trust by acceptance of the Preferred Securities agrees to the subordination provisions and other terms of the Preferred Securities Guarantee as described in the applicable prospectus supplement.

The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection, meaning that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity.

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Information Concerning the Preferred Guarantee Trustee

Prior to the occurrence of a default with respect to a Preferred Securities Guarantee, the Preferred Guarantee Trustee will undertake to perform only the duties that are specifically described in the Preferred Securities Guarantee. After the occurrence of a default, the Preferred Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee will be under no obligation to exercise any of the powers given it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless the Preferred Guarantee Trustee is offered reasonable indemnity against the costs, expenses and liabilities which it might incur in exercising the powers.

For information concerning the relationship between the Preferred Guarantee Trustee and BANK ONE, see “Description of Junior Subordinated Debt Securities—The Debt Trustee” and “Description of the Debt Securities—Regarding Chase” in this prospectus.

Governing Law

The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

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EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES

AND THE PREFERRED SECURITIES GUARANTEE

The sole purpose of each of the BANK ONE Capital Trusts is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the BANK ONE Capital Trust, and to invest the proceeds from the issuance and sale in Junior Subordinated Debt Securities.

As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

•	the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;

•	the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;

•	BANK ONE will pay, and the applicable BANK ONE Capital Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable BANK ONE Capital Trust, other than with respect to the Trust Securities; and

•	the Declaration provides that the BANK ONE Capital Trustees will not take or cause or permit the applicable BANK ONE Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable BANK ONE Capital Trust.

Payments of distributions, to the extent funds are available, and other payments due on the Preferred Securities, to the extent funds are available, are guaranteed by BANK ONE as and to the extent described under “Description of the Preferred Securities Guarantees”. If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities purchased by the applicable BANK ONE Capital Trust, it is expected that the applicable BANK ONE Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable BANK ONE Capital Trust has sufficient funds for the payment of such distributions.

The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that BANK ONE has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the applicable BANK ONE Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with BANK ONE’s obligations under the Junior Subordinated Debt Securities and the Junior Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable BANK ONE Capital Trust, other than with respect to the Trust Securities, provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

If BANK ONE fails to make interest or other payments on the Junior Subordinated Debt Securities when due, taking account of any extension period, the Declaration provides a mechanism whereby the holders of the Preferred Securities may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against BANK ONE to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the Declaration has occurred and is continuing and this event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities on the date the interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a direct action against BANK ONE for payment.

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In connection with a direct action, BANK ONE will be subrogated to the rights of a holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to that holder of Preferred Securities in a direct action. BANK ONE, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If BANK ONE fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights under the guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against BANK ONE to enforce the Guarantee Trustee’s rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable BANK ONE Capital Trust, the Guarantee Trustee, or any other person or entity.

BANK ONE and each of the BANK ONE Capital Trusts believe that the mechanisms and obligations described above, taken together, provide a full and unconditional guarantee by BANK ONE on a subordinated basis of payments due on the Preferred Securities. See “Description of the Preferred Securities Guarantees—General”.

GLOBAL SECURITIES

Debt Securities and Junior Subordinated Debt Securities issued by BANK ONE (for purposes of this section, collectively, “debt securities”) of a series and Preferred Securities issued by a BANK ONE Capital Trust may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Until it is exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole

•	by the depositary for the global security to a nominee of the depositary or

•	by a nominee of the depositary to the depositary or another nominee of the depositary or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

The specific terms of the depositary arrangement for a series of Debt Securities or Junior Subordinated Debt Securities issued by BANK ONE or the Preferred Securities issued by a BANK ONE Capital Trust and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global securities will be described in the applicable prospectus supplement. BANK ONE anticipates that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts or liquidation amounts, as applicable, of the individual securities represented by the global security to the accounts of persons that have accounts with the depositary. The underwriters or agents for the securities will designate such accounts. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the

38

securities represented by the global security for all purposes under the applicable indenture or Declaration governing the securities. Except as provided below, owners of beneficial interests in a global security

•	will not be entitled to have any of the individual securities represented by the global security registered in their names,

•	will not receive or be entitled to receive physical delivery of any such securities in definitive form and

•	will not be considered the owners or holders of the securities under the applicable indenture or Declaration governing the securities.

Payments of principal of, any premium and any interest on individual debt securities or distributions on Preferred Securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing the securities. None of BANK ONE, any BANK ONE Capital Trust, the relevant trustee for such debt securities or Preferred Securities, any paying agent or any security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or Preferred Securities, as applicable, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Subject to certain restrictions relating to bearer securities, BANK ONE expects that the depositary for a series of debt securities or Preferred Securities or its nominee, upon receipt of any payment of principal, premium or interest or distributions in respect of a permanent global security representing any of the securities will credit the accounts of participants immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount or liquidation amount, as applicable, of the global security for the securities as shown on the records of such depositary or its nominee. BANK ONE also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. These payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary global security representing bearer securities, receipt by the beneficial owners of payments of principal, premium or interest or distributions on the securities will be subject to additional restrictions.

A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:

•	the depositary for a series of debt securities or Preferred Securities, as applicable, is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by BANK ONE within 90 days, or

•	BANK ONE at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities or Preferred Securities, as applicable, determines not to have any debt securities of a series or Preferred Securities, as applicable, represented by one or more global securities or

•	BANK ONE, in its discretion, specifies with respect to the debt securities of a series, or Preferred Securities, as applicable, that an owner of a beneficial interest in a global security representing, debt securities of the series or Preferred Securities, as applicable, may, on terms acceptable to BANK ONE, the applicable trustee and the depositary for such global security, receive debt securities of the series or Preferred Securities, as applicable, in definitive form in exchange for such beneficial interests, subject to any limitations described in the applicable prospectus supplement.

In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series or Preferred Securities, as applicable, represented by

39

such global security equal in principal amount or liquidation amount, as applicable, to such beneficial interest and to have the debt securities or Preferred Securities, as applicable, registered in its name (if the securities are issuable as registered securities).

Debt securities of a series or Preferred Securities, as applicable, issued in definitive form will be issued

•	as registered securities in denominations, unless otherwise specified by BANK ONE, of $1,000 and multiples of $1,000 if the debt securities of the series or Preferred Securities, as applicable, are issuable as registered securities,

•	as bearer securities in denominations, unless otherwise specified by BANK ONE, of $5,000 if the debt securities of the series or Preferred Securities, as applicable, are issuable as bearer securities or

•	as either registered or bearer securities, if the debt securities of the series or Preferred Securities, as applicable, are issuable in either form.

Certain restrictions may apply on the issuance of a bearer security in definitive form in exchange for an interest in a global security.

PLAN OF DISTRIBUTION

The securities offered under this prospectus may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be described in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters may be deemed to have received compensation from BANK ONE and/or the applicable BANK ONE Capital Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by BANK ONE and/or the applicable BANK ONE Capital Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with BANK ONE and a BANK ONE Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by BANK ONE for certain expenses.

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In connection with the offering of the securities of BANK ONE or any BANK ONE Capital Trust, BANK ONE or such BANK ONE Capital Trust may grant to the underwriters an option to purchase additional securities to cover any over-allotments, at the initial public offering price (with an additional underwriting commission), as described in the accompanying prospectus supplement. If BANK ONE or such BANK ONE Capital Trust grants any over-allotment option, the terms of such over-allotment option will be described in the prospectus supplement for such securities.

Underwriters and dealers may engage in transactions with, or perform services for, BANK ONE and/or the applicable BANK ONE Capital Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and their associates may be customers of, including borrowers from, engage in transactions with, and perform services for, BANK ONE, the BANK ONE banks and other subsidiaries of BANK ONE in the ordinary course of business.

Securities will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

One or more direct or indirect subsidiaries of BANK ONE may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by law. The participation of any such subsidiary will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”). The offer and sale of the securities will comply with Rule 2810 of the Rules of Conduct of the NASD. In addition, no NASD member participating in offers and sales of securities will execute a transaction in the securities in a discretionary account without the prior specific written approval of the member’s customer.

This prospectus and the related prospectus supplement may be used by direct or indirect subsidiaries of BANK ONE in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the BANK ONE Capital Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to BANK ONE and the BANK ONE Capital Trusts. Unless otherwise indicated in the applicable prospectus supplement, the validity of the Senior Debt Securities, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for BANK ONE by Christine A. Edwards, Executive Vice President, Chief Legal Officer and Secretary of BANK ONE. Unless otherwise indicated in the applicable prospectus supplement, certain United States federal income taxation matters will be passed upon for BANK ONE and the BANK ONE Capital Trusts by Cravath, Swaine & Moore, special tax counsel to BANK ONE and the BANK ONE Capital Trusts. Cravath, Swaine & Moore performs legal services for BANK ONE from time to time.

EXPERTS

The consolidated financial statements of BANK ONE included in the Annual Report on Form 10-K for the year ended December 31, 1999, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

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[Bank One Logo]

PROSPECTUS

20,000,000 Preferred Securities

BANK ONE CAPITAL VI

7.20% Preferred Securities

$25 liquidation amount

fully and unconditionally guaranteed,

on a subordinated basis, as described herein by

J.P. MORGAN CHASE & CO.

This Prospectus covers the remarketing from time to time of the 8% Preferred Securities Due January 30, 2031 (the “Preferred Securities”) by affiliates of J.P. Morgan Chase & Co. (as successor to Bank One Corporation) and BANK ONE Capital VI. The Preferred Securities were originally offered pursuant to the Prospectus Supplement and Base Prospectus, dated October 11, 2000, attached to this Prospectus and constituting a part of this Prospectus. References to Bank One Corporation or the Company in the attached Prospectus Supplement and Base Prospectus refer to J.P. Morgan Chase & Co., where applicable. References to The Chase Manhattan Bank, as trustee, in the attached Prospectus Supplement and Base Prospectus refer to The Bank of New York, where applicable.

SEE “RISK FACTORS” BEGINNING ON PAGE S-10 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE PREFERRED SECURITIES.

THE PREFERRED SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE PREFERRED SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 1, 2004.

J.P. MORGAN CHASE & CO.

On July 1, 2004, J.P. Morgan Chase & Co. (“JPMorgan Chase”) and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase’s principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

JPMorgan Chase’s activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank. The Investment Bank is one of the world’s leading investment banks with broad client relationships and product capabilities. JPMorgan Chase’s customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services. Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world’s largest cash management providers and one of the world’s largest custodians.

Asset & Wealth Management. Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services. JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institutions and other well-known brands.

Commercial Banking. Commercial Banking includes three client segments: Middle Market, which serves companies with revenues between $10 million and $500 million; Mid-Corporate, which focuses on clients with more significant Investment Banking needs; and Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Leasing.

Retail Financial Services. Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase’s extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry’s leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Three Months Ended March 31,	Year Ended December 31,
	2004	2003	2002	2001	2000	1999
Earnings to Fixed Charges:
Excluding Interest on Deposits	2.50	2.27	1.28	1.18	1.52	1.93
Including Interest on Deposits	2.05	1.87	1.17	1.11	1.31	1.54
Earnings to Combined Fixed Charges and Preferred Stock Dividend
Requirements:
Excluding Interest on Deposits	2.48	2.25	1.27	1.18	1.51	1.90
Including Interest on Deposits	2.04	1.86	1.17	1.11	1.31	1.53

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2003;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(c) Our Current Reports on Form 8-K filed on January 21, 2004, January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004, May 3, 2004, May 11, 2004, May 14, 2004, May 27, 2004, June 4, 2004, June 8, 2004 and June 15, 2004 (other than the portions of those documents not deemed to be filed); and

(d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

J.P. Morgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

2

EXPERTS

The financial statements of JPMorgan Chase incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

3

Filed Pursuant to Rule 424(b)(5)

Registration Number 333-47022 & 333-47022-02

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 11, 2000)

20,000,000 Preferred Securities

BANK ONE CAPITAL VI

7.20% Preferred Securities

$25 liquidation amount

fully and unconditionally guaranteed,

on a subordinated basis, as described herein by

BANK ONE CORPORATION

[BANK ONE LOGO]

A brief description of the 7.20% preferred securities can be found under “Summary” in this prospectus supplement.

The 7.20% preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. BANK ONE expects that the 7.20% preferred securities will begin trading on the New York Stock Exchange within 30 days after they are first issued. The New York Stock Exchange symbol for the 7.20% preferred securities is “ONE PrW”.

You are urged to carefully read the “ Risk Factors” section beginning on page S-10, where specific risks associated with these 7.20% preferred securities are described, along with the other information in this prospectus supplement before you make your investment decision.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to BANK ONE Capital VI
Per share	$25	(1)	$25
Total	$500,000,000	(1)	$500,000,000

(1)	Underwriting commissions of $0.7875 per 7.20% preferred security, or $15,750,000 for all 7.20% preferred securities will be paid by BANK ONE CORPORATION; except that for sales of 10,000 or more of 7.20% preferred securities to a single purchaser, the commissions will be $0.50 per 7.20% preferred security.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

We have given the underwriters an option to purchase 3,000,000 additional 7.20% preferred securities.

BANK ONE expects that the 7.20% preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about September 28, 2001.

MORGAN STANLEY    BANC ONE CAPITAL MARKETS, INC.

A. G. EDWARDS & SONS. INC.

MERRILL LYNCH & CO.

PRUDENTIAL SECURITIES INCORPORATED

SALOMON SMITH BARNEY

UBS WARBURG LLC

September 20, 2001

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with additional information. If you receive any information not authorized by us, you may not rely on it.

We are offering the Preferred Securities for sale only in places where we are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

Certain of our affiliates, including Banc One Capital Markets, Inc., may use the prospectus supplement and the attached prospectus in connection with the purchase and sales of Preferred Securities in the secondary market. These affiliates may act as principal or agent in those transactions. Any sale by an affiliate will be made at the prevailing market price at the time of the sale.

S-2

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY AND THE BANK ONE CAPITAL TRUSTS

BANK ONE and BANK ONE Capital VI have filed a registration statement with the SEC. The registration statement contains additional information about and exhibits relevant to BANK ONE and the securities. BANK ONE also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov”.

You can also inspect reports, proxy statements and other information about BANK ONE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

The SEC allows BANK ONE to incorporate documents by reference in this prospectus supplement. This means that, by listing or referring to a document which BANK ONE has filed with the SEC in this prospectus supplement, that document is considered to be a part of this prospectus supplement and should be read with the same care. When BANK ONE updates the information contained in documents which have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.

The documents listed below are incorporated by reference into this prospectus:

BANK ONE SEC Filings	Period
Annual Report on Form 10-K	Year ended December 31, 2000
Quarterly Reports on Form 10-Q	Quarters ended:
• March 31, 2001
• June 30, 2001
Current Reports on Form 8-K	Dated:
• January 17, 2001
• February 2, 2001
• February 23, 2001 (as amended by a Form 8-K/A dated March 27, 2001)
• April 9, 2001
• April 17, 2001
• June 6, 2001
• July 17, 2001
• July 27, 2001
• September 7, 2001
• September 17, 2001

BANK ONE also incorporates by reference additional documents that it may file with the SEC between the date of this prospectus supplement and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

S-3

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Investor Relations

BANK ONE CORPORATION

1 Bank One Plaza

Mail Code IL1-0738

Chicago, Illinois 60670-0738

Telephone (312) 732-4812

If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

S-4

SUMMARY

In this summary, we highlight certain information found in this prospectus supplement and the attached prospectus. To understand the terms of the Preferred Securities, the related Preferred Securities Guarantee and the Junior Subordinated Debt Securities, as well as other considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the attached prospectus. You should also read the documents we have referred you to under the caption “Where You Can Find More Information About the Company and the BANK ONE Capital Trusts” above and on page 2 of the attached prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general description contained in the attached prospectus. This prospectus supplement may also update or supersede information in the attached prospectus. In case of inconsistencies, this prospectus supplement will apply. If we use capitalized terms in this prospectus supplement and do not define them in this document, the capitalized terms will have the meaning given to them in the attached prospectus.

The Issuer and BANK ONE

The issuer of the securities is BANK ONE Capital VI which we refer to in this prospectus supplement as the “Trust”. The Trust is a Delaware business trust and was created for the sole purpose of issuing the % Preferred Securities, which we refer to as the “Preferred Securities”. The Trust will only engage in the other transactions which we describe in this prospectus supplement and the attached prospectus. The BANK ONE Capital Trustees described on pages 8 and 9 of the attached prospectus will conduct the business affairs of the Trust.

BANK ONE CORPORATION, which we refer to in this prospectus supplement as the “Company” or “BANK ONE”, is a Delaware corporation, bank holding company and financial holding company. Through its subsidiaries, BANK ONE provides domestic retail banking, worldwide corporate and institutional banking and trust and investment management services. At June 30, 2001, BANK ONE had assets of $272 billion and stockholders’ equity of $19 billion.

BANK ONE’s and the Trust’s executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

The Preferred Securities

Each Preferred Security will represent an undivided beneficial ownership interest in the assets of the Trust.

The Trust will sell the Preferred Securities to the public and its common securities, which we refer to as the “Common Securities”, to BANK ONE. The Trust will use the proceeds from those sales to purchase a series of 7.20% Junior Subordinated Deferrable Interest Debentures due October 15, 2031, which we refer to as the “Junior Subordinated Debt Securities”. BANK ONE will pay interest on the Junior Subordinated Debt Securities at the same rate and on the same dates as the Trust makes payments on the Preferred Securities. The Trust will use the payments it receives on the Junior Subordinated Debt Securities to make the corresponding payments on the Preferred Securities and Common Securities.

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Distributions

If you purchase Preferred Securities, you will be entitled to receive cumulative cash distributions at the annual rate of 7.20% of the stated liquidation amount of $25 per Preferred Security. Distributions will accumulate from September 28, 2001. The Trust will make distribution payments on the Preferred Securities quarterly in arrears, on January 15, April 15, July 15 and October 15 of each year, beginning January 15, 2002, unless those payments are deferred as described below.

Deferral of Distributions

BANK ONE may elect, on one or more occasions, to defer the quarterly interest payments on the Junior Subordinated Debt Securities for a period of up to 20 consecutive quarterly periods. In other words, BANK ONE can declare one or more interest payment moratoriums on the Junior Subordinated Debt Securities, each of which may last up to five years. However, no interest deferral may

•	extend beyond the stated maturity date of the Junior Subordinated Debt Securities or

•	begin if BANK ONE is in default in the payment of interest on the Junior Subordinated Debt Securities.

If BANK ONE exercises its right to defer interest payments on the Junior Subordinated Debt Securities, the Trust will also defer distribution payments on the Preferred Securities.

Although you will not receive distribution payments on the Preferred Securities if interest payments on the Junior Subordinated Debt Securities are deferred, interest will continue to be compounded quarterly on the Junior Subordinated Debt Securities, and deferred interest payments will accrue additional interest at an annual rate of 7.20%, to the extent permitted by law. As a result, additional distributions will continue to accumulate on the deferred distributions at the annual rate of 7.20%, compounded quarterly.

If BANK ONE defers payments of interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on the Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. For a description of how a payment deferral may affect you, see “United States Federal Income Taxation—Interest Income and Original Issue Discount”.

Redemption

The Trust will redeem the Preferred Securities and its Common Securities on October 15, 2031, the stated maturity date of the Junior Subordinated Debt Securities, which date may be extended as described below. If BANK ONE redeems or repays the Junior Subordinated Debt Securities held by the Trust prior to the maturity date, the Trust will use the cash it receives to redeem on a proportionate basis its Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities redeemed.

The redemption terms of the Junior Subordinated Debt Securities are summarized in this prospectus supplement under “The Junior Subordinated Debt Securities—Optional Redemption”. How these redemption provisions apply to you as a holder of Preferred Securities is described under “Description of the Preferred Securities—Mandatory Redemption” and “—Special Event Redemption”.

In addition, if certain conditions are met, BANK ONE may extend the stated maturity date of the Junior Subordinated Debt Securities to a date no later than October 15, 2050. Upon any such extension, the redemption date for the Preferred Securities will be similarly extended. The conditions which must be met for BANK ONE to extend the stated maturity date are described under “Description of the Preferred Securities—Option to Extend Stated Maturity Date”.

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Upon any redemption of the Preferred Securities, you will be entitled to receive a redemption price equal to the Liquidation Amount of the Preferred Securities redeemed, plus any accumulated and unpaid distributions to the date of redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities

BANK ONE may dissolve the Trust at any time, subject to its receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

If BANK ONE dissolves the Trust, after the Trust satisfies all of its liabilities as required by law, the BANK ONE Capital Trustees will distribute the Junior Subordinated Debt Securities to the holders of the Preferred Securities. In such an event, BANK ONE will use its best efforts to have the Junior Subordinated Debt Securities listed or quoted on any securities exchange or quotation system on which the Preferred Securities were listed at the time of the Trust’s dissolution.

Book-Entry

The Preferred Securities will be represented by one or more global certificates registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Preferred Securities, and Preferred Securities will not be registered in your name, except under certain limited circumstances described in this prospectus supplement under “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company”.

Listing of the Preferred Securities

The Preferred Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. We expect that the Preferred Securities will begin trading on the New York Stock Exchange within 30 days after their initial delivery.

The Junior Subordinated Debt Securities

Maturity and Interest

The Junior Subordinated Debt Securities will mature on October 15, 2031, which date may be extended to a date not later than October 15, 2050 provided that certain conditions are met. They will pay interest at the annual rate of 7.20% on their principal amount. Interest on the Junior Subordinated Debt Securities will accrue from September 28, 2001. BANK ONE will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning January 15, 2002.

Ranking

The Junior Subordinated Debt Securities held by the Trust will constitute one series of junior subordinated debt securities and will be issued by BANK ONE under the Junior Indenture referred to in the attached prospectus. The Junior Subordinated Debt Securities will be unsecured and will rank junior to all of BANK ONE’s present and future Existing Indebtedness and General Obligations. Since BANK ONE is a holding company, the Junior Subordinated Debt Securities are also effectively junior in rank to all existing and future liabilities of BANK ONE’s subsidiaries, including depositors of its banking subsidiaries.

For a definition of what constitutes Existing Indebtedness and General Obligations with respect to the Junior Subordinated Debt Securities, see “Description of the Junior Subordinated Debt Securities—Subordination” in this prospectus supplement. Substantially all of BANK ONE’s debt, other than other junior subordinated indebtedness previously issued or that which may be issued in the future, constitutes Existing Indebtedness.

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Certain Payment Restrictions Applicable to BANK ONE

During any period in which BANK ONE has elected to defer interest payments on the Junior Subordinated Debt Securities, BANK ONE generally may not make payments on capital stock, or debt securities or guarantees of BANK ONE, which are of an equal or junior rank to the Junior Subordinated Debt Securities, subject to certain limitations.

Redemption

BANK ONE may elect to redeem any or all of the Junior Subordinated Debt Securities on one or more occasions on or after October 15, 2006. In addition, if certain changes in tax, investment company or bank regulatory law occur and certain other conditions are satisfied, BANK ONE may elect to redeem all, but not less than all, of the Junior Subordinated Debt Securities. For a description of the changes that would permit such a redemption, see “Description of the Preferred Securities—Special Event Redemption”.

If Preferred Securities and Common Securities are outstanding at the time of the redemption, the redemption proceeds will be used by the Trust to redeem, on a proportionate basis, its Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities redeemed.

If required under the Federal Reserve Board’s capital rules, BANK ONE will obtain the approval of the Federal Reserve Board prior to exercising its redemption rights described above.

Option to Extend Stated Maturity Date

BANK ONE may extend the stated maturity date of the Junior Subordinated Debt Securities to a date no later than October 15, 2050, so long as the conditions stated under “Description of the Preferred Securities—Option to Extend Stated Maturity Date” are met. Any extension of the stated maturity date of the Junior Subordinated Debt Securities will delay the mandatory redemption date of the Preferred Securities to that extended maturity date.

Events of Default

The following events, which are referred to as “Events of Default” and described on page 29 of the attached prospectus, are events of default with respect to the Junior Subordinated Debt Securities:

•	BANK ONE fails to pay interest within 30 days after the due date; or

•	BANK ONE fails to pay principal or premium when due; or

•	BANK ONE materially breaches a covenant or agreement in the Junior Subordinated Indenture and the breach continues for 90 days after notice by the trustee under the Junior Subordinated Indenture or by holders of at least 25% of the principal amount of the Junior Subordinated Debt Securities; or

•	certain events occur involving the bankruptcy, insolvency or reorganization of BANK ONE.

Upon an event of default, the trustee under the Junior Subordinated Indenture may declare the principal and interest on the Junior Subordinated Debt Securities immediately due and payable. Under certain limited circumstances, the holders of the Preferred Securities may institute a direct action against BANK ONE to exercise certain rights and remedies under the Junior Subordinated Indenture.

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Guarantee by BANK ONE

BANK ONE will fully and unconditionally guarantee payment of amounts on the Preferred Securities on a subordinated basis to the extent that the Trust has funds available for payment of those amounts. We refer to this obligation as the “Preferred Securities Guarantee”. However, the Preferred Securities Guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including for example, if BANK ONE has failed to pay the Trust the amounts due under the Junior Subordinated Debt Securities.

BANK ONE, as issuer of the Junior Subordinated Debt Securities, is also obligated to pay the expenses and other obligations of the Trust, other than the Trust’s obligations to make payments on the Preferred Securities.

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CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for BANK ONE, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

	Six Months Ended June 30,				Year Ended December 31,
	2001		2000		2000		1999		1998		1997		1996
Earnings to Fixed Charges:
Excluding interest expense on deposits	1.8	x	0.6	x	0.8	x(1)	2.3	x	2.3	x	2.4	x	2.6	x
Including interest expense on deposits	1.4	x	0.8	x	0.9	x(1)	1.6	x	1.5	x	1.5	x	1.6	x
Earnings to Combined Fixed Charges and Preferred Dividends:
Excluding interest expense on deposits	1.8	x	0.6	x	0.8	x(1)	2.3	x	2.3	x	2.3	x	2.5	x
Including interest expense on deposits	1.4	x	0.8	x	0.9	x(1)	1.6	x	1.5	x	1.5	x	1.6	x

(1)	Earnings for the year ended December 31, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.2 billion.

RISK FACTORS

Before deciding whether to purchase any Preferred Securities, you should pay special attention to the following risk factors.

BANK ONE’s Obligations under the Preferred Securities Guarantee and the Junior Subordinated Debt Securities Are Subordinated.

BANK ONE’s obligations under the Junior Subordinated Debt Securities and the Preferred Securities Guarantee are subordinate and junior in right of payment to all present and future Existing Indebtedness and General Obligations of BANK ONE. This means that BANK ONE cannot make any payments on the Junior Subordinated Debt Securities or under the Preferred Securities Guarantee at any time when BANK ONE is in default with respect to any payment due on any Existing Indebtedness or General Obligations. In addition, in the event of the bankruptcy, insolvency or liquidation of BANK ONE, BANK ONE’s assets must be used to pay off its Existing Indebtedness and General Obligations before any payments may be made on the Junior Subordinated Debt Securities or the Preferred Securities Guarantee. Substantially all of BANK ONE’s existing debt, other than other junior subordinated debt securities previously issued or which may be issued in the future, is Existing Indebtedness.

The Junior Subordinated Indenture, the Preferred Securities Guarantee and the Declaration with respect to the Trust and the Preferred Securities do not limit the ability of BANK ONE to incur additional secured or unsecured debt. See “BANK ONE CORPORATION”, “Description of the Preferred Securities Guarantees—Status of the Preferred Securities Guarantees” and “Description of the Junior Subordinated Debt Securities” in the accompanying prospectus, and “Description of the Junior Subordinated Debt Securities—Subordination” in this prospectus supplement.

Status of BANK ONE as a Holding Company May Affect Your Payments.

BANK ONE is a holding company that conducts substantially all of its operations through subsidiaries. As a result, its ability to make payments on the Junior Subordinated Debt Securities and the Preferred Securities

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Guarantee will depend primarily upon the receipt of dividends and other distributions from its subsidiaries. Various legal limitations restrict the extent to which BANK ONE’s subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with or to BANK ONE or certain of its other subsidiaries.

In addition, BANK ONE’s rights to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation, or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that BANK ONE is recognized as a creditor of that subsidiary. As a result, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee will be effectively subordinated to all existing and future liabilities of BANK ONE’s subsidiaries. You should look only to the assets of BANK ONE as the source of payment for the Junior Subordinated Debt Securities and the Preferred Securities Guarantee.

BANK ONE Is Not Required to Pay You under the Preferred Securities Guarantee if the Trust Does Not Have Cash Available.

The ability of the Trust to pay amounts due on the Preferred Securities is solely dependent upon BANK ONE making payments on the Junior Subordinated Debt Securities as and when required. In addition, the Preferred Securities Guarantee only guarantees that BANK ONE will make distributions and redemption payments if the Trust had funds available to make the payments but failed to do so.

If the Trust defaults on its payment obligations under the Preferred Securities because BANK ONE has failed to make the corresponding payment on the Junior Subordinated Debt Securities, you will not be able to rely on the Preferred Securities Guarantee payment. Instead, you may institute a legal proceeding directly against BANK ONE for enforcement of its payment obligations under the Junior Subordinated Indenture and the Junior Subordinated Debt Securities.

Deferral of Distributions Would Have Adverse Tax Consequences for You and May Adversely Affect the Trading Price of the Preferred Securities.

If distributions on the Preferred Securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the Junior Subordinated Debt Securities held by the Trust before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sell the Preferred Securities before the end of any deferral period or before the record date relating to distributions which are paid.

BANK ONE has no current intention of deferring interest payments on the Junior Subordinated Debt Securities and believes that such deferral is a remote possibility. However, if BANK ONE exercises its right in the future, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debt Securities. If you sell the Preferred Securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Preferred Securities. In addition, the existence of BANK ONE’s right to defer payments of interest on the Junior Subordinated Debt Securities may mean that the market price for the Preferred Securities, which represent an undivided beneficial ownership interest in the Junior Subordinated Debt Securities, may be more volatile than other securities that do not have these rights.

See “United States Federal Income Taxation” in this prospectus supplement for more information regarding the tax consequences of purchasing, holding and selling the Preferred Securities.

Preferred Securities May Be Redeemed at Any Time if Certain Changes in Tax, Investment Company or Bank Regulatory Law Occur.

Under certain circumstances, within 90 days after the occurrence of a Tax Event, Investment Company Event or a Capital Treatment Event, each of which terms is defined in this prospectus supplement on page S-24, BANK ONE may elect to redeem the Junior Subordinated Debt Securities in whole but not in part.

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That redemption would cause a mandatory redemption of the Preferred Securities at a redemption price equal to their liquidation amount, $25 per Preferred Security, plus accumulated and unpaid distributions to the redemption date. See “Description of the Preferred Securities—Special Event Redemption” and “Description of the Junior Subordinated Debt Securities” in this prospectus supplement.

Preferred Securities May Be Redeemed at the Option of BANK ONE.

The Preferred Securities may be redeemed, in whole, at any time, or in part, from time to time, on or after October 15, 2006, at a redemption price equal to their liquidation amount, $25 per Preferred Security, plus accumulated and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if BANK ONE is able to refinance at a lower interest rate or it is otherwise in the interest of BANK ONE to redeem the Junior Subordinated Debt Securities. If the Junior Subordinated Debt Securities are redeemed, the Trust must redeem the Preferred Securities and the Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities to be redeemed. See “Description of the Preferred Securities—Mandatory Redemption” in this prospectus supplement.

BANK ONE May Extend the Stated Maturity Date of the Junior Subordinated Debt Securities which Will Delay the Mandatory Redemption for the Preferred Securities by up to 19 Years.

BANK ONE can extend the stated maturity date of the Junior Subordinated Debt Securities to a date no later than October 15, 2050, so long as at the time such election is made and at the time the extension commences:

•	no Event of Default with respect to the Junior Subordinated Debt Securities has occurred and is continuing;

•	the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distribution payments on the Preferred Securities are accumulated; and

•	the Junior Subordinated Debt Securities are and after such extension will be rated at least BBB- by Standard & Poor’s Ratings Services, at least Baa3 by Moody’s Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

There Can Be No Assurance as to the Market Prices for the Preferred Securities or the Junior Subordinated Debt Securities.

BANK ONE and the Trust cannot give you any assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made by this prospectus supplement and the accompanying prospectus or in the secondary market, or the Junior Subordinated Debt Securities that a holder of the Preferred Securities may receive in exchange for Preferred Securities, may trade at a discount to the price that the investor paid to purchase the Preferred Securities. As a result of the Trust’s right to defer distributions on the Preferred Securities, the market price of the Preferred Securities may be more volatile than the market prices of other securities to which optional distribution deferrals do not apply.

There Could Be an Adverse Tax Consequence to You if BANK ONE Dissolves the Trust and Distributes Junior Subordinated Debt Securities to Holders, Resulting in Possible Tax and Liquidity Consequences to You.

BANK ONE has the right to dissolve the Trust at any time so long as it obtains any required regulatory approval. If BANK ONE decides to exercise its right to dissolve the Trust, the Trust will redeem the Preferred Securities and the Common Securities by distributing the Junior Subordinated Debt Securities to holders of the Preferred Securities and the Common Securities on a ratable basis.

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Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities to you upon the dissolution of the Trust would not be a taxable event to you. However, if the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of the Junior Subordinated Debt Securities to you may be a taxable event to you.

There May Be No Trading Market for the Junior Subordinated Debt Securities if the Trust Distributes Them to You.

If the Junior Subordinated Debt Securities are distributed to you, BANK ONE will use its best efforts to list the Junior Subordinated Debt Securities on the New York Stock Exchange, or any other exchange on which the Preferred Securities are then listed. However, BANK ONE cannot assure you that the Junior Subordinated Debt Securities will be approved for listing or that a trading market will exist for those securities.

You Have Limited Voting Rights.

You will have limited voting rights. In particular, except for the limited exceptions described under “Description of the Preferred Securities—Voting Rights” in this prospectus supplement, only BANK ONE can elect or remove any of the BANK ONE Capital Trustees.

BANK ONE CORPORATION

General

BANK ONE CORPORATION is a multi-bank holding company and financial holding company. BANK ONE was organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with BANC ONE CORPORATION.

BANK ONE provides domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing. These activities are conducted through bank and nonbank subsidiaries.

Like its predecessors, BANK ONE continually evaluates its business operations and organizational structures and routinely explores opportunities to (A) acquire financial institutions and other financial services-related businesses and assets, and (B) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, BANK ONE will also sell assets or exit certain businesses and markets.

BANK ONE directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of BANK ONE’s annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

BANK ONE is a legal entity separate and distinct from BANK ONE’s banking subsidiaries (the “Banks”) and BANK ONE’s other affiliates. There are various legal limitations on the extent to which the Banks may extend credit, pay dividends or otherwise supply funds to BANK ONE. As of January 1, 2001, the Banks could have declared additional dividends of approximately $409 million without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the

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banking organizations they supervise from paying dividends if, in the regulator’s opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of BANK ONE and its subsidiaries.

Under the longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, BANK ONE may be required to commit resources to the Banks in circumstances where it might not otherwise do so.

Because BANK ONE is a holding company, its rights and the rights of its creditors, including the holders of the Junior Subordinated Debt Securities and the Preferred Securities Guarantee, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary’s liquidation or recapitalization would be subject to the prior claims of the subsidiary’s creditors except to the extent that BANK ONE may itself be a creditor with recognized claims against the subsidiary.

BANK ONE’s executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by BANK ONE, in press releases and in oral and written statements made by BANK ONE which are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, BANK ONE’s financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes”, “anticipates”, “expects”, “intends”, “estimates”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors which could cause this difference—many of which are beyond BANK ONE’s control—include, without limitation:

•	local, regional and international business or economic conditions may differ from those expected;

•	the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect BANK ONE’s business;

•	the timely development and acceptance of new products and services may be different than anticipated;

•	technological changes, instituted by BANK ONE and by persons by whom BANK ONE’s business may be affected, may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	acquisitions and integration of acquired businesses may be more difficult or expensive than expected;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) may adversely affect BANK ONE;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

•	the costs, effects and outcomes of litigation may adversely affect BANK ONE or its business; and

•	BANK ONE may not manage the risks involved in the foregoing as well as anticipated.

Forward-looking statements speak only as of the date the statements are made. BANK ONE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

BANK ONE CAPITAL VI

BANK ONE Capital VI is a statutory business trust formed under Delaware law pursuant to

•	a declaration of trust, originally dated as of September 27, 2000, executed by BANK ONE, as sponsor (the “Sponsor”), and the trustees of BANK ONE Capital VI (the “BANK ONE Capital Trustees”); and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 27, 2000.

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The declaration of trust will be amended and restated in its entirety (as so amended and restated, the “Declaration”) substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The Declaration has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Upon issuance of the Preferred Securities, the purchasers will own all of the Preferred Securities. See “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company”. BANK ONE will directly or indirectly acquire the Common Securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of the Trust. The Preferred Securities and the Common Securities of the Trust together are referred to in this prospectus supplement as the “Trust Securities”.

The Trust exists for the exclusive purposes of:

•	issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust,

•	using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities, and

•	engaging in only those other activities necessary or incidental to the above activities, such as registering the transfer of the Trust Securities.

Under the Declaration, the number of BANK ONE Capital Trustees will initially be five. Three of the BANK ONE Capital Trustees (the “Regular Trustees”) will be persons who are employees or officers of, or who are affiliated with, BANK ONE. The fourth trustee will be a financial institution that is unaffiliated with BANK ONE, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the “Institutional Trustee”).

Initially, The Chase Manhattan Bank (“Chase”) will be the Institutional Trustee until removed or replaced by the holder of the Common Securities as permitted in the Declaration. For the purpose of compliance with the Trust Indenture Act, The Chase Manhattan Bank will act as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee and as Debt Trustee, as defined below, under the Junior Subordinated Indenture. The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (the “Delaware Trustee”). Chase Manhattan Bank USA, National Association (“Chase Delaware”) will initially act as Delaware Trustee.

The Institutional Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Junior Subordinated Indenture as the holder of the Junior Subordinated Debt Securities. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the “Property Account”) to hold all payments made on the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee, including Bank One Trust Company, N.A. (“BOTC”), a subsidiary of BANK ONE.

The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. BANK ONE, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any BANK ONE Capital Trustee and to increase or decrease the number of BANK ONE Capital Trustees. BANK ONE will pay all fees and expenses related to BANK ONE Capital VI and the offering of the Trust Securities. See “Description of the Junior Subordinated Debt Securities—Miscellaneous”.

The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are described in the Declaration, the Delaware Business Trust Act (the “Trust Act”) and the Trust Indenture Act. See “Description of the Preferred Securities”.

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The principal executive offices of the Trust are located at 1 Bank One Plaza, Chicago, Illinois 60670 and its telephone number is (312) 732-4000.

Chase, which serves as the Institutional Trustee, the Debt Trustee and the Preferred Securities Guarantee Trustee, has a principal corporate trust office at 450 West 33rd Street, New York, New York 10001. Chase serves as trustee for certain subordinated debt securities issued by BANK ONE under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995. Chase also serves as trustee under both the Senior Indenture and the Senior Subordinated Indenture, each as defined in the accompanying prospectus.

Chase also serves as the institutional or property trustee under declarations of trust for eight statutory business trusts formed under the laws of the State of Delaware and sponsored by BANK ONE. In connection with those transactions, Chase also serves as the debt trustee under an indenture originally dated as of November 15, 1996 and the Junior Subordinated Indenture with respect to junior subordinated debentures of BANK ONE purchased by such trusts. Chase is also the guarantee trustee under each of eight guarantee agreements dated as of December 3, 1996, December 5, 1996, January 31, 1997, September 20, 1999, August 8, 2000, August 30, 2000 (two guarantee agreements) and January 30, 2001, from BANK ONE to the applicable trust guaranteeing certain payments to such trust.

Chase Delaware, which is an affiliate of Chase, serves as the Delaware Trustee for BANK ONE Capital VI and has a principal office at 500 Stanton Christiana Road, Building 4 (3rd Floor), Newark, Delaware 19713. Chase Delaware also serves as trustee for subordinated debt securities issued by BANK ONE under an indenture originally dated March 1, 1989. Chase Delaware is also the Delaware trustee for the eight Delaware business trusts described in the preceding paragraph of this section.

BANK ONE and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

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CAPITALIZATION

The following table describes the actual capitalization of BANK ONE at June 30, 2001, and the “As Adjusted” column reflects the application of the estimated proceeds from the sale of the Preferred Securities. See “Use of Proceeds”. The table should be read along with BANK ONE’s consolidated financial statements and notes to the financial statements included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information About the Company and the BANK ONE Capital Trusts” on page S-3 of this prospectus supplement and in the accompanying prospectus. The information in the following table assumes the underwriters do not exercise their option to purchase additional Preferred Securities.

	June 30, 2001
	Actual	As Adjusted
	(in millions)
Long-term debt
Long-term debt	$38,903 (1)	$38,903 (1)
Guaranteed preferred beneficial interest in BANK ONE’s junior subordinated debt	2,790	3,290

Total long-term debt	41,693	42,193

Stockholders’ equity
Preferred stock	190	190
Common stock—$0.01 par value, 4,000,000,000 shares authorized, and 1,181,382,000 shares issued	12	12
Surplus	10,329	10,329
Retained earnings	9,907	9,907
Accumulated other adjustments to stockholders’ equity	(207)	(207)
Deferred compensation	(156)	(156)
Treasury stock at cost, 13,587,000 shares	(624)	(624)

Total stockholders’ equity	19,451	19,451

Total long-term debt and stockholders’ equity	$61,144	$61,644

(1)	Does not reflect the issuance on August 8, 2001 of $1.25 billion in aggregate principal amount of 6.00% Notes Due 2008.

On September 17, 2001, BANK ONE announced that its Board of Directors approved the repurchase of up to $500 million of BANK ONE’s common stock. This buyback is part of the remaining 28.4 million shares of a buyback program authorized in May 1999. The timing of purchases and the exact number of shares to be purchased by BANK ONE will depend on market conditions. The share repurchase program does not include specific price targets or timetables and may be suspended at any time.

S-18

ACCOUNTING TREATMENT

For financial reporting purposes, the Trust will be treated as a subsidiary of BANK ONE. Accordingly, the accounts of the Trust will be included in the consolidated financial statements of BANK ONE. The Preferred Securities will be reported as “Guaranteed preferred beneficial interests in BANK ONE’s junior subordinated debt” as a separate line item in the consolidated balance sheet of BANK ONE. Appropriate disclosures about the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, BANK ONE will classify distributions payable on the Preferred Securities as an expense in the consolidated statements of income.

USE OF PROCEEDS

The Trust will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from BANK ONE. BANK ONE intends to use the net proceeds from the sale of the Junior Subordinated Debt Securities for general corporate purposes, including the funding of investments in, or extensions of credit to, BANK ONE’s subsidiaries. Pending such use, BANK ONE may temporarily invest the net proceeds in various short- term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of BANK ONE and the financial needs of its subsidiaries, BANK ONE anticipates that it will, on a recurrent basis, engage in additional financings in character and amount to be determined.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial data for BANK ONE for each of the years in the three-year period ended December 31, 2000 and for the six-month periods ended June 30, 2001 and June 30, 2000. This financial data is based on and derived from, and should be read in conjunction with, BANK ONE’s consolidated financial statements and the related notes for the respective periods, which are incorporated in this prospectus supplement and the accompanying prospectus by reference. See “Where You Can Find More Information About the Company and the Bank One Capital Trusts” on page S-3 of this prospectus supplement and in the accompanying prospectus.

The consolidated balance sheets of BANK ONE as of December 31, 2000, 1999 and 1998, and the related consolidated statements of income, stockholders’ equity and cash flows for each year in the three-year period ended December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants.

	Year Ended December 31,			Six Months Ended June 30,
	2000	1999	1998	2001	2000
	($ in millions)
Income Summary
Interest income	$20,078	$17,294	$17,524	$9,306	$9,719
Interest expense	11,242	8,273	8,177	5,066	5,305

Net interest income	8,836	9,021	9,347	4,240	4,414
Provision for credit losses	3,398	1,249	1,408	1,125	1,375

Net interest income after provision for credit losses	5,438	7,772	7,939	3,115	3,039
Non-interest income	5,090	8,692	8,071	3,398	2,109
Non-interest expense	11,608	11,490	11,545	4,542	6,168

Income (loss) before taxes and cumulative effect of change in accounting principle	(1,080)	4,974	4,465	1,971	(1,020)
Income taxes (benefit)	(569)	1,495	1,357	584	(440)

Income (loss) before cumulative effect of change in accounting principle	(511)	3,479	3,108	1,387	(580)
Cumulative effect of change in accounting principle, net of tax	—	—	—	(44)	—

Net income (loss)	$(511)	$3,479	$3,108	$1,343	$(580)

Period Ending Balances
Loans outstanding	$174,251	$163,877	$155,398	$166,576	$172,591
Total assets	269,300	269,425	261,496	272,412	272,709
Total deposits	167,077	162,278	161,542	164,299	163,169
Long term debt(1)	40,911	35,435	22,298	41,693	39,093
Common stockholders’ equity	18,445	19,900	20,370	19,261	18,630
Total equity	18,635	20,090	20,560	19,451	18,820
Selected Financial Ratios
Return (loss) on average assets	(0.19)%	1.36%	1.30%	1.01%	(0.43)%
Return (loss) on average common equity	(2.7)	17.1	15.9	14.2	(6.0)
Net interest margin(2)	3.72	4.09	4.52	3.61	3.77
Efficiency ratio	82.5	64.4	65.8	59.0	93.5
Selected Credit Data
Net charge-offs to average loans	0.81%	0.77%	0.97%	1.17%	0.69%
Allowance for credit losses to loans at period end	2.36	1.39	1.46	2.54	1.73
Non-performing assets at period end	$2,573	$1,665	$1,297	$2,951	$1,784
Non-performing assets to related assets	1.48%	1.02%	0.83%	1.77%	1.03%
Capital Ratios (at period end)
Tangible common equity to tangible managed assets	5.5%	5.7%	5.8%	5.8%	5.4%
Regulatory risk-based capital ratios
Tier 1	7.3	7.7	7.9	8.2	7.2
Total	10.8	10.7	11.3	11.6	10.3

(1)	Includes Trust Preferred Capital Securities.
(2)	On a fully taxable equivalent basis.

S-20

DESCRIPTION OF THE PREFERRED SECURITIES

The Preferred Securities will be issued under the Declaration. The Declaration has been qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Chase, will act as indenture trustee for the Preferred Securities under the Declaration for the purpose of compliance with the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act.

The following summary of the material terms and provisions of the Preferred Securities, which supplements, and to the extent inconsistent, replaces, the description under the caption “Description of the Preferred Securities” in the accompanying prospectus, does not claim to be complete and is subject to, and qualified in its entirety by reference to, Delaware law, the Trust Indenture Act and the Declaration. A copy of the form of the Declaration is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

The Declaration authorizes the Regular Trustees to issue the Trust Securities on behalf of the Trust. All of the Common Securities will be owned, directly or indirectly, by BANK ONE. The Common Securities rank equally, and payments will be made on the Common Securities on a ratable basis, with the Preferred Securities. Upon the occurrence and during the continuance of a Declaration Event of Default, however, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust.

Under the Declaration, the Institutional Trustee will own the Junior Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by BANK ONE to the extent described under “Description of the Preferred Securities Guarantees” in the accompanying prospectus. The Preferred Securities Guarantee will be held by The Chase Manhattan Bank, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In that event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities except in the limited circumstances in which the holder may take Direct Action, as defined below. See “—Voting Rights” and “—Declaration Events of Default”.

Distributions

Each Preferred Security will be entitled to distributions at an annual rate equal to 7.20% (the “Distribution Rate,”) applied to the stated liquidation amount of $25. Distributions in arrears for more than one quarter will bear interest at the Distribution Rate compounded quarterly. The term “distribution” as used in this prospectus supplement includes any interest payable unless otherwise stated. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months, and for any shorter period on the basis of the actual number of days elapsed per 90-day quarter.

Distributions on the Preferred Securities will be cumulative, will accrue from September 28, 2001 and, except as otherwise described below, will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Distribution Date”), commencing January 15, 2002 when, as and if available for payment.

Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust’s funds available for distribution to the holders of the Preferred Securities will be limited to payments received from BANK ONE on the Junior Subordinated Debt Securities. See “Description of the Junior Subordinated Debt Securities” in this prospectus supplement.

S-21

Distributions on the Preferred Securities will be payable to holders as they appear on the books and records of the Trust on the relevant record dates. As long as the Preferred Securities remain in book-entry only form, the record date will be one Business Day prior to the relevant payment dates. Distributions will be paid through the Institutional Trustee. The Institutional Trustee will hold amounts received on the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee, including BOTC. Subject to any applicable laws and regulations and the provisions of the Declaration, each payment will be made as described under “—Book-Entry Only Issuance—The Depository Trust Company” below.

In the event that the Preferred Securities do not continue to remain in book-entry only form, the record dates for payment of distributions will be January 1, April 1, July 1 and October 1 of each year, as applicable. In the event that any Distribution Date is not a Business Day, then payment of the distributions payable on that date will be made on the next succeeding day which is a Business Day, in each case with the same force and effect as if made on the payment date.

A “Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by any applicable law or executive order to close.

Deferral of Distributions

As long as no Indenture Event of Default has occurred and is continuing, BANK ONE has the right under the Junior Subordinated Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities. This right, if exercised, would defer quarterly distributions on the Preferred Securities, though these distributions would continue to accrue with interest because interest would continue to accrue on the Junior Subordinated Debt Securities at the Distribution Rate, during any such extension period. This right to extend the interest payment period for the Junior Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters and the period may not extend beyond the maturity of the Junior Subordinated Debt Securities.

In the event that BANK ONE exercises this right, then BANK ONE will not

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE’s capital stock or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BANK ONE that rank equally in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the debt securities of any subsidiary of BANK ONE if such guarantee ranks equally with or junior in interest to the Junior Subordinated Debt Securities, other than

(a)	dividends or distributions in common stock of BANK ONE,

(b)	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

(c)	payments under the Preferred Securities Guarantee or Common Securities Guarantee,

(d)	purchases of common stock related to the issuance of common stock or rights under any of BANK ONE’s benefit plans for its directors, officers, or employees and

(e)	obligations under any dividend reinvestment and stock purchase plan.

S-22

Prior to the termination of any extension period, BANK ONE may further extend the interest payment period. However, any extension period, together with all previous and further extensions of the period, may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any extension period and the payment of all amounts then due, BANK ONE may elect to begin a new extension period, subject to the foregoing requirements. See “Description of the Junior Subordinated Debt Securities—Interest” and “—Option to Extend Interest Payment Period” in this prospectus supplement.

BANK ONE has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debt Securities.

Mandatory Redemption

The Junior Subordinated Debt Securities will mature on October 15, 2031, which date may be extended to a date not later than October 15, 2050. The Junior Subordinated Debt Securities are redeemable

•	in whole or in part, at any time on or after October 15, 2006, or

•	in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event or, if the approval of the Federal Reserve Board is then required for redemption, on a later date as promptly as practicable after such approval is obtained.

In either case the redemption price will be equal to the accrued and unpaid interest on the Junior Subordinated Debt Securities so redeemed to, but excluding, the date fixed for redemption, plus 100% of the principal amount of the Junior Subordinated Debt Securities so redeemed. See “Description of the Junior Subordinated Debt Securities”.

Upon the repayment of the Junior Subordinated Debt Securities, whether at maturity, either stated or extended, or upon redemption, the proceeds from the repayment or payment will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities repaid or redeemed. The redemption price for the Preferred Securities will be equal to the liquidation amount, $25 per Preferred Security, plus accrued and unpaid distributions on the Preferred Security to the redemption date. Holders of Trust Securities will be given not less than 30 nor more than 60 days’ notice of any redemption. See “Description of the Junior Subordinated Debt Securities—Optional Redemption”.

In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed ratably as described under “—Book-Entry Only Issuance—The Depository Trust Company” below. Any redemption or distribution of the Junior Subordinated Debt Securities may require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

Special Event Redemption

Subject to the prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies, if, at any time, a Tax Event, Investment Company Event or Capital Treatment Event, each a “Special Event”, occurs and is continuing, BANK ONE has the right to redeem the Junior Subordinated Debt Securities. BANK ONE may exercise this right upon not less than 30 nor more than 60 days’ notice. This redemption must be for all the Junior Subordinated Debt Securities, not just part, and must be for cash within 90 days following the occurrence of the Special Event. If the approval of the Federal Reserve Board is required for the redemption, the redemption may occur on a later date as promptly as practicable after such approval is obtained. Following the redemption, all Trust Securities will be redeemed by the Trust at the redemption price described above.

S-23

“Tax Event” means the receipt by the Trust of an opinion of counsel to BANK ONE experienced in such matters to the effect that, as a result of any:

•	amendment to, or change, including any announced prospective change, in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States, or

•	official administrative pronouncement or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Declaration, there is more than an insubstantial risk that

•	the Trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities,

•	interest payable by BANK ONE on the Junior Subordinated Debt Securities is not, or within 90 days of the date of the opinion, will not be, deductible by BANK ONE, in whole or in part, for United States federal income tax purposes, or

•	the Trust is, or will be within 90 days of the date of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the Regular Trustees will have received an opinion of a nationally recognized independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

“Capital Treatment Event” means the reasonable determination by BANK ONE that, as a result of:

•	the occurrence of any amendment to, or change, including any announced prospective change, in, the laws or any associated regulations of the United States or any political subdivision of the United States, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that BANK ONE will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as “Tier 1 Capital”, or the then equivalent, for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to BANK ONE.

Option to Extend Stated Maturity Date

BANK ONE can extend the stated maturity date of the Junior Subordinated Debt Securities to a date no later than October 15, 2050, so long as at the time such election is made and at the time the extension commences:

•	no Event of Default with respect to the Junior Subordinated Debt Securities has occurred and is continuing;

•	the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distribution payments on the Preferred Securities are accumulated; and

•	the Junior Subordinated Debt Securities are and after such extension will be rated at least BBB- by Standard & Poor’s Ratings Services, at least Baa3 by Moody’s Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

S-24

The extension of the stated maturity date of the Junior Subordinated Debt Securities will similarly delay the final distribution payment on the Preferred Securities.

In the event that BANK ONE elects to extend the stated maturity date of the Junior Subordinated Debt Securities, it will give notice of the extension to the Debt Trustee, and the Debt Trustee will give notice of the extension to the holders of the Junior Subordinated Debt Securities no more than 90 and no less than 30 days prior to the effectiveness of the extension.

Distribution of the Junior Subordinated Debt Securities

BANK ONE has the right at any time to dissolve the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies.

After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of the Trust:

•	the Preferred Securities will no longer be deemed to be outstanding,

•	the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon the distribution, and

•	any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until the certificates are presented to BANK ONE or its agent for transfer or reissuance.

There can be no assurance as to the market prices for the Junior Subordinated Debt Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Preferred Securities.

Redemption Procedures

The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

If (1) the Trust gives an irrevocable notice of redemption in respect of Preferred Securities and (2) BANK ONE has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, then, by 12:00 noon, New York City time, on the redemption date the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable redemption price. The Trust will also give the Depositary irrevocable instructions and authority to pay the redemption price to the holders of the Preferred Securities. See “—Book-Entry Only Issuance—The Depository Trust Company”.

Once notice of redemption has been given and funds have been deposited as required, then, from and after the announced redemption date, distributions will cease to accrue. In addition, all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of the Preferred Securities to receive the redemption price but without interest on the redemption price.

In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any such delay, except that, if such Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day.

S-25

In the event that payment of the redemption price on the Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by BANK ONE under the Preferred Securities Guarantee, distributions on the Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with procedures of the Depository as described below under “—Book-Entry Only Issuance—The Depository Trust Company”.

Subject to the above and applicable law including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board, BANK ONE or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, BANK ONE may only redeem the Junior Subordinated Debt Securities in whole. Such a redemption would cause the redemption of all Preferred Securities.

Liquidation Distribution Upon Dissolution

This prospectus supplement refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust as a “Liquidation”.

If a Liquidation occurs, the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions to the date of payment (the “Liquidation Distribution”). However, holders will not receive the Liquidation Distribution in connection with a Liquidation if BANK ONE instead distributes Junior Subordinated Debt Securities on a ratable basis to the holders of the Preferred Securities. The Junior Subordinated Debt Securities to be distributed in this case must be in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities.

If, upon any Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities will be paid on a ratable basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution ratably with the holders of the Preferred Securities. However, if a Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities with regard to the distributions.

Under the Declaration, the Trust will dissolve:

•	on September 28, 2056, the expiration of the term of the Trust,

•	upon the bankruptcy of BANK ONE,

•	upon (a) the filing of a certificate of dissolution or its equivalent with respect to BANK ONE, (b) obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities by voting together as a single class to dissolve the Trust, or (c) the revocation of the charter of BANK ONE and the expiration of 90 days after the date of revocation without a reinstatement thereof,

•	upon the distribution of Junior Subordinated Debt Securities to holders of the Preferred Securities,

•	upon the entry of a decree of a judicial dissolution of BANK ONE or the Trust, or

•	upon the redemption of all the Trust Securities.

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Declaration Events of Default

An event of default under the Junior Subordinated Indenture relating to the Junior Subordinated Debt Securities (an “Indenture Event of Default”) constitutes an event of default under the Declaration with respect to the Trust Securities (a “Declaration Event of Default”). Under the Declaration, however, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until the Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities. Only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Junior Subordinated Indenture.

If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities after a holder of Preferred Securities has made a written request, the holder of record of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against BANK ONE to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a “Direct Action”. This means that a holder may sue directly for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of the holder on or after the respective due date specified in the Junior Subordinated Debt Securities. The holder need not (1) direct the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (2) sue BANK ONE to enforce the Institutional Trustees’ rights under the Junior Subordinated Debt Securities.

In connection with a Direct Action, BANK ONE will be subrogated to the rights of the holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to the holder of Preferred Securities in the Direct Action. This means that BANK ONE will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that results in the bringing of the Direct Action to the extent that the holder receives or has already received full payment relating to any unpaid distributions from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, as the sole holder of the Junior Subordinated Debt Securities, will have the right under the Junior Subordinated Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable.

BANK ONE and the Trust are each required to file annually with the Institutional Trustee an officer’s certificate as to compliance with all conditions and covenants under the Declaration.

Voting Rights

Except as described in this section and under “Description of the Preferred Securities Guarantees—Modification of the Preferred Securities Guarantees; Assignment” in the accompanying prospectus, as provided under Delaware law and the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances described below in the following paragraphs, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct any proceeding for any remedy available to the Institutional Trustee so long as the Institutional Trustee receives the tax opinion. Under the Declaration, the holders of Preferred Securities have the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to:

(1) exercise the remedies available to it under the Junior Subordinated Indenture as a holder of the Junior Subordinated Debt Securities;

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(2) waive any past Indenture Event of Default that is waivable under the Junior Subordinated Indenture;

(3) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities will be due and payable; or

(4) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debt Securities where such consent of the holders of the Junior Subordinated Debt Securities is required.

Where a consent or action under the Junior Subordinated Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a “Super-Majority”), only the holders of at least a Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action.

If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities after a holder of record of Preferred Securities has made a written request, the holder of record of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against BANK ONE to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to the holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of the holder on or after the respective due date specified in the Junior Subordinated Debt Securities. The Institutional Trustee will within 90 days notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debt Securities. This notice will state that the Indenture Event of Default also constitutes a Declaration Event of Default.

Except for directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee will not take any of the actions described in clauses (1), (2) or (3) of the third preceding paragraph above unless it receives an opinion of a nationally recognized tax counsel. The opinion must be to the effect that, as a result of such action, for the purposes of United States federal income tax, the Trust will not be classified as other than a grantor trust.

The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities may annul any declaration of acceleration under the Junior Subordinated Indenture. They may also waive any default if the default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee. In the case of the Junior Subordinated Debt Securities held by the Institutional Trustee on behalf of the Trust, a waiver of any default will not be effective until a majority in liquidation amount of the Trust Securities consent to the waiver. However, if the Junior Subordinated Indenture requires the consent of a Super-Majority, the waiver will only be effective if the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding so consent.

In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Junior Subordinated Indenture for any amendment, modification or termination

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of the Junior Subordinated Indenture, the Institutional Trustee will request the direction of the holders of the Trust Securities for the amendment, modification or termination. The Institutional Trustee will vote on the amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class. Where a consent under the Junior Subordinated Indenture, however, would require the consent of a Super-Majority, the Institutional Trustee may only give the consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee will not take any action in accordance with the directions of the holders of the Trust Securities unless it has obtained a tax opinion to the effect described above.

A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for that purpose, at a meeting of all of the holders of Trust Securities or by written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each notice will include a statement describing the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

Despite the fact that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at that time by BANK ONE or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, BANK ONE, will not be entitled to vote or consent. Instead, these Preferred Securities will be treated as if they were not outstanding.

The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See “—Book-Entry Only Issuance—The Depository Trust Company” below.

Holders of the Preferred Securities will have no rights to appoint or remove the BANK ONE Capital Trustees, who may be appointed, removed or replaced solely by BANK ONE as the indirect or direct holder of all of the Common Securities.

Modification of the Declaration

The Declaration may be modified and amended if approved by the Regular Trustees and, in certain circumstances, the Institutional Trustee and Delaware Trustee. If, however, any proposed amendment provides for, or the Regular Trustees otherwise propose to effect,

•	any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or

•	the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration,

then the holders of the Trust Securities voting together as a single class will be entitled to vote on the amendment or proposal. In this instance, the amendment or proposal will not be effective except with the

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approval of at least a majority in liquidation amount of the Trust Securities affected by it. If, however, any amendment or proposal referred to in the first bullet point above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on the amendment or proposal. In this case, the amendment or proposal will not be effective except with the approval of a majority in liquidation amount of that class of Trust Securities.

Despite the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would

•	cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or

•	cause the Trust to be deemed an “investment company” which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described above in “—Liquidation Distribution Upon Dissolution”. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its property to, a trust organized as such under the laws of any State of the United States, provided, that:

•	if the Trust is not the survivor, such successor entity either

(1)	expressly assumes all of the obligations of the Trust under the Trust Securities or

(2)	substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the “Successor Securities”), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

•	BANK ONE expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debt Securities;

•	the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or another organization on which the Preferred Securities are then listed or quoted;

•	the merger, consolidation, amalgamation or replacement does not cause the Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose substantially identical to that of the Trust;

•	prior to the merger, consolidation, amalgamation replacement, conveyance, lease or transfer, BANK ONE has received an opinion of a nationally recognized independent counsel to the Trust experienced in these matters to the effect that

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(A)	the transaction does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect, other than with respect to any dilution of the holders’ interest in the new entity, and

(B)	following the transaction, neither the Trust nor the successor entity will be required to register as an investment company under the 1940 Act, and

•	BANK ONE guarantees the obligations of the successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee, as described in the accompanying prospectus under the caption “Description of the Preferred Securities Guarantee”.

Despite the foregoing, the Trust will not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, lease or transfer its property to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company (“DTC”) will act as securities depositary (the “Depositary”) for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee, or such other nominee as selected by DTC. One or more fully-registered global Preferred Securities certificates (each, a “Global Certificate”) representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

Beneficial interests in the Preferred Securities will be shown on, and transfers will be effected only through records maintained by DTC and its participants, including depositaries for Euroclear Bank, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg S.A. (“Clearstream”). Investors may elect to hold beneficial interest in the Preferred Securities through either DTC (in the United States), Clearstream or Euroclear (outside the United States) if they are participants of such systems or directly through organizations which are participants in such systems.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form (“Certificated Securities”). These laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC’s records. The ownership interest of each actual

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purchaser of each Preferred Security (“Beneficial Owner”) is in turn to be recorded on the Participants’ and Indirect Participants’ records, including Euroclear and Clearstream. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

Transfers between Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected in DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Preferred Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Preferred Security by or through a Euroclear participant or Clearstream participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Declaration.

DTC has advised BANK ONE that it will take any action permitted to be taken by a holder of Preferred Securities, including the presentation of Preferred Securities for exchange as described below, only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

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Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date.

Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC’s practice is to credit Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of these payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

Except as provided in this prospectus supplement, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among DTC’s Participants, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither BANK ONE, the Trust nor the Institutional Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under those circumstances, in the event that a successor securities depositary is not appointed, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust, with the consent of BANK ONE, may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depositary. In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, BANK ONE will appoint a paying agent for the Preferred Securities.

The information in this section concerning DTC and DTC’s book entry system has been obtained from sources that BANK ONE and the Trust believe to be reliable, but neither BANK ONE nor the Trust takes responsibility for the accuracy of this information.

Payment

Payments on the Preferred Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates. In the case of Preferred Securities represented by Certificated Securities, payments will be made by check mailed to the address of the holder entitled to the payment as the holder’s address appears on the securities register.

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Registrar, Transfer Agent and Paying Agent

BOTC will act as registrar, transfer agent and paying agent for the Preferred Securities (the “Paying Agent”). A corporate trust office of BOTC is located at 1 Bank One Plaza, Chicago, Illinois 60670. If the Preferred Securities do not remain in book-entry only form, one or more additional paying agents may be appointed if so required by any rule or regulation of any securities exchange upon which the Preferred Securities may be listed at such time. The Paying Agent will be permitted to resign as Paying Agent upon 30 days’ written notice to the Regular Trustees and the Institutional Trustee. In the event that BOTC will no longer be the Paying Agent, the Institutional Trustee will appoint a successor to act as Paying Agent. A successor Paying Agent will be a bank or trust company acceptable to BANK ONE.

Registration of transfers of Preferred Securities will be made without charge by or on behalf of the Trust, but upon payment of any tax or other government charges which may be imposed in relation to the transfer. The Trust or BANK ONE may also require a transferee to provide certain indemnity in connection with a transfer.

The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Institutional Trustee

The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only the duties as are specifically described in the Declaration. After a default, the Institutional Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by it. However, the Institutional Trustee will not be relieved of its obligation to exercise the rights and powers vested in it by the Declaration following the occurrence of a Declaration Event of Default. The Institutional Trustee also will serve as trustee under the Preferred Securities Guarantee and the Junior Subordinated Indenture. For information concerning the relationship between the Institutional Trustee and BANK ONE, see “BANK ONE Capital VI” in this prospectus supplement.

Governing Law

The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an “investment company” under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. BANK ONE is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of BANK ONE for United States federal income tax purposes. In this connection, BANK ONE and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration or the certificate of incorporation of BANK ONE, that each of BANK ONE and the Regular Trustees determine in their discretion to be necessary or desirable to achieve that end, so long as the action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms of the Preferred Securities.

Holders of the Preferred Securities have no preemptive rights.

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DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

Under the Preferred Securities Guarantee, BANK ONE will irrevocably and unconditionally agree, to the extent described in the Preferred Securities Guarantee, to pay in full as and when due to the holders of the Preferred Securities the Guarantee Payments as defined in the accompanying prospectus except to the extent paid by the Trust. BANK ONE will make these Guarantee Payments regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. BANK ONE’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by BANK ONE to the holders of Preferred Securities or by causing the Trust to pay the amounts to these holders.

The Preferred Securities Guarantee has been qualified as an indenture under the Trust Indenture Act. Chase will act as the Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee. The terms of the Preferred Securities Guarantee will be those described in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Preferred Securities Guarantee appears in the accompanying prospectus under the caption “Description of the Preferred Securities Guarantees”.

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following is a description of the material terms and provisions of the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the general terms and provisions of the Junior Subordinated Debt Securities described in the accompanying prospectus under the caption “Description of the Junior Subordinated Debt Securities”. The following description is not complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Junior Subordinated Indenture, originally dated as of January 1, 1997 (the “Base Indenture”), between BANK ONE and Chase, as Trustee (the “Debt Trustee”), as supplemented by a First Supplemental Indenture, dated as of January 31, 1997, a Second Supplemental Indenture dated as of October 2, 1998, a Third Supplemental Indenture dated as of September 20, 1999, a Fourth Supplemental Indenture dated as of August 8, 2000, a Fifth Supplemental Indenture dated as of August 30, 2000, a Sixth Supplemental Indenture dated as of August 30, 2000, a Seventh Supplemental Indenture dated as of January 30, 2001, and an Eighth Supplemental Indenture dated as of September 28, 2001 (the Base Indenture, as so supplemented, is referred to in this prospectus supplement as the “Junior Subordinated Indenture”), the forms of which are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Certain capitalized terms used in this section of the prospectus supplement are defined in the Junior Subordinated Indenture.

BANK ONE will have the right to dissolve the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities.

General

The Junior Subordinated Debt Securities will be issued as unsecured indebtedness under the Junior Subordinated Indenture. The Junior Subordinated Debt Securities will be limited in aggregate principal amount to the amount which is the sum of the aggregate stated liquidation amounts of the Preferred Securities and the Common Securities.

The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest including Compound Interest and Additional Sums, if any, on October 15, 2031, which date may be extended to a date not later than October 15, 2050 assuming certain conditions are met.

If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders’ interests in the Trust, the Junior Subordinated Debt Securities will initially be issued as a Global Security (as defined below under “—Book-Entry and Settlement”). As described in this prospectus supplement, Junior Subordinated Debt Securities may be issued under certain limited circumstances in certificated form in exchange for a Global Security. See “—Book-Entry and Settlement” below.

In the event that Junior Subordinated Debt Securities are issued in certificated form, the Junior Subordinated Debt Securities will be in denominations of $25 and multiples of $25 and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of

•	the Institutional Trustee in New York, New York,

•	BOTC in Chicago, Illinois, or

•	any other Paying Agent or transfer agent appointed in addition to or instead of the foregoing.

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However, payment of interest may be made at the option of BANK ONE by check mailed to the address of the holder entitled to such payment or by wire transfer to an account appropriately designated by the holder entitled to the payment. So long as the holder of any Junior Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debt Securities held by the Institutional Trustee will be made at the place and to the account designated by the Institutional Trustee.

Any moneys deposited with the Debt Trustee or any Paying Agent, or then held by BANK ONE in trust, for the payment of principal of and premium, if any or interest on any Junior Subordinated Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable will, at the request of BANK ONE, be repaid to BANK ONE. If this occurs, the holder of a Junior Subordinated Debt Security will look after that time, as a general unsecured creditor, only to BANK ONE for payment of the Junior Subordinated Debt Security.

The Junior Subordinated Indenture does not contain provisions that give holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving BANK ONE that may adversely affect those holders.

Subordination

The Junior Subordinated Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Existing Indebtedness, as defined in this prospectus supplement and which includes both senior and subordinated indebtedness for money borrowed, and General Obligations, as defined in this prospectus supplement. The Junior Subordinated Debt Securities rank equally and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code of 1978 or otherwise. In addition, no direct or indirect payment may be made of principal, premium, if any, or interest on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities, at any time when there is a default in the payment of the principal of, premium, if any, interest on or otherwise with respect to any Existing Indebtedness, whether at maturity or any date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived or has ceased to exist or all Existing Indebtedness has been paid.

Upon any distribution of assets of BANK ONE to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Junior Subordinated Debt Securities will, to the extent set forth in the Junior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Existing Indebtedness and General Obligations of BANK ONE. Upon any payment or distribution of assets to creditors upon dissolution, winding-up, liquidation, reorganization, assignment for benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of BANK ONE, the holders of all Existing Indebtedness and the creditors in respect of all General Obligations will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Junior Subordinated Debt Securities will be entitled to receive and retain any payments in respect of the principal of, or interest on, the Junior Subordinated Debt Securities. By reason of such subordination, in the event of the insolvency of BANK ONE, holders of Existing Indebtedness and creditors in respect of General Obligations may receive more, ratably, and holders of Junior Subordinated Debt Securities having a claim pursuant to such securities may receive less, ratably, than other creditors of BANK ONE.

The term “Existing Indebtedness” means, with respect to BANK ONE, the principal of, premium, if any, and interest on

•	all of BANK ONE’s indebtedness for money borrowed, but excluding trade accounts payable arising in the ordinary course of business, whether outstanding on the date of execution of the Junior Subordinated Indenture or thereafter created, assumed or incurred and

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•	any deferrals, renewals or extensions of any such Existing Indebtedness, except that Existing Indebtedness does not include

(1)	any indebtedness that is by its terms subordinated to or ranks on an equal basis with the Junior Subordinated Debt Securities,

(2)	any indebtedness between or among BANK ONE or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with BANK ONE that is a financing vehicle of BANK ONE (a “financing entity”) in connection with the issuance by that financing entity of securities that rank on an equal basis with, or junior to, the Trust Securities, and

(3)	indebtedness evidenced by securities issued under an indenture dated as of November 15, 1996, between BANK ONE and Chase, as trustee (unless such securities are by their terms senior in right of payment to the securities previously issued under this indenture).

The term “indebtedness for money borrowed” as used in this section includes, without limitation, any obligation of, or any obligation guaranteed by, BANK ONE for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

The term “General Obligations” means all the obligations of BANK ONE to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (1) obligations on account of Existing Indebtedness, (2) obligations on account of indebtedness for money borrowed ranking on an equal basis with or subordinate to the Junior Subordinated Debt Securities and (3) obligations which by their terms are expressly stated not to be superior in right of payment of the Junior Subordinated Debt Securities or to rank on a parity with the Junior Subordinated Debt Securities.

Notwithstanding the previous paragraph, in the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board, or other competent regulatory agency or authority, as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term “General Obligations” will include such additional obligations to creditors (excluding trade accounts payable arising in the ordinary course of business), as from time to time in effect pursuant to such rules, guidelines or interpretations. For purposes of this definition, “claim” will have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended to the date of the Junior Subordinated Indenture.

To the extent of any payments made on Existing Indebtedness and General Obligations, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of holders of Existing Indebtedness and General Obligations of BANK ONE until all amounts owing to the holders of the Junior Subordinated Debt Securities are paid in full. Such Existing Indebtedness and General Obligations will continue to be Existing Indebtedness and General Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Existing Indebtedness and General Obligations.

The Junior Subordinated Indenture does not limit the aggregate amount of Existing Indebtedness that may be issued by BANK ONE or the amount of General Obligations which BANK ONE may incur. As of June 30, 2001, Existing Indebtedness and General Obligations of BANK ONE aggregated approximately $22.1 billion. In addition, because BANK ONE is a holding company, the Junior Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of BANK ONE’s subsidiaries, including depositors of its banking subsidiaries.

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Optional Redemption

Subject to BANK ONE having received prior approval of the Federal Reserve Board if then required under applicable law, rules, guidelines or policies of the Federal Reserve Board, BANK ONE has the right to redeem the Junior Subordinated Debt Securities,

•	in whole or in part, at any time, on or after October 15, 2006, or

•	in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event, or if the approval of the Federal Reserve Board is then required for redemption, on a later date as promptly as practicable after such approval is obtained, in either case, upon not less than 30 nor more than 60 days’ notice. The redemption price for the Junior Subordinated Debt Securities will be equal to 100 percent of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Sums (as defined below), if any, to the redemption date.

In the event of any redemption, neither BANK ONE, the Debt Trustee nor any Paying Agent will be required to issue, register the transfer of or exchange

•	Junior Subordinated Debt Securities for the period beginning 15 days before the day of selection of Junior Subordinated Debt Securities to be redeemed and ending on the day of the mailing of the redemption notice, or

•	Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion of such security not to be redeemed.

If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, BANK ONE may only redeem the Junior Subordinated Debt Securities in whole.

Interest

The Junior Subordinated Debt Securities will bear interest at a rate equal to 7.20% per annum (the “Interest Rate”), from September 28, 2001, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), commencing January 15, 2002. Such interest will be payable to the person in whose name the Junior Subordinated Debt Securities is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities are not in book-entry only form, except if the Junior Subordinated Debt Securities are held by the Institutional Trustee, the record dates will be the January 1, April 1, July 1 and October 1 prior to the applicable Interest Payment Date.

In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, in each case with the same force and effect as if made on such date. The amount of interest payable on the Junior Subordinated Debt Securities for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months and for any shorter period on the basis of the actual number of days elapsed per 90-day quarter.

Option to Extend Stated Maturity Date

BANK ONE can extend the stated maturity date of the Junior Subordinated Debt Securities to a date no later than October 15, 2050, so long as at the time such election is made and at the time the extension commences:

•	no Event of Default with respect to the Junior Subordinated Debt Securities has occurred and is continuing;

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•	the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distribution payments on the Preferred Securities are accumulated; and

•	the Junior Subordinated Debt Securities are and after such extension will be rated at least BBB- by Standard & Poor’s Ratings Services, at least Baa3 by Moody’s Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

BANK ONE must give notice of such election to extend not more than 90 and not less than 30 days prior to the effectiveness of the extension.

Option to Extend Interest Payment Period

So long as no Indenture Event of Default has occurred and is continuing, BANK ONE has the right at any time, and from time to time, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the maturity of the Junior Subordinated Debt Securities. At the end of the extension period, BANK ONE will pay all interest then accrued and unpaid including any Additional Sums, together with interest on such amount, compounded quarterly at the Interest Rate to the extent permitted by applicable law (“Compound Interest”). During any extension period, BANK ONE will not, and will not permit any subsidiary of BANK ONE to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE’s capital stock or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BANK ONE that rank on an equal basis in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the debt securities of any subsidiary of BANK ONE if that guarantee ranks on an equal basis with or junior in interest to the Junior Subordinated Debt Securities, other than

(a)	dividends or distributions in common stock of BANK ONE,

(b)	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

(c)	payments under the Preferred Securities Guarantee or Common Securities Guarantee,

(d)	purchases of common stock related to the issuance of common stock or rights under any of BANK ONE’s benefit plans for its directors, officers, or employees and

(e)	obligations under any dividend reinvestment and stock purchase plan.

Prior to the termination of any extension period, BANK ONE may further defer payments of interest by extending the interest payment period. This extension period, including all previous and further extensions, however, may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any extension period and the payment of all amounts then due, BANK ONE may begin a new extension period, subject to the terms described in this section. No interest will be due and payable during an extension period, except at the end of the period.

BANK ONE has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities.

If the Institutional Trustee is the sole holder of the Junior Subordinated Debt Securities, BANK ONE will give the Regular Trustees and the Institutional Trustee notice of its selection of an extension period at least one Business Day prior to the earlier of (A) the date distributions on the Preferred Securities are payable or (B) the date the Trustees or the Trust are required to give notice to the New York Stock Exchange, or other applicable

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self-regulatory organization, or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to the record date. The Regular Trustees will give notice of BANK ONE’s selection of such extension period to the holders of the Preferred Securities.

If the Institutional Trustee is not the sole holder of the Junior Subordinated Debt Securities, BANK ONE will give the holders of the Junior Subordinated Debt Securities notice of its selection of the extension period at least ten Business Days before the earlier of (A) the next succeeding Interest Payment Date, or (B) the date upon which BANK ONE is required to give notice of the record date or payment date of the interest payment to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the Junior Subordinated Debt Securities.

Additional Sums

In the event a Tax Event has occurred and is continuing and the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then, in any such case, BANK ONE will pay additional sums (“Additional Sums”) on the Junior Subordinated Debt Securities. These additional amounts will be in amounts sufficient so that the net amounts received and retained by the Trust after paying any of these taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had it not been subject to such taxes, duties, assessments or other governmental charges as a result of the Tax Event. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Indenture Events of Default

If any Indenture Event of Default occurs and is continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, including any Compound Interest and Additional Sums, if any, and any other amounts payable under the Junior Subordinated Indenture to be due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice” in the accompanying prospectus for a description of the Indenture Events of Default.

An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See “Description of the Preferred Securities—Declaration Events of Default” and “—Voting Rights”.

The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities may annul any declaration of acceleration under the Junior Subordinated Indenture and waive any default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee.

In the case of the Junior Subordinated Debt Securities held by the Institutional Trustee on behalf of the Trust, a waiver of any default will not be effective until a majority in liquidation amount of the Trust Securities consent to the waiver. If the Junior Subordinated Indenture, however, requires the consent of a Super-Majority, the waiver will only be effective if the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding so consent.

If an Indenture Event of Default has occurred and is continuing and such event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, BANK ONE

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acknowledges that a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date. Despite any payments made to a holder of Preferred Securities by BANK ONE in connection with a Direct Action, BANK ONE will remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by the Trust or the Institutional Trustee of the Trust. BANK ONE will be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by BANK ONE to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

Book-Entry and Settlement

If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a “Global Security”) registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the holders, as defined in the Junior Subordinated Indenture, of the Junior Subordinated Debt Securities for any purpose under the Junior Subordinated Indenture. No Global Security representing Junior Subordinated Debt Securities will be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if that person is not a Participant, on the procedures of the Participant through which that person owns its interest in the Junior Subordinated Debt Securities to exercise any rights of a holder under the Junior Subordinated Indenture.

The Depositary

If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of those holders’ interests in the Trust, DTC will act as Depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company”. As of the date of this prospectus supplement, the description in this prospectus supplement of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. BANK ONE may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

None of BANK ONE, the Trust, the Institutional Trustee, any Paying Agent and any other agent of BANK ONE, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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Discontinuance of the Depositary’s Services

A Global Security will be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if

•	the Depositary notifies BANK ONE that it is unwilling or unable to continue as a depositary for the Global Security and no successor depositary is appointed,

•	the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary is appointed,

•	BANK ONE, in its sole discretion, determines that such Global Security will be so exchangeable, or

•	an Indenture Event of Default with respect to the Junior Subordinated Debt Securities has occurred.

Any Global Security that is exchangeable as provided in the preceding sentence will be exchangeable for Junior Subordinated Debt Securities registered in those names as the Depositary directs. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in the Global Security.

Governing Law

The Junior Subordinated Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Debt Trustee

The Debt Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by it. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Debt Trustee also serves as the Institutional Trustee under the Declaration and the trustee under the Preferred Securities Guarantee. For information concerning the relationship between the Debt Trustee and the Company, see “BANK ONE Capital VI” in this prospectus supplement.

Miscellaneous

The Junior Subordinated Indenture will provide that BANK ONE will pay all fees and expenses related to

•	the offering of the Trust Securities and the Junior Subordinated Debt Securities,

•	the organization, maintenance and dissolution of the Trust,

•	the retention of the BANK ONE Capital Trustees and

•	the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

The payment of these fees and expenses will be fully and unconditionally guaranteed by BANK ONE.

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EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT

SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

As described in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the Trust, and to invest the proceeds from the issuance and sale in the Junior Subordinated Debt Securities.

As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, these payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

•	the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;

•	the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;

•	BANK ONE will pay all, and the Trust will not be obligated to pay, directly or indirectly, costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Securities; and

•	the Declaration provides that the BANK ONE Capital Trustees will not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

Payments of distributions, to the extent funds are available, and other payments due on the Preferred Securities, to the extent funds are available, are guaranteed by BANK ONE as and to the extent described under “Description of the Preferred Securities Guarantees” in the accompanying prospectus. If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of these distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities if and to the extent that BANK ONE has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the Trust as its sole asset.

The Preferred Securities Guarantee, when taken together with BANK ONE’s obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Securities, provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

If BANK ONE fails to make interest or other payments on the Junior Subordinated Debt Securities when due, taking into account any extension period, the Declaration provides a mechanism for the holders of the Preferred Securities, using the procedures described in “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company” and “—Voting Rights”, to direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against BANK ONE to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective payment date. In connection with such Direct Action, BANK ONE will be subrogated to the rights of the holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to the holder of Preferred

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Securities in such Direct Action. BANK ONE, under the Preferred Securities Guarantee, acknowledges that the Preferred Securities Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If BANK ONE fails to make payments under the Preferred Securities Guarantee, any holder of Preferred Securities may institute a Direct Action against BANK ONE to enforce the Preferred Securities Guarantee Trustee’s rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee, or any other person or entity.

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UNITED STATES FEDERAL INCOME TAXATION

General

The following is a summary of applicable United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets (generally, assets held for investment) by holders who purchase the Preferred Securities upon original issuance. This discussion does not address all aspects of United States federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax law (including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons that will hold the Preferred Securities as a position in a “straddle”, or as part of a “hedge” or “conversion transaction” or other integrated investment and, except to the extent described below, Non-U.S. Holders). In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date of this prospectus supplement, which is subject to change, possibly on a retroactive basis. Each investor is urged to consult his tax advisor as to the particular tax consequences of purchasing, owning and disposing of the Preferred Securities, including the application and effect of United States federal, state, local and foreign tax laws.

Classification of the Junior Subordinated Debt Securities

In connection with the issuance of the Junior Subordinated Debt Securities, Cravath, Swaine & Moore, tax counsel to BANK ONE and the Trust, will render an opinion generally to the effect that under current law and assuming full compliance with the terms of the Junior Subordinated Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities to be held by the Trust will be classified, for United States federal income tax purposes, as indebtedness of BANK ONE.

Classification of BANK ONE Capital VI

In connection with the issuance of the Preferred Securities, tax counsel will render an opinion generally to the effect that, under current law and assuming full compliance with the terms of the Declaration, the Junior Subordinated Indenture, and other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified, for United States federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be treated as the owner of an undivided interest in the Junior Subordinated Debt Securities and, as further discussed below, each holder will be required to include in ordinary income its allocable share of interest, including original issue discount, paid or accrued on the Junior Subordinated Debt Securities.

Interest Income and Original Issue Discount

Under applicable Treasury Regulations, a debt instrument will be deemed to be issued with original issue discount if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by BANK ONE of its option to defer the payment of stated interest on the Junior Subordinated Debt Securities would prevent BANK ONE from declaring dividends on any class of equity, BANK ONE believes that the likelihood of its exercising the option is “remote” within the meaning of the Regulations. As a result, BANK ONE intends to take the position, based on the advice of tax counsel, that the Junior Subordinated Debt Securities will not be deemed to be issued with original issue discount.

Accordingly, based on this position, stated interest payments on the Junior Subordinated Debt Securities will be includible in the ordinary income of a holder at the time that such payments are paid or accrued in accordance with the holder’s regular method of accounting. Because the Regulations have not yet been

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addressed in any published rulings or other published interpretations issued by the Internal Revenue Service, it is possible that the Internal Revenue Service could take a position contrary the position taken by BANK ONE.

Exercise of Deferral Option. If BANK ONE were to exercise its option to defer the payment of stated interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities would be treated, solely for purposes of the original issue discount rules, as being “re-issued” at such time with original issue discount. Under those rules, a holder of the Junior Subordinated Debt Securities would be required to include original issue discount in ordinary income, on a current basis, over the period that the instrument is held even though BANK ONE would not be making any actual cash payments during the extended interest payment period. The amount of interest income includible in the taxable income of a holder of the Junior Subordinated Debt Securities would be determined on the basis of a constant yield method over the remaining term of the instrument and the actual receipt of future payments of stated interest on the Junior Subordinated Debt Securities would no longer be separately reported as taxable income. The amount of original issue discount that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any original issue discount included in income would increase the holder’s adjusted tax basis in the Junior Subordinated Debt Securities and the holder’s actual receipt of interest payments would reduce such basis.

Because income on the Preferred Securities will constitute interest income for United States federal income tax purposes, corporate holders of Preferred Securities will not be entitled to claim a dividends received deduction in respect of such income.

Receipt of Junior Subordinated Debt Securities or Cash upon Liquidation of BANK ONE Capital VI

If BANK ONE exercises its right to dissolve the Trust and cause the Junior Subordinated Debt Securities to be distributed on a ratable basis to the holders of the Preferred Securities, such distribution would be treated as a nontaxable event to the holders. In such event, each holder of Preferred Securities would have an adjusted tax basis in the Junior Subordinated Debt Securities received in the liquidation equal to the adjusted tax basis in its Preferred Securities surrendered therefor and the holding period of the Junior Subordinated Debt Securities would include the period during which the holder had held the Preferred Securities. If, however, the Trust is characterized, for United States federal income tax purposes, as an association taxable as a corporation at the time of such liquidation, the distribution of the Junior Subordinated Debt Securities would constitute a taxable event to the holders of Preferred Securities.

If the Junior Subordinated Debt Securities are redeemed for cash and the proceeds of such redemption are distributed to holders in redemption of their Preferred Securities, the redemption would be treated as a sale of the Preferred Securities, in which gain or loss would be recognized, as described immediately below.

Sales of Preferred Securities

Upon the sale of the Preferred Securities, a holder will recognize gain or loss in an amount equal to the difference between the adjusted tax basis in the Preferred Securities and the amount realized in the sale, except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income. This gain or loss will be a capital gain or loss and will be a long term capital gain or loss if the Preferred Securities have been held for more than one year.

The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest, or original issue discount if the Junior Subordinated Debt Securities are treated as having been issued, or reissued, with original issue discount, with respect to the underlying Junior Subordinated Debt Securities. A holder who disposes of its Preferred Securities will be required to include in ordinary income (1) any portion of the amount realized that is attributable to the accrued but unpaid interest to the extent not previously included in income or (2) any amount of original issue discount that has accrued on its ratable share

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of the underlying Junior Subordinated Debt Securities during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder’s adjusted tax basis in his Preferred Securities disposed of. To the extent that the amount realized on the sale is less than the holder’s adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•	Assuming you hold your Preferred Securities through a broker or other securities intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement proceeds on your Preferred Securities, unless an exemption applies.

•	Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•	If you are subject to these requirements but do not comply, the intermediary must withhold up to 31% of all amounts payable to you on the Preferred Securities (including principal payments). If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

•	All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any person other than: (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

Generally, payments made to a holder of Preferred Securities that is a Non- U.S. Holder will not be subject to U.S. withholding taxes.

However, for the exemption from withholding taxes to apply to such holder, the holder must meet one of the following requirements. These requirements have been changed for interest paid on or after January 1, 2001.

•	The holder provides a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which such holder holds its Preferred Securities. The Form W-8BEN contains the holder’s name, address and a statement that the holder is the beneficial owner of the Preferred Securities and that the holder is not a U.S. Holder.

•	The holder holds its Preferred Securities directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•	The holder is entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and such holder’s country of residence. To claim this exemption, the holder must generally

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complete Form W-8BEN and fill out Part II of the form to state its claim for treaty benefits. In some cases, the holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•	The interest income paid to a holder of Preferred Securities is effectively connected with the conduct of the holder’s trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, such holder must complete Form W-8ECI.

Even if the holder meets one of the above requirements, interest paid to the holder will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that the holder is not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that the holder or an intermediary provided concerning its status is false.

•	An intermediary through which the holder holds the Preferred Securities fails to comply with the procedures necessary to avoid withholding taxes on the Preferred Securities. In particular, an intermediary is generally required to forward a copy of the holder’s Form W-8BEN (or other documentary information concerning such holder’s status) to the withholding agent for the Preferred Securities. However, if the holder holds its Preferred Securities through a qualified intermediary—or if there is a qualified intermediary in the chain of title between such holder and the withholding agent for the Preferred Securities—the qualified intermediary will not generally forward this information to the withholding agent.

•	The holder owns 10% or more of the voting stock of BANK ONE, is a “controlled foreign corporation” with respect to BANK ONE, or is a bank making a loan in the ordinary course of its business. In these cases, the holder will be exempt from withholding taxes only if it is eligible for a treaty exemption or if the interest income is effectively connected with such holder’s conduct of a trade or business in the U.S., as discussed above.

Interest payments made to a holder of Preferred Securities will generally be reported to the IRS and to the holder on Form 1042-S. However, this reporting does not apply to a holder if one of the following conditions applies:

•	The holder holds its Preferred Securities directly through a qualified intermediary and the applicable procedures are complied with.

•	The holder files Form W-8ECI.

The rules regarding withholding are complex and vary depending on the holder’s individual situation. They are also subject to change, and certain transition rules apply for calendar year 2001. In addition, special rules apply to certain types of non-U.S. holders of Preferred Securities, including partnerships, trusts, and other entities treated as pass-through entities for U.S. federal income tax purposes. Holders should consult with their tax advisor regarding the specific methods for satisfying these requirements.

In addition, a Non-U.S. Holder of Preferred Securities will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of Preferred Securities unless (i) the gain is connected with a trade or business that the holder conducts in the United States or (ii) the holder is an individual, present in the United States for at least 183 days during the year in which such holder disposes of the Preferred Securities and certain other conditions are met.

Estate Taxes

If a Non-U.S. Holder is an individual, such holder’s Preferred Securities will not be subject to U.S. estate tax when such holder dies. However, this rule only applies if, at the holder’s death, payments on the Preferred Securities were not connected to a trade or business that such holder was conducting in the U.S and the holder does not own 10% or more of the voting stock of BANK ONE.

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Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

•	Principal and interest payments you receive will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above. The exemption does not apply if the recipient of the applicable form knows that the form is false. In addition, interest payments made to you will be reported to the IRS on Form 1012-S.

•	Sale proceeds you receive on a sale of your Preferred Securities through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

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ERISA CONSIDERATIONS

Each of BANK ONE (the obligor with respect to the Junior Subordinated Debt Securities held by the Trust) and its affiliates and the Institutional Trustee may be considered a “party in interest”, within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a “disqualified person”, within the meaning of Section 4975 of the Code, with respect to many employee benefit plans (“Plans”) that are subject to ERISA. The purchase and/or holding of Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code, including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code, and with respect to which BANK ONE, the Institutional Trustee or any affiliate is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as on of the following prohibited transaction class exemptions (“PTCE”):

•	PTCE 84-14—an exemption for certain transactions determined by an independent qualified professional asset manager,

•	PTCE 91-38—an exemption for certain transactions involving bank collective investment funds,

•	PTCE 90-1—an exemption for certain transactions involving insurance company pooled separate accounts,

•	PTCE 95-60—an exemption for transactions involving certain insurance company general accounts or

•	PTCE 96-23—an exemption for certain transactions determined by an in-house asset manager.

Any purchaser or holder of the Preferred Securities or any interest in a Preferred Security will be deemed to have represented by its purchase and holding of the Preferred Securities that either (a) it is not a Plan or an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in that entity and is not purchasing the securities on behalf of or with “plan assets” of any Plan or (b) it is eligible for exemptive relief available such as that provided under PTCE 96-23, 95-60 91-38, 90-1 or 84-14 with respect to such purchase or holding.

In addition, a Plan fiduciary considering the purchase of Preferred Securities should be aware that the assets of the Trust may be considered “plan assets” for ERISA purposes unless the Preferred Securities meet the conditions for the “publicly offered securities” exception from the “plan asset” rules under ERISA. These conditions include, but are not limited to, investment in the Preferred Securities by more than 100 investors independent of BANK ONE and each other.

In the event that the “publicly offered securities” exception were not available and the assets of the Trust were, accordingly, deemed to be “plan assets” of Plans that are holders of the Preferred Securities, the Institutional Trustee, as well as any other persons exercising discretion with respect to the Junior Subordinated Debt Securities, would be fiduciaries and parties in interest with respect to the investing Plans. To avoid certain additional prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Preferred Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debt Securities and to have appointed the Institutional Trustee. In this regard, it should be noted that, in the event of a Declaration Event of Default, BANK ONE may not remove the Institutional Trustee. Any purchaser proposing to acquire Preferred Securities with assets of any Plan should consult with its counsel.

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UNDERWRITING

Subject to the terms and conditions described in the Underwriting Agreement, BANK ONE Capital VI has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase the number of Preferred Securities next to its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions of the agreement, to purchase all the Preferred Securities offered under this prospectus supplement if any of the Preferred Securities are purchased.

Underwriters	Number of Preferred Securities
Morgan Stanley & Co. Incorporated	2,309,000
Banc One Capital Markets, Inc.	2,308,500
A.G. Edwards & Sons, Inc.	2,308,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,308,500
Prudential Securities Incorporated	2,308,500
Salomon Smith Barney Inc.	2,308,500
UBS Warburg LLC	2,308,500
ABN AMRO Incorporated	120,000
Banc of America Securities LLC	120,000
Bear, Stearns & Co. Inc.	120,000
CIBC World Markets Corp.	120,000
Credit Suisse First Boston Corporation	120,000
Dain Rauscher Incorporated	120,000
Deutsche Banc Alex. Brown Inc.	120,000
First Union Securities, Inc.	120,000
Goldman, Sachs & Co.	120,000
H&R Block Financial Advisors, Inc.	120,000
Lehman Brothers Inc.	120,000
Legg Mason Wood Walker Incorporated	120,000
Quick & Reilly	120,000
Raymond James & Associates, Inc.	120,000
Charles Schwab & Co., Inc.	120,000
U.S. Bancorp Piper Jaffray Inc.	120,000
Wachovia Securities, Inc.	120,000
Advest Inc.	60,000
Robert W. Baird & Co. Incorporated	60,000
BB&T Capital Markets, a Division of Scott & Stringfellow	60,000
Davenport & Company LLC	60,000

Underwriters	Number of Preferred Securities
D.A. Davidson & Co.	60,000
Doley Securities Inc.	60,000
Fahnestock & Co. Inc.	60,000
Fifth Third Securities, Inc.	60,000
First Albany Corporation	60,000
Gibraltar Securities Co.	60,000
Gruntal & Co., L.L.C.	60,000
HSBC Securities (USA) Inc.	60,000
J.J.B. Hilliard, W.L. Lyons, Inc.	60,000
Janney Montgomery Scott LLC	60,000
Josephthal & Co. Inc.	60,000
C.L. King & Associates, Inc.	60,000
McDonald Investments Inc., a KeyCorp Company	60,000
McGinn, Smith & Co., Inc.	60,000
Mesirow Financial, Inc.	60,000
Parker/Hunter Incorporated	60,000
Pershing/ a Division of Donaldson, Lufkin & Jenrette	60,000
Muriel Siebert & Co., Inc.	60,000
Southwest Securities, Inc.	60,000
Stifel, Nicolaus & Company Incorporated	60,000
SunTrust Equitable Securities	60,000
TD Securities (USA) Inc.	60,000
Tucker Anthony Incorporated	60,000
Utendahl Capital Partners, L.P.	60,000
Wells Fargo Van Kasper, LLC	60,000
The Williams Capital Group, L.P.	60,000

Total	20,000,000

The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price included on the cover page of this prospectus supplement, and, in part, to certain securities dealers at such price less a concession of $0.50 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

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BANK ONE and the Trust have granted the Underwriters an option to purchase up to 3,000,000 additional Preferred Securities at the initial public offering price plus accrued distributions from September 28, 2001. Underwriting commissions will be paid by BANK ONE. Such option, which will expire fourteen days after the closing date for the issuance and sale of the Preferred Securities, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase from the Trust approximately the same percentage of the Preferred Securities as the amount set forth next to such Underwriter’s name in the above table bears to the amount of Preferred Securities set forth as the total to be purchased in the above table.

In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of BANK ONE, the Underwriting Agreement provides that BANK ONE will pay as compensation to the Underwriters arranging the investment of such proceeds, an amount in immediately available funds of $0.7875 per Preferred Security, or $15,750,000 in the aggregate, for the accounts of the several Underwriters. However, such compensation will be $0.50 per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser.

Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the Preferred Securities as interests in a direct participation program, this offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

During the period from the date of the Underwriting Agreement and continuing to and including the date that is fourteen days after the closing date for the issuance and sale of the Preferred Securities, neither the Trust nor BANK ONE will, without the prior written consent of Morgan Stanley & Co. Incorporated, directly or indirectly, offer, sell, offer to sell, or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or BANK ONE which are substantially similar to the Preferred Securities, including any guarantee of such securities (except for the Preferred Securities offered by this prospectus supplement and the accompanying prospectus).

Each Underwriter has represented and agreed that (a) it has not offered or sold and prior to the date six months after the date of issue of the Preferred Securities will not offer or sell any Preferred Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply with, all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Preferred Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

A portion of the Preferred Securities will be offered by the Underwriters directly or through their representative selling agents outside the United States. Investors may elect to hold beneficial interests in the Preferred Securities through either DTC (in the United States), Clearstream or Euroclear (outside the United States), if they are participants of these systems, or indirectly through organizations which are participants in these systems.

Prior to this offering there has been no public market for the Preferred Securities. The Preferred Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Underwriters have advised the Trust that they intend to make a market in the Preferred Securities prior to commencement of trading on the New York Stock Exchange.

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The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the Preferred Securities.

In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell the Preferred Securities to a minimum of 400 or more beneficial holders.

BANK ONE estimates that its expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately $400,000.

The Trust and BANK ONE have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

It is expected that delivery of the Preferred Securities will be made against payment for them on or about September 28, 2001, which is the sixth business day following the date of this prospectus supplement (such settlement cycle being referred to in this prospectus supplement as “T+6”). The ability to settle secondary market trades of the Preferred Securities effected on the date of pricing and the succeeding business day may be affected by T+6 settlement.

In order to facilitate the offering of the Preferred Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Preferred Securities. Specifically, the Underwriters may over-allot in connection with this offering, creating short positions in the securities for their own account. In addition, to cover over-allotment or to stabilize the price of the Preferred Securities, the Underwriters may bid for, and purchase, Preferred Securities in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing Preferred Securities in this offering, if the Underwriters repurchase previously distributed Preferred Securities in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The Underwriters are not required to engage in any of these activities, or continue these activities if commenced.

One of the Underwriters, Banc One Capital Markets, Inc. (“BOCM”), is a wholly owned subsidiary of BANK ONE and is an affiliate of the Paying Agent, Bank One Trust Company, N.A. The participation of BOCM in the offering and sale of the Preferred Securities will comply with Rule 2720 of the Conduct Rules of the NASD.

This prospectus supplement and the accompanying prospectus may be used by affiliates of BANK ONE, including BOCM, in connection with offers and sales related to secondary market transactions in the Preferred Securities. Any affiliate, including BOCM, may act as principal or agent in these transactions. These sales will be made at prices related to the prevailing market prices at the time of sale or otherwise.

Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, BANK ONE and its subsidiaries in the conduct ordinary course of business.

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LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Declaration and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust. The validity of the Junior Subordinated Debt Securities and the Preferred Securities Guarantee and matters relating thereto will be passed upon for BANK ONE by Christine A. Edwards, Esq., Executive Vice President, Chief Legal Officer and Secretary of BANK ONE and for the Underwriters by Cravath, Swaine & Moore. Certain United States federal income taxation matters will be passed upon for BANK ONE and the Trust by Cravath, Swaine & Moore. Cravath, Swaine & Moore has represented and continues to represent BANK ONE from time to time in other matters.

Christine A. Edwards owns, or has rights to acquire under BANK ONE’s employee benefit plans, an aggregate of less than 1% of the common stock of BANK ONE.

EXPERTS

The consolidated financial statements of BANK ONE included in the Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as expert in accounting and auditing in given said report.

S-55

$2,000,000,000

BANK ONE CORPORATION

Senior Debt Securities

Senior Subordinated Debt Securities

Junior Subordinated Debt Securities

BANK ONE Capital V

BANK ONE Capital VI

BANK ONE Capital VII

BANK ONE Capital VIII

BANK ONE Capital IX

BANK ONE Capital X

Preferred Securities

(fully and unconditionally guaranteed on a subordinated basis, as described herein, by BANK ONE CORPORATION)

This prospectus contains a general description of the securities which BANK ONE CORPORATION and/or a BANK ONE Capital Trust may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest.

The securities will be unsecured obligations of BANK ONE CORPORATION and/or a BANK ONE Capital Trust and will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 11, 2000.

i

SUMMARY

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information About BANK ONE and the BANK ONE Capital Trusts” for information on BANK ONE CORPORATION and its financial statements. BANK ONE has its principal offices at 1 Bank One Plaza, Chicago, Illinois (telephone: 312-732-4000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

BANK ONE CORPORATION, a Delaware corporation (also referred to as the “Company”, “BANK ONE”, “us” or “we”), and BANK ONE Capital V, BANK ONE Capital VI, BANK ONE Capital VII, BANK ONE Capital VIII, BANK ONE Capital IX and BANK ONE Capital X, each a statutory business trust formed under the laws of the State of Delaware (separately, each trust is also referred to as a “BANK ONE Capital Trust” and together as the “BANK ONE Capital Trusts”) have filed a registration statement with the Securities and Exchange Commission under a “shelf” registration procedure. Under this procedure BANK ONE and each BANK ONE Capital Trust, as applicable, may offer and sell from time to time, in one or more series, up to $2,000,000,000, or the equivalent in one or more foreign currencies or currency units, of any of the following securities:

•	unsecured senior debt securities,

•	unsecured senior subordinated debt securities,

•	unsecured junior subordinated debt securities,

•	preferred securities of a BANK ONE Capital Trust, and

•	guarantees, described below, relating to the preferred securities of each BANK ONE Capital Trust.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

The prospectus supplement will also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

BANK ONE and each BANK ONE Capital Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by BANK ONE and each BANK ONE Capital Trust directly or through dealers or agents designated from time to time. These agents may be affiliates of BANK ONE and each BANK ONE Capital Trust. If BANK ONE, directly or through agents, solicits offers to purchase the securities, BANK ONE reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of these underwriters and the net proceeds to BANK ONE and each BANK ONE Capital Trust.

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Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

One or more of our subsidiaries may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in these transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION ABOUT BANK ONE AND THE BANK ONE CAPITAL TRUSTS

BANK ONE and each BANK ONE Capital Trust have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. BANK ONE also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the following public reference facility maintained by the SEC:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov”.

You can also inspect reports, proxy statements and other information about BANK ONE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

The SEC allows BANK ONE to incorporate documents by reference in this prospectus. This means that by listing or referring to a document which BANK ONE has filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. When BANK ONE updates the information contained in documents which have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.

The documents listed below are incorporated by reference into this prospectus:

BANK ONE SEC Filings	Period
Annual Report on Form 10-K	Year ended December 31, 1999 (as amended by a Form 10K/A dated April 6, 2000)
Quarterly Reports on Form 10-Q	Quarter ended:
• March 31, 2000
• June 30, 2000,
Current Reports on Form 8-K	Dated:
• January 11, 2000
• January 18, 2000
• March 20, 2000
• March 27, 2000
• April 18, 2000
• July 19, 2000
• August 14, 2000
• August 22, 2000
• September 6, 2000 (2 filings)

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BANK ONE also incorporates by reference additional documents that it may file with the SEC between the date of this prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Investor Relations

BANK ONE CORPORATION

1 Bank One Plaza

Mail Code IL1-0738

Chicago, Illinois 60670-0738

Telephone (312) 732-4812

If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR INCORPORATED BY REFERENCE. BANK ONE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

No separate financial statements of any BANK ONE Capital Trust are included in this prospectus. BANK ONE and the BANK ONE Capital Trusts do not consider that such financial statements would be material to holders of the preferred securities because each BANK ONE Capital Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debt securities of BANK ONE and issuing the trust securities.

Furthermore, taken together, BANK ONE’S obligations under each series of Junior Subordinated Debt Securities, the Junior Indenture under which the Junior Subordinated Debt Securities will be issued, the related Declaration and the related Preferred Securities Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related preferred securities of a BANK ONE Capital Trust. For a more detailed discussion see “The BANK ONE Capital Trusts”, “Description of Preferred Securities”, “Description of Junior Subordinated Debt Securities”, “Description of the Preferred Securities Guarantees” and “Effect of Obligations Under the Junior Subordinated Debt Securities and Preferred Securities Guarantee”. BANK ONE does not expect that any of the BANK ONE Capital Trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

BANK ONE is not making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or any prospectus supplement.

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FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by BANK ONE, in press releases and in oral and written statements made by BANK ONE which are not statements of historical fact may constitute forward-looking statements. Examples of forward- looking statements include, without limitation:

•	projection of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items;

•	statements of plans and objectives of BANK ONE or its management or its Board of Directors, including those relating to products or services;

•	statements of future economic performance; and

•	statements of assumptions underlying the above statements.

Words such as “believes”, “anticipates”, “expects”, “intends”, “estimates”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. Factors which could cause this difference include, without limitation:

•	local, regional and international conditions may differ from those assumed in the statements;

•	changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board may have an adverse effect on BANK ONE’s business;

•	inflation and interest rate, market and monetary fluctuations may have a negative impact on BANK ONE’s position;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users may be different than anticipated;

•	changes in consumer spending, borrowing and saving habits may make BANK ONE’s products or services less desirable;

•	technological changes, instituted by BANK ONE and by persons by whom BANK ONE’s business may be affected, may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	acquisitions and integration of acquired businesses may be more difficult or expensive than expected;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) may have an adverse effect on BANK ONE;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

•	changes in BANK ONE’s organization, compensation and benefit plans may have an effect on its expected results;

•	the costs and effects of litigation and of unexpected or adverse outcomes in some litigation may adversely affect BANK ONE’s performance;

•	costs or difficulties related to the integration of the business of BANC ONE and First Chicago NBD may be greater than expected; and

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•	BANK ONE’s success at managing the above risks may not be as great as anticipated.

Forward-looking statements speak only as of the date the statements are made. BANK ONE undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statement is made, or to reflect the occurrence of unanticipated events.

5

BANK ONE CORPORATION

BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with BANC ONE CORPORATION.

Through its bank subsidiaries, BANK ONE provides domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

Like its predecessors, BANK ONE continually evaluates its business operations and organizational structures and routinely explores opportunities to (A) acquire financial institutions and other financial services-related businesses and assets, and (B) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, BANK ONE will also sell assets or exit certain businesses and markets. In 1999, BANK ONE undertook several initiatives to combine its operations under a single identity. In May, BANK ONE introduced the Bank One name at former First Chicago NBD locations in Michigan and Florida. BANK ONE integrated former First Chicago NBD Indiana branches with Banc One banking centers in June. In September, substantially all Chicago metropolitan-area banking operations were integrated under the Bank One name.

BANK ONE directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of BANK ONE’s annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

BANK ONE is a legal entity separate and distinct from BANK ONE’s banking subsidiaries and BANK ONE’s other affiliates. There are various legal limitations on the extent to which the subsidiary banks may extend credit, pay dividends or otherwise supply funds to BANK ONE. As of January 1, 2000, the banks could have declared additional dividends of approximately $2.5 billion without the approval of banking regulatory agencies. The payment of dividends by any bank may also be affected by other factors, such as the maintenance of adequate capital for such bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator’s opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of BANK ONE and its subsidiaries.

Under the longstanding policy of the Board of Governors of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, BANK ONE may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

Because BANK ONE is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary’s liquidation or recapitalization would be subject to the prior claims of the subsidiary’s creditors except to the extent that BANK ONE may itself be a creditor with recognized claims against the subsidiary.

BANK ONE’s executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

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RATIO OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for BANK ONE, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

	Six Months Ended June 30,				Year Ended December 31,
	2000		1999		1999		1998		1997		1996		1995
Earnings to Fixed Charges:
Excluding interest expense on deposits	0.6	x(1)	2.8	x	2.3	x	2.3	x	2.4	x	2.6	x	2.2	x
Including interest expense on deposits	0.8	x(1)	1.8	x	1.6	x	1.5	x	1.5	x	1.6	x	1.5	x
Earnings to Combined Fixed Charges and Preferred Dividends:
Excluding interest expense on deposits	0.6	x(1)	2.8	x	2.3	x	2.3	x	2.3	x	2.5	x	2.1	x
Including interest expense on deposits	0.8	x(1)	1.8	x	1.6	x	1.5	x	1.5	x	1.6	x	1.5	x

(1)	Earnings for the six months ended June 30, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.1 billion.

THE BANK ONE CAPITAL TRUSTS

Each BANK ONE Capital Trust is a statutory business trust created under Delaware law pursuant to:

•	a declaration of trust executed by BANK ONE, as sponsor of the BANK ONE Capital Trust, and the BANK ONE Capital Trustees (as defined below) of such BANK ONE Capital Trust, and

•	a certificate of trust filed with the Delaware Secretary of State.

Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a “Declaration”) substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

Each BANK ONE Capital Trust may offer to the public, from time to time, preferred securities (the “Preferred Securities”) representing preferred beneficial interests in the applicable BANK ONE Capital Trust.

Each BANK ONE Capital Trust exists for the exclusive purposes of:

•	issuing and selling its Trust Securities, (as defined below)

•	using the proceeds from the sale of Trust Securities to acquire a series of Junior Subordinated Debt Securities (as defined below) issued by BANK ONE, and

•	engaging in only those other activities necessary or incidental to the above activities (such as registering the transfer of the Trust Securities).

Each BANK ONE Capital Trust will sell common securities representing undivided beneficial ownership interests in the assets of such BANK ONE Capital Trust to BANK ONE (the “Common Securities”) and Preferred Securities representing undivided beneficial ownership interests in the assets of such trust to the public. The Common Securities and the Preferred Securities together are also referred to as the “Trust Securities”.

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When any BANK ONE Capital Trust sells its Preferred Securities to the public, it will use the money it receives together with the money it receives from the sale of its Common Securities to buy a series of BANK ONE’s Junior Subordinated Debt Securities. The payment terms of these Junior Subordinated Debt Securities will be virtually the same as the terms of that BANK ONE Capital Trust’s Preferred Securities.

Each BANK ONE Capital Trust will own only the applicable series of Junior Subordinated Debt Securities. The only source of funds for each BANK ONE Capital Trust will be the payments it receives from BANK ONE on the Junior Subordinated Debt Securities. The BANK ONE Capital Trust will use these funds to make cash payments to holders of the Preferred Securities.

Each BANK ONE Capital Trust will also have the right to be reimbursed by BANK ONE for certain expenses.

All of the Common Securities of each BANK ONE Capital Trust will be owned by BANK ONE. The Common Securities of a BANK ONE Capital Trust will rank equally, and payments will be made on such securities pro rata, with the Preferred Securities of that BANK ONE Capital Trust. However, upon the occurrence and continuance of an event of default under the applicable Declaration resulting from an event of default under the Junior Indenture, the rights of BANK ONE, as holder of the Common Securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of that BANK ONE Capital Trust. See “Description of the Preferred Securities”.

BANK ONE will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each BANK ONE Capital Trust.

The prospectus supplement relating to any Preferred Securities will contain the details of the cash distributions to be made periodically to the holders of the Preferred Securities.

Under certain circumstances, BANK ONE may redeem the Junior Subordinated Debt Securities which it sold to a BANK ONE Capital Trust. If it does this, the BANK ONE Capital Trust will redeem a like amount of the Preferred Securities which it sold to the public and the Common Securities which it sold to BANK ONE.

Under certain circumstances, BANK ONE may dissolve a BANK ONE Capital Trust and cause the Junior Subordinated Debt Securities held by the trust to be distributed to the holders of the Preferred Securities of that BANK ONE Capital Trust. If this happens, owners of the Preferred Securities will no longer have any interest in that BANK ONE Capital Trust and will only own Junior Subordinated Debt Securities.

Generally, BANK ONE needs the approval of the Federal Reserve to redeem Junior Subordinated Debt Securities or to terminate one or more BANK ONE Capital Trusts.

Unless otherwise specified in the applicable prospectus supplement:

•	Each BANK ONE Capital Trust will have a term of approximately 55 years from the date it issues its Trust Securities, but may dissolve earlier as provided in the applicable Declaration.

•	Each BANK ONE Capital Trust’s business and affairs will be conducted by its trustees (collectively, the “BANK ONE Capital Trustees”).

•	The trustees will be appointed by BANK ONE as holder of the applicable BANK ONE Capital Trust’s Common Securities.

•	The duties and obligations of the trustees are governed by the Declaration for the applicable BANK ONE Capital Trust.

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•	The trustees will be The Chase Manhattan Bank, as the institutional trustee (the “Institutional Trustee”), Chase Manhattan Bank USA, National Association, as the Delaware trustee (the “Delaware Trustee”), and one or more individual trustees (the “Regular Trustees”) who are employees or officers of or affiliated with BANK ONE. The Chase Manhattan Bank, as Institutional Trustee, will act as sole indenture trustee under each Declaration for purposes of compliance with the Trust Indenture Act. The Chase Manhattan Bank will also act as trustee under the Guarantees and the Junior Indenture. See “Description of the Preferred Securities Guarantees”, “Description of Debt Securities” and “Description of the Junior Subordinated Debt Securities”.

•	BANK ONE, as the holder of the Common Securities, has the right to vote to appoint, remove or replace any of, or increase or reduce the number of, the BANK ONE Capital Trustees of a trust.

•	BANK ONE will pay all fees and expenses related to each BANK ONE Capital Trust and the offering of the Preferred Securities. BANK ONE also will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each BANK ONE Capital Trust.

•	No amendment or modification may be made to any Declaration which would adversely affect the rights or preferences of the applicable Trust Securities without the approval of the majority in liquidation amount of the relevant Trust Securities (which may be only the Preferred Securities or Common Securities of such trust if only that class is affected).

The principal executive office of each BANK ONE Capital Trust is 1 Bank One Plaza, Chicago, Illinois 60670 and its telephone number is (312) 732-4000.

USE OF PROCEEDS

Each BANK ONE Capital Trust will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from BANK ONE. BANK ONE intends to use the net proceeds from the sale of the Junior Subordinated Debt Securities and the Debt Securities for general corporate purposes. These corporate purposes may include the funding of investments in, or extensions of credit to, BANK ONE’s subsidiaries. Except as described in the applicable prospectus supplement, allocations of the proceeds to specific purposes have not been made, although BANK ONE management will have determined at the date of the applicable prospectus supplement that funds should be borrowed at that time. Pending the uses described above, BANK ONE may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of BANK ONE and the financial needs of its subsidiaries, BANK ONE anticipates that it will, on an ongoing basis, engage in additional financings in character and amount to be determined.

REGULATORY MATTERS

The following discussion describes certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to BANK ONE. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to BANK ONE or its subsidiaries may have a material effect on the business of BANK ONE.

General

As a bank holding company, BANK ONE is regulated under the Bank Holding Company Act of 1956, and is subject to inspection, examination and supervision by the Federal Reserve. Under the Bank Holding Company Act, bank holding companies, except those that have become “financial holding companies” as described below, generally may not acquire the ownership or control of more than 5% of the voting shares or

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substantially all the assets of any company, including a bank, without the Federal Reserve’s prior approval. In addition, bank holding companies, except those that have become “financial holding companies” as described below, generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve to be closely related to banking. See “—Gramm-Leach-Bliley Act of 1999” below for a description of new banking legislation which will significantly modify and expand the activities in which certain types of financial services companies may engage.

Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, limit borrowings by BANK ONE and its nonbank subsidiaries from BANK ONE’s affiliate banks. These requirements also limit various other transactions between BANK ONE and its nonbank subsidiaries, on the one hand, and BANK ONE’s affiliate banks, on the other. For example, Section 23A limits to no more than 10% of its total capital the aggregate outstanding amount of any bank’s loans and other “covered transactions” with any particular nonbank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank’s covered transactions with all of its nonbank affiliates. Section 23A also generally requires that a bank’s loans to its nonbank affiliates be secured, and Section 23B generally requires that a bank’s transactions with its nonbank affiliates be on arms’ length terms.

Most of BANK ONE’s affiliate banks are national banking associations and, as such, are subject to regulation primarily by the Office of the Comptroller of the Currency (“OCC”) and, secondarily, by the Federal Deposit Insurance Corporation (“FDIC”) and the Federal Reserve. BANK ONE’s state-chartered banks also are subject to regulation by the FDIC and the Federal Reserve and, in addition, by their respective state banking departments. The banks’ operations in other countries are subject to various restrictions imposed by the laws of those countries.

Gramm-Leach-Bliley Act of 1999

The Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) eliminates many legal barriers between banks and bank holding companies, on the one hand, and securities firms, insurance companies and other financial services providers, on the other. Among other things, the GLB Act repealed certain Glass-Steagall Act restrictions on affiliations between banks and securities firms, and amended the Bank Holding Company Act to permit bank holding companies that qualify as “financial holding companies” to engage in activities, and acquire companies engaged in activities, that are

•	financial in nature;

•	incidental to financial activities; or

•	complementary to financial activities if the Federal Reserve determines that they pose no substantial risk to the safety or soundness of depository institutions or the financial system in general.

The GLB Act treats various lending, insurance underwriting, insurance company portfolio investment, financial advisory, securities underwriting, dealing and market-making, and merchant banking activities as financial in nature for this purpose. The Federal Reserve, in consultation with the Secretary of the Treasury, may add to this list. The GLB Act not only permits bank holding companies to acquire securities and insurance firms, but also allows such firms to acquire banks and bank holding companies.

A bank holding company may become a financial holding company only if

•	all of its depository institution subsidiaries are well capitalized,

•	all of its depository institution subsidiaries are well managed, and

•	the bank holding company has filed with the Federal Reserve a declaration that the company elects to be a financial holding company.

In addition, a bank holding company generally may not commence any new activity or acquire any additional company as a financial holding company if any of its depository institution subsidiaries has received a rating of less than “satisfactory” in its most recent examination under the Community Reinvestment Act of 1977 (“CRA”).

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The GLB Act generally permits national banks to engage through special financial subsidiaries in the financial and other incidental activities authorized for financial holding companies by the act. However, such financial subsidiaries may not engage in insurance or annuity underwriting, insurance company portfolio investments, real estate investment and development or, at least for the first five years after the GLB Act’s enactment, merchant banking. Also, the national bank in question and all its depository institution affiliates must be well capitalized, well managed and have satisfactory CRA ratings, and there are limits on such a bank’s investments in such subsidiaries. With certain limited exceptions, a national bank’s dealings with its financial subsidiaries are subject to Sections 23A and 23B of the Federal Reserve Act. BANK ONE has not yet determined whether or when it may elect to become a financial holding company or to establish a financial subsidiary.

The GLB Act also imposes new restrictions on financial institutions’ transfer and use of nonpublic personal information about their customers. Among other things, it directs the federal banking agencies to develop new regulations for this purpose; gives customers the right to “opt out” of having their nonpublic personal information shared with nonaffiliated third parties; bars financial institutions from disclosing customer account numbers or other such access codes to nonaffiliated third parties for direct marketing purposes; and requires annual disclosure by financial institutions of their policies and procedures for protecting customers’ nonpublic personal information.

Liability for Bank Subsidiaries

The Federal Reserve requires that a bank holding company act as a source of financial and managerial strength to each of its subsidiary banks and maintain resources adequate to support each such subsidiary bank. This support may be required at times when BANK ONE may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such an assessment, the OCC can order the sale of the shareholder’s stock to cover the deficiency. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

Any depository institution insured by the FDIC, such as the BANK ONE banks, can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (A) the default of a commonly controlled FDIC-insured depository institution or (B) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. “Default” is defined generally as the appointment of a conservator or receiver and “in danger of default” is defined generally as the existence of certain conditions indicating that a “default” is likely to occur in the absence of regulatory assistance. All of BANK ONE’s subsidiary banks are FDIC-insured institutions.

In the event of the default of one of BANK ONE’s subsidiary banks, the claims of depositors and of holders of any other general or subordinated obligation (including the FDIC) are entitled to a priority of payment over the claims of holders of any obligation to shareholders including any depository institution holding company (such as BANK ONE) or any shareholder or creditor of the depository institution (such as holders of the Debt Securities or of the Guarantees with respect to the Preferred Securities). In the event of any default, any obligations of the defaulting bank to BANK ONE would be subordinate to all third party claims (including otherwise “subordinated” claims and the claims of the FDIC).

Capital Requirements

BANK ONE is subject to capital requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve, the OCC and the FDIC on the depository institutions within their respective jurisdictions. For this purpose, a depository institution’s or holding company’s assets and certain specified off-balance sheet commitments are assigned to

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four risk categories. Each risk category is weighted differently based on the level of credit risk that is assigned to particular assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A depository institutions’s or holding company’s capital, in turn, is divided into three tiers:

•	core (“Tier 1”) capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets;

•	supplementary (“Tier 2”) capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and

•	market risk (“Tier 3”) capital, which includes qualifying unsecured subordinated debt.

BANK ONE, like other bank holding companies, currently is required to maintain Tier 1 and total capital (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets, respectively. At June 30, 2000, BANK ONE met both requirements, with Tier 1 and total capital equal to 7.2% and 10.3% of its total risk-weighted assets, respectively.

The Federal Reserve, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution’s ongoing trading activities.

The Federal Reserve also requires bank holding companies to maintain a minimum “leverage ratio” (Tier 1 capital to adjusted average assets) of 3%, if the holding company has the highest regulatory rating or has implemented the risk-based capital measures for market risk, or 4% if the holding company does not meet these requirements. At June 30, 2000, BANK ONE’s leverage ratio was 7.0%.

The Federal Reserve may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions well above the minimum levels. Furthermore, the Federal Reserve has indicated that it will consider a “tangible Tier I capital leverage ratio” (deducting all intangibles) and other measures of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not, however, imposed any such special capital requirement on BANK ONE.

Each of the BANK ONE banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking regulatory agency. Each of the BANK ONE banks was in compliance with the applicable minimum capital requirements as of June 30, 2000.

Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below.

The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions:

•	well capitalized,

•	adequately capitalized,

•	undercapitalized,

•	significantly undercapitalized, and

•	critically undercapitalized.

The act requires the applicable federal banking regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within

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such categories. This act imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a depository institution to capital raising requirements. An “undercapitalized” depository institution must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the depository institution’s assets at the time it became “undercapitalized” or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, the act requires the various federal banking regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

As of June 30, 2000, each of the BANK ONE banks was “well capitalized”, based on the “prompt corrective action” ratios and guidelines described above. It should be noted, however, that a bank’s capital category is determined solely for the purpose of applying the OCC’s (or the FDIC’s) “prompt corrective action” regulations and that the capital category may not constitute an accurate representation of the bank’s overall financial condition or prospects.

Dividend Restrictions

Various federal and state laws and regulations limit the amount of dividends the BANK ONE banks can pay to BANK ONE without regulatory approval. For example, approval generally is required for any national bank, or any state chartered bank that is a member of the Federal Reserve to pay any dividend that would cause the bank’s total dividends paid during any calendar year to exceed the sum of the bank’s net income for the current year combined with retained net income for the prior two years. Such a bank generally may not pay any dividend in an amount greater than its net profits then on hand without regulatory approval. At January 1, 2000, $2.5 billion of the total stockholders’ equity of the banks was available for payment of dividends to BANK ONE without approval by the applicable regulatory authority.

In addition, federal bank regulatory authorities have authority to prohibit the BANK ONE banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the BANK ONE banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

Deposit Insurance Assessments

The deposits of each of the BANK ONE banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments. The FDIC has adopted regulations establishing a permanent risk- related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (a) the bank’s capitalization and (b) supervisory evaluations provided to the FDIC by the bank’s primary federal regulator. Each insured bank’s insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

The annual insurance premiums on bank deposits vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

The Deposit Insurance Funds Act of 1996 provides for assessments to be imposed on insured depository institutions to pay for the cost of Financing Corporation funding. The FDIC’s current FICO assessment rates are approximately $0.0202 per $100 annually for assessable deposits. The Banks held approximately $10.3 billion of assessable deposits as of June 30, 2000. The FICO assessments do not vary depending upon a depository institution’s capitalization or supervisory evaluations.

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Depositor Preference Statute

Federal law provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the “liquidation or other resolution” of the institution by any receiver.

Brokered Deposits

Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (a) is well capitalized, or (b) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from (1) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (2) offering “pass through” deposit insurance on certain employee benefit plan accounts unless such institution provides certain notice to affected depositors.

Interstate Banking

Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (“Riegle-Neal”), subject to certain concentration limits and other requirements, (a) bank holding companies such as BANK ONE are permitted to acquire banks and bank holding companies located in any state; (b) any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and (c) banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation “opting in” to those provisions of Riegle-Neal; and provided that, in the case of a merger with a bank located in another state, the host state has not adopted legislation “opting out” of that provision of Riegle-Neal. BANK ONE might use Riegle-Neal to acquire banks in additional states and to consolidate its affiliate banks under a smaller number of separate charters.

Other Regulatory Supervision

BANK ONE’s nonbank subsidiaries and banking-related business units are subject to regulation by various state and federal regulatory agencies and self-regulatory organizations. Activities subject to such regulation include investment management, investment advisory services, commodities and securities brokerage, insurance services and products, municipal securities dealing and transfer agency services.

DESCRIPTION OF DEBT SECURITIES

General

The following description applies to the debt securities (other than the Junior Subordinated Debt Securities) offered by this prospectus (the “Debt Securities”). The Debt Securities will be unsecured and may be issued in one or more series. The Debt Securities may be either senior (the “Senior Securities”) or subordinated (the “Senior Subordinated Securities”) in priority of payment.

•	The Senior Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and The Chase Manhattan Bank (“Chase”), as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between BANK ONE and Chase, as trustee (as so supplemented, the “Senior Indenture”).

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•	The Senior Subordinated Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and Chase, as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between BANK ONE and Chase, as trustee (as so supplemented, the “Senior Subordinated Indenture”).

•	The Senior Indenture and the Senior Subordinated Indenture are referred to together as the “Indentures”.

•	References to the “Senior Trustee” means Chase in its capacity as trustee under the Senior Indenture or the Senior Subordinated Indenture, as applicable.

The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not claim to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to, or incorporated by reference in, the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the applicable Indenture.

The following material describes certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of any Debt Security and the extent to which these general provisions may apply to such Debt Securities will be described in the prospectus supplement relating to the Debt Securities.

Neither of the Indentures limits the aggregate principal amount of Debt Securities which may be issued under it. Debt Securities of any series may be issued under either Indenture up to the aggregate principal amount authorized from time to time by BANK ONE. Debt Securities may be denominated in any currency or currency unit designated by BANK ONE. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other debt which may be incurred or the other securities which may be issued by BANK ONE or any of its subsidiaries.

Debt Securities of a series may be issuable in registered form without coupons, in bearer form with or without coupons attached or in the form of one or more global securities in registered or bearer form. Any bearer securities will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of Debt Securities for which this prospectus is being delivered:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount or aggregate initial public offering price of the Debt Securities;

•	the priority of payment of the Debt Securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the Debt Securities will be issued;

•	the date or dates on which the principal of the Debt Securities will be payable;

•	whether the Debt Securities will bear interest, any interest rate or rates, which may be fixed or variable, or the method of determining the same;

•	any date or dates from which interest on the Debt Securities will accrue, the date or dates on which any interest will be payable, the date or dates on which any payment of interest will commence and the regular record dates for the interest payment dates;

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•	the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid;

•	each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	the place or places where any principal, premium and interest on the Debt Securities will be payable;

•	any date or dates after which the Debt Securities may be redeemed or purchased in whole or in part, at the option of BANK ONE or mandatorily pursuant to any sinking, purchase or similar fund or at the option of the holder, and the redemption or repayment price or prices;

•	any terms upon which the Debt Securities may be convertible into or exchanged for securities or indebtedness of any kind of BANK ONE or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the Debt Securities;

•	the currency, currencies or units based on or related to currencies for which the Debt Securities may be purchased and the currency, currencies or currency units in which any principal of, premium and interest on the Debt Securities may be payable;

•	any index used to determine the amount of payments of principal of, any premium and any interest on the Debt Securities;

•	whether any of the Debt Securities are to be issuable as bearer securities and/or registered securities, and if issuable as bearer securities, any limitations on issuance of the bearer securities and any provisions regarding the transfer or exchange of the bearer securities, including exchange for registered Debt Securities of the same series;

•	the payment of any additional amounts with respect to the Debt Securities;

•	whether any of the Debt Securities will be issued as original issue discount securities;

•	any information with respect to book-entry procedures;

•	any additional covenants or Events of Default not currently included in the applicable Indenture; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture.

If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if any principal of, premium, or interest, on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of Debt Securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

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Debt Securities may be issued as original issue discount Debt Securities which bear no interest or interest at a rate which at the time of issuance is below market rates. Original issue discount securities will be sold at a substantial discount below the stated principal amount due at their stated maturity. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security. Federal income tax considerations with respect to original issue discount securities will be described in the applicable prospectus supplement.

Registration and Transfer

Debt Securities normally will be issued only as registered securities. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations relating to the bearer securities will be described in the applicable prospectus supplement.

Debt Securities issued as registered securities will not have interest coupons. Debt Securities issued as bearer securities will have interest coupons attached, unless issued as zero coupon securities.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer duly executed, or exchanged for other Debt Securities of the same series at the office of the security registrar specified in the applicable Indenture. BANK ONE has agreed in each of the Indentures that, with respect to registered securities having The City of New York as a place of payment, BANK ONE will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but BANK ONE may require payment of any taxes or other governmental charges.

Provisions relating to the exchange of bearer securities for other Debt Securities of the same series, including, if applicable, registered securities, will be described in the applicable prospectus supplement. In no event, however, will registered securities be exchangeable for bearer securities.

Book-Entry Debt Securities

Debt Securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. A global security may not be transferred except as a whole among the depositary, any successor depositary and any of their nominees.

The specific terms of the depositary arrangement for a series of Debt Securities and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global securities will be described in the applicable prospectus supplement. See also “Global Securities” in this prospectus.

Payment and Paying Agents

Payment of principal of, any premium, and any interest on registered securities will be made at the office of the paying agent or paying agents designated by BANK ONE from time to time. In addition, at the option of BANK ONE, payment of any interest may be made:

•	by check mailed to the address of the person entitled to the payment at the address in the applicable security register or

•	by wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

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Payment of any installment of interest on registered securities will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date for the payment.

Payment of principal of, any premium, and any interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as designated by BANK ONE from time to time. The payment will be made, at the option of the holder, by check or by transfer to an account maintained by the holder with a bank located outside the United States.

Payment of interest on bearer securities will be made only against surrender of the coupon relating to the interest payment date. Payment on any bearer security will not be made at any office or agency of BANK ONE in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Consolidation, Merger or Sale of Assets

Each Indenture provides that BANK ONE may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that:

•	any successor assumes BANK ONE’s obligations on the applicable Debt Securities and under the applicable Indenture,

•	after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the Senior Indenture) in the case of the Senior Securities, or Default (as defined in the Senior Subordinated Indenture) in the case of the Senior Subordinated Securities, will have happened and be continuing and

•	certain other conditions under the applicable Indenture are met.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the Debt Securities, or the Senior Trustee acting on their behalf, to take any of the actions described below under “Senior Securities—Events of Default, Waivers, Etc.” or “Senior Subordinated Securities—Events of Default, Defaults, Waivers, Etc.”

Leveraged and Other Transactions

Each Indenture and the Debt Securities do not contain provisions which would protect holders of the Debt Securities in the event of a highly leveraged or other transaction involving BANK ONE which could adversely affect the holders of Debt Securities.

Modification of the Indenture; Waiver of Covenants

Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of the Indenture may be made which affect the rights of the holders of the Debt Securities. However, no such modification or alteration may be made without the consent of the holder of each Debt Security affected which would, among other things,

•	modify the terms of payment of principal, any premium or interest on the Debt Securities; or

•	reduce the percentage in principal amount of outstanding Debt Securities required to modify or alter the applicable Indenture.

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Regarding Chase

Chase is the Senior Trustee under both the Senior Indenture and the Senior Subordinated Indenture. Chase serves as trustee for certain subordinated debt securities issued by BANK ONE under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995.

Chase also serves as the institutional or property trustee under declarations of trust for seven statutory business trusts formed under the laws of the State of Delaware and sponsored by BANK ONE. In connection with those transactions, Chase also serves as the debt trustee under an indenture originally dated as of November 15, 1996 and the Junior Indenture (as defined in the section entitled “Description of Junior Subordinated Debt Securities”) with respect to junior subordinated debentures of BANK ONE purchased by these trusts. Chase is also the guarantee trustee under each of seven guarantee agreements dated as of December 3, 1996, December 5, 1996, January 31, 1997, September 20, 1999, August 8, 2000, August 30, 2000 and August 30, 2000, from BANK ONE to the applicable trust guaranteeing certain payments to such trust.

As described under “Description of Junior Subordinated Debt Securities—The Debt Trustee”, Chase is the Debt Trustee under the Junior Indenture. Chase also serves as the Institutional Trustee for each BANK ONE Capital Trust and will be the Preferred Guarantee Trustee under each Preferred Securities Guarantee issued with respect to a series of Preferred Securities offered under this prospectus.

Chase has its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

Chase Manhattan Bank USA, National Association (“Chase Delaware”), an affiliate of Chase, will serve as the Delaware Trustee for each BANK ONE Capital Trust. The office of the Delaware Trustee for each BANK ONE Capital Trust is 1201 Market Street, Wilmington, Delaware 19801. Chase Delaware also serves as trustee for subordinated debt securities issued by BANK ONE under an indenture originally dated March 1, 1989. Chase Delaware is also the Delaware trustee for the seven Delaware business trusts described in the second paragraph of this section.

BANK ONE and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

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SENIOR SECURITIES

The Senior Securities will be direct, unsecured obligations of BANK ONE and will rank on a parity with all outstanding unsecured senior indebtedness of BANK ONE.

Events of Default, Waivers, Etc.

An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as

(1) default in the payment of principal of or any premium on any of the outstanding Senior Securities of that series when due;

(2) default in the payment of interest on any of the outstanding Senior Securities of that series when due and continuance of such default for 30 days;

(3) default in the performance of any other covenant of BANK ONE in the Senior Indenture with respect to Senior Securities of such series and continuance of such default for 90 days after written notice;

(4) certain events of bankruptcy, insolvency or reorganization of BANK ONE; and

(5) any other event that may be specified in a prospectus supplement with respect to any series of Senior Securities.

If an Event of Default with respect to any series of outstanding Senior Securities occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Securities of such series may declare the principal amount (or if such Senior Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding Senior Securities of any series may waive an Event of Default resulting in acceleration of such Senior Securities, but only if all Events of Default with respect to Senior Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an Event of Default occurs and is continuing, the Senior Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions described in the Senior Indenture will, proceed to protect the rights of the holders of all the Senior Securities of that series. Prior to acceleration of maturity of the outstanding Senior Securities of any series, the holders of a majority in aggregate principal amount of the Senior Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, any premium or interest on the Senior Securities of that series.

The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (1) or (2) of the first paragraph in this subsection, BANK ONE will, upon demand of the Senior Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on the affected Senior Securities for principal, any premium and interest. The Senior Indenture further provides that if BANK ONE fails to pay such amount upon this demand, the Senior Trustee may, among other things, institute a judicial proceeding for the collection of these amounts.

The Senior Indenture also provides that the holder of any Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on the Senior Securities when due and that this right will not be impaired without the consent of that holder.

BANK ONE is required to file annually with the Senior Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.

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SENIOR SUBORDINATED SECURITIES

The Senior Subordinated Securities will be direct, unsecured obligations of BANK ONE and, unless otherwise specified in the prospectus supplement relating to a particular series of Senior Subordinated Securities, will be subject to the subordination provisions described below.

Subordination

BANK ONE intends that the Senior Subordinated Securities it issues be treated as capital for calculation of regulatory capital ratios. The Federal Reserve has issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992 is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters. The Senior Subordinated Indenture contains subordination and acceleration provisions for the Senior Subordinated Securities which are intended to be consistent with these interpretations. Subordinated debt of BANK ONE, including any of its predecessor corporations, issued after September 4, 1992, which meets the interpretations are referred to in this prospectus as “new subordinated securities”.

Senior Subordinated Securities offered under this prospectus will constitute new subordinated securities.

•	Upon any distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE the payment of the principal of, any premium, and interest on the Senior Subordinated Securities is to be subordinated in right of payment, to the extent provided in the Senior Subordinated Indenture, to the prior payment in full of all Senior Indebtedness. Senior Indebtedness is defined below.

•	In certain events of bankruptcy or insolvency of the BANK ONE, the payment of the principal of and interest on the Senior Subordinated Securities will, to the extent provided in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations. General Obligations are defined below.

•	Upon any distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Senior Subordinated Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Senior Subordinated Securities.

•	If upon any payment or distribution of assets there remain, after giving effect to the subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution on the Senior Subordinated Securities, referred to as “Excess Proceeds”, and if, at the time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of the General Obligations, then these Excess Proceeds will first be applied to pay or provide for the payment in full of the General Obligations before any payment or distribution may be made on the Senior Subordinated Securities.

•	BANK ONE’s other new subordinated securities issued prior to the date of this prospectus contain similar provisions subordinating any payment or distribution on these new subordinated securities to the payment of amounts due or to become due on or in respect of general obligations of BANK ONE.

•	No payment may be made of the principal of, any premium or interest on the Senior Subordinated Securities, or for any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Securities, at any time when

(1)	there is a default in the payment of the principal of, any premium or interest on or otherwise in respect of any Senior Indebtedness or

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(2)	any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Senior Subordinated Securities or any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity of the Senior Indebtedness.

•	By reason of the subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, certain creditors of BANK ONE who are not holders of Senior Indebtedness or of Senior Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Senior Subordinated Securities.

•	By reason of the subordination of payments and distributions on the new subordinated securities to creditors in respect of general obligations, in the event of a distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, holders of subordinated securities issued by BANK ONE prior to September 4, 1992, may recover less, ratably, than creditors in respect of general obligations and may recover more, ratably, than the holders of new subordinated securities.

•	Subject to payment in full of all Senior Indebtedness, the holders of Senior Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of BANK ONE applicable to Senior Indebtedness.

•	Subject to payment in full of all General Obligations, the holders of the new subordinated securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or securities of BANK ONE applicable to such creditors in respect of General Obligations.

•	“Senior Indebtedness” generally is the principal of, any premium, and interest on:

(1) all of BANK ONE’s indebtedness for money borrowed, other than subordinated securities, including the Senior Subordinated Securities, issued under the Senior Subordinated Indenture and BANK ONE’s other existing subordinated indebtedness, whether outstanding on the date of execution of the Senior Subordinated Indenture or created afterward, assumed or incurred, except such indebtedness that by its terms is expressly stated to be not superior in right of payment to the subordinated securities issued under the Senior Subordinated Indenture or the other existing subordinated indebtedness or to rank on a parity with the subordinated securities issued under the Senior Subordinated Indenture or the other existing subordinated indebtedness; and

(2) any deferrals, renewals or extensions of any such Senior Indebtedness.

The term “indebtedness for money borrowed” includes, without limitation, any obligation of, or any obligation guaranteed by, BANK ONE for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

There is no limitation on the issuance of additional Senior Indebtedness of BANK ONE.

The Senior Subordinated Securities offered by this prospectus rank and will rank on a parity with the currently existing subordinated indebtedness of BANK ONE, subject to the obligations of the holders of Senior Subordinated Securities (and, generally, holders of other new subordinated securities) to pay over to creditors in respect of general obligations any proceeds remaining after payments and distributions to holders of Senior Indebtedness. In the event of a distribution of assets of BANK ONE upon any dissolution, winding up, liquidation or reorganization, the holders of the new subordinated securities, including holders of the Senior Subordinated Securities offered by this prospectus, may receive less, ratably, than holders of subordinated securities issued prior to September 4, 1992.

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The Senior Subordinated Securities rank and will rank senior to Junior Subordinated Indebtedness of BANK ONE.

“General Obligations” means all obligations of BANK ONE to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than

(1) obligations on account of Senior Indebtedness,

(2) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Securities and

(3) obligations which by their terms are expressly stated not to be superior in right of payment to the Senior Subordinated Securities or to rank on a parity with the Senior Subordinated Securities.

In the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve or other competent regulatory agency or authority, as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that that subordinated debt be subordinated to obligations to creditors in addition to those described above, then the term “General Obligations” will also include those additional obligations to creditors. For purposes of this definition, “claim” has the meaning found in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Senior Subordinated Indenture.

“Junior Subordinated Indebtedness”, means the principal of, any premium and interest on all of BANK ONE’s indebtedness for money borrowed, but excluding trade accounts payable arising in the ordinary course of business, whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred and any deferrals, renewals or extensions of such debt, provided such debt

(1) is by its terms subordinated to the Senior Subordinated Securities,

(2) is between or among BANK ONE and certain affiliated financing entities including all debt securities and guarantees in respect of those debt securities issued to certain financing entities or a trustee of a financing entity sponsored by BANK ONE,

(3) is evidenced by securities issued under either the indentures dated as of November 15, 1996 or the Junior Indenture, each between BANK ONE and Chase, as trustee, unless those securities are by their terms senior in right of payment to the securities heretofore issued under said indentures, or

(4) is a guarantee of BANK ONE on a subordinated basis under certain guarantee agreements dated December 3, 1996, December 5, 1996, January 31, 1997, September 20, 1999, August 8, 2000, August 30, 2000 or August 30, 2000, relating to securities issued by certain financing entities affiliated with BANK ONE.

The Junior Subordinated Debt Securities and the Preferred Securities Guarantees, if issued, will constitute Junior Subordinated Indebtedness.

As of June 30, 2000, the aggregate amount of Senior Indebtedness and General Obligations of BANK ONE was approximately $16.4 billion.

Limited Rights of Acceleration

Payment of principal of the Senior Subordinated Securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of BANK ONE. There is no right of acceleration in the case of a default in the payment of principal of, any premium or interest on the Senior Subordinated Securities or the performance of any other covenant of BANK ONE in the Senior Subordinated Indenture.

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Payment of principal of BANK ONE’s subordinated securities issued prior to September 4, 1992 may also be accelerated in the case of the bankruptcy, insolvency or reorganization of BANK ONE. For certain of these subordinated securities, payment of principal also may be accelerated in the case of insolvency or receivership of Bank One, National Association (Chicago, Illinois) or Bank One, Michigan.

Events of Default, Defaults, Waivers, Etc.

An Event of Default with respect to Senior Subordinated Securities of any series is defined in the Senior Subordinated Indenture to include certain events involving the bankruptcy, insolvency or reorganization of BANK ONE and any other Event of Default provided for Senior Subordinated Securities of that series.

A “Default” with respect to Senior Subordinated Securities of any series is defined in the Senior Subordinated Indenture as:

(1) an Event of Default with respect to such series;

(2) default in the payment of the principal of or any premium on any Senior Subordinated Security of the series when due;

(3) default in the payment of interest upon any Senior Subordinated Security of the series when due and the continuance of such default for a period of 30 days;

(4) default in the performance of any other covenant or agreement of BANK ONE in the Senior Subordinated Indenture with respect to Senior Subordinated Securities of the series and continuance of the default for 90 days after written notice; or

(5) any other Default provided with respect to Senior Subordinated Securities of any series.

If an Event of Default with respect to any series of outstanding Senior Subordinated Securities occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Subordinated Securities of the series may declare the principal amount, or if such Senior Subordinated Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series of all Senior Subordinated Securities of that series to be immediately due and payable.

The holders of a majority in aggregate principal amount of the Senior Subordinated Securities of any series outstanding under the Senior Subordinated Indenture may waive an Event of Default resulting in acceleration of such Senior Subordinated Securities, but only if all Defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If a Default occurs and is continuing, the Senior Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions described in the Senior Subordinated Indenture will, proceed to protect the rights of the holders of all the Senior Subordinated Securities of the series.

Prior to acceleration of maturity of the outstanding Senior Subordinated Securities of any series, the holders of a majority in aggregate principal amount of such Senior Subordinated Securities may waive any past default under the Senior Subordinated Indenture except a default in the payment of principal of, any premium or interest on the Senior Subordinated Securities of the series.

The Senior Subordinated Indenture provides that in the event of a Default specified in clauses (2) or (3) of the first paragraph in this subsection, BANK ONE will, upon demand of the Senior Trustee, pay to it, for the benefit of the holder of any Senior Subordinated Security, the whole amount then due and payable on the Senior Subordinated Security for principal, any premium and interest. The Senior Subordinated Indenture further provides that if BANK ONE fails to pay the amount upon such demand, the Senior Trustee may, among other things, institute a judicial proceeding for the collection of the amount.

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The Senior Subordinated Indenture also provides that notwithstanding any other provision of the Senior Subordinated Indenture, the holder of any Senior Subordinated Security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on the Senior Subordinated Security on the stated maturities and that such right will not be impaired without the consent of such holder.

BANK ONE is required to file annually with the Senior Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Subordinated Indenture or the Senior Subordinated Securities.

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DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

Junior subordinated debt securities (the “Junior Subordinated Debt Securities”) may be issued from time to time in one or more series under an Indenture dated as of January 1, 1997 (the “Junior Indenture”), between BANK ONE and Chase, as trustee (the “Debt Trustee”). The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act. The following summary of certain provisions contained in the Junior Indenture is not complete and is subject to the provisions of, and is qualified in its entirety by, the Junior Indenture, which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

The Junior Subordinated Debt Securities will be unsecured, subordinated obligations of BANK ONE. The Junior Indenture does not limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued under it. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Junior Indenture or a resolution of BANK ONE’s Board of Directors or a committee appointed by the Board.

In the event Junior Subordinated Debt Securities are issued to a BANK ONE Capital Trust or a trustee of a Bank One Capital trust in connection with the issuance of Trust Securities by the BANK ONE Capital Trust, these Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of the Trust Securities in connection with the dissolution of the BANK ONE Capital Trust, as described in the prospectus supplement relating to the Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a BANK ONE Capital Trust or a trustee of a Bank One Capital trust in connection with the issuance of Trust Securities by the BANK ONE Capital Trust.

You must review the prospectus supplement relating to the particular Junior Subordinated Debt Securities for the following terms:

•	the specific designation of the Junior Subordinated Debt Securities;

•	the aggregate principal amount of the Junior Subordinated Debt Securities;

•	the percentage of their principal amount at which the Junior Subordinated Debt Securities will be issued;

•	the date or dates on which the principal of and any premium on the Junior Subordinated Debt Securities will be payable and any right to extend the date or dates;

•	any interest rate or rates, which may be fixed or variable, of the Junior Subordinated Debt Securities, or the method of determination of the rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which interest will be payable or the manner of determination of interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	any right to extend the interest payment periods and the duration of an extension;

•	any period or periods within which, the price or prices of which, and the terms and conditions upon which the Junior Subordinated Debt Securities may be redeemed, in whole or in part;

•	any right and/or obligation of BANK ONE to redeem or purchase the Junior Subordinated Debt Securities pursuant to any sinking fund or similar provisions or at the option at the holder of the

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security and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Junior Subordinated Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

•	any terms and conditions upon which the Junior Subordinated Debt Securities may be converted into shares of the common stock of BANK ONE, including the conversion price and any circumstances under which any conversion right will expire;

•	the terms of subordination;

•	the form of the Junior Subordinated Debt Securities; and

•	any other specific terms of the Junior Subordinated Debt Securities.

If a prospectus supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, any premium, and any interest on the Junior Subordinated Debt Securities will be payable.

The Junior Indenture does not contain provisions that protect holders of the Junior Subordinated Debt Securities in the event of a highly leveraged transaction or other similar transaction involving BANK ONE that may adversely affect such holders.

Form, Exchange, Registration, Transfer and Payment

The Junior Subordinated Debt Securities generally will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but BANK ONE or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection with a transfer or exchange.

Principal and any premium or interest will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the paying and authenticating agent designated by BANK ONE from time to time. In addition payment of any interest may be made at the option of BANK ONE:

•	by check mailed to the address of the person entitled to such payment as it appears in the security register or

•	by wire transfer to an account maintained by the person entitled to such payment as specified in the applicable security register.

Book-Entry Junior Subordinated Debt Securities

The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary, or its nominee, which will be identified in the prospectus supplement relating to that series. In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by the global security or securities. Until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for the global security to a nominee for the depositary and except in the circumstances described in the applicable prospectus supplement.

The specific terms of the depositary arrangement for any portion of a series of Junior Subordinated Debt Securities to be represented by a global security and a description of the depositary will be provided in the applicable prospectus supplement. See also “Global Securities” in this prospectus.

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Subordination

The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of BANK ONE, which may include both senior and subordinated indebtedness for money borrowed, to the extent described in the applicable prospectus supplement.

Certain Covenants of BANK ONE

BANK ONE has covenanted, that it will not, and will not permit any subsidiary of BANK ONE to,

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE’s capital stock or

•	make any payment of principal of or interest or any premium on or repay, repurchase or redeem any debt securities of BANK ONE that rank on a parity in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the Senior Debt Securities of any subsidiary of BANK ONE if such guarantee ranks on a parity with or junior in interest to the Junior Subordinated Debt Securities, other than:

(1) dividends or distributions in common stock of BANK ONE,

(2) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

(3) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to Trust Securities issued by the BANK ONE Capital Trust holding the Junior Subordinated Debt Securities,

(4) purchases of common stock related to the issuance of common stock or rights under any of BANK ONE’s benefit plans for its directors, officers or employees, and

(5) obligations under any dividend reinvestment and stock purchase plan,

if at the time (A) there has occurred any event of which BANK ONE has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an “Event of Default” under the Junior Indenture with respect to the Junior Subordinated Debt Securities and (b) in respect of which BANK ONE will not have taken reasonable steps to cure, (B) if the Junior Subordinated Debt Securities are held by a BANK ONE Capital Trust, BANK ONE is in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to the BANK ONE Capital Trust or (C) BANK ONE has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Indenture with respect to the Junior Subordinated Debt Securities and has not rescinded such notice, or such period, or any extension of such period is continuing.

In the event Junior Subordinated Debt Securities are issued to a BANK ONE Capital Trust or its trustee in connection with the issuance of Trust Securities of the BANK ONE Capital Trust, for so long as the Trust Securities remain outstanding, BANK ONE will covenant:

•	to maintain directly or indirectly 100% ownership of the Common Securities of the BANK ONE Capital Trust, provided that certain successors which are permitted under the Junior Indenture may succeed to BANK ONE’s ownership of the Common Securities;

•	as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the BANK ONE Capital Trust, except upon prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and (a) in connection with

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a distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the BANK ONE Capital Trust or (b) in connection with certain mergers consolidations or amalgamations permitted by the Declaration of the BANK ONE Capital Trust; and

•	to use its reasonable efforts, consistent with the terms and provisions of the Declaration of the BANK ONE Capital Trust, to cause the BANK ONE Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Limitation on Mergers and Sales of Assets

BANK ONE will not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any person unless

•	the successor entity expressly assumes the obligations of BANK ONE under the Junior Indenture, and

•	after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing under the Junior Indenture.

Events of Default, Waiver and Notice

The Junior Indenture provides that any one or more of the following events which has occurred and is continuing constitutes an “Event of Default” with respect to each series of Junior Subordinated Debt Securities:

(1) default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by BANK ONE will not constitute a default in the payment of interest for this purpose; or

(2) default in payment of principal and any premium on the Junior Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities will not constitute a default for this purpose; or

(3) default by BANK ONE in the performance, or breach, in any material respect of any other of the covenants or agreements in the Junior Indenture which will not have been remedied for a period of 90 days after notice; or

(4) certain events of bankruptcy, insolvency or reorganization of BANK ONE; or

(5) any other Event of Default provided with respect to a particular series of Junior Subordinated Debt Securities as described in the related prospectus supplement.

The Junior Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Junior Subordinated Debt Securities, except in payment of principal or of interest or premium on the Junior Subordinated Debt Securities, if the Debt Trustee considers it in the interest of such holders to do so.

The Junior Indenture provides that if an Event of Default with respect to any series of Junior Subordinated Debt Securities has occurred and is continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the outstanding Junior Subordinated Debt Securities of such affected series may declare the principal of all Junior Subordinated Debt Securities of the series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults may be waived, except defaults in payment of principal of or interest or any premium on the Junior Subordinated Debt Securities, by the holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of the series.

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The holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of any affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Junior Indenture with respect to the series, provided that the holders of the Junior Subordinated Debt Securities will have offered to the Debt Trustee reasonable indemnity against expenses and liabilities.

The Junior Indenture also provides that notwithstanding any of its other provisions, the holder of any Junior Subordinated Debt Security of any series, will have the right to institute suit for the enforcement of any payment of principal of any premium and interest on the Junior Subordinated Debt Security on the stated maturity or upon repayment or redemption of such Junior Subordinated Debt Security and that this right will not be impaired without the consent of such holder.

The Junior Indenture requires the annual filing by BANK ONE with the Debt Trustee of a certificate as to the absence of certain defaults under the Junior Indenture.

Modification of the Junior Indenture

The Junior Indenture contains provisions permitting BANK ONE and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by the modification at the time outstanding, to modify the Indenture or the rights of the holders of the Junior Subordinated Debt Securities. However, no such modification will

(1) modify the terms of payment of principal, any premium or interest on any Junior Subordinated Senior Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment of the security or any right of prepayment, at the option of the holder, without the consent of the holder of each Junior Subordinated Debt Security so affected, or

(2) reduce the percentage of holders of Junior Subordinated Debt Securities whose consent is required for any such modification, unless the consent of the holders of each Junior Subordinated Debt Security affected is obtained.

If Junior Subordinated Debt Securities of a series are held by a BANK ONE Capital Trust or a trustee of such trust, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable BANK ONE Capital Trust consent to that supplemental indenture. If the consent of the holders of each outstanding Junior Subordinated Debt Security of a series is required, the supplemental indenture will not be effective until each holder of the Trust Securities of the applicable BANK ONE Capital Trust consents to the supplemental indenture.

As a result of these pass through voting rights with respect to modifications to the Junior Indenture, no modification to the indenture requiring consent will be effective until the holders of a majority in liquidation amount of the Trust Securities consent to the modification and no modification described in clauses (1) and (2) above will be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable BANK ONE Capital Trust.

Satisfaction and Discharge

The Junior Indenture provides that when all Junior Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, BANK ONE may deposit or cause to be deposited with the Debt Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the outstanding Junior Subordinated Debt Securities for the principal, any premium and interest to the date of the deposit or to the stated maturity, as the case may be. Upon such deposit, the Junior Indenture will cease to be of further effect except as to BANK ONE’s obligations to pay all other sums due pursuant to the Junior Indenture and to provide the officers’ certificates and opinions of counsel required under the Junior Indenture, and BANK ONE will be deemed to have satisfied and discharged the Junior Indenture.

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Governing Law

The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Debt Trustee

Chase serves as the Debt Trustee under the Junior Indenture, as well as the Institutional Trustee and the Preferred Guarantee Trustee. Chase also will serve as Senior Trustee for the Debt Securities offered pursuant to this prospectus. For a description of BANK ONE’s other relationships with Chase, see “Description of Debt Securities—Regarding Chase” in this prospectus.

DESCRIPTION OF THE PREFERRED SECURITIES

Each BANK ONE Capital Trust may issue only one series of Preferred Securities and such series will have the terms described in the applicable prospectus supplement. The Declaration of each BANK ONE Capital Trust authorizes the Regular Trustees of that BANK ONE Capital Trust to issue on behalf of the BANK ONE Capital Trust one series of Preferred Securities. The Declaration has been qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have terms, including with respect to distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as described in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Junior Subordinated Debt Securities held by the BANK ONE Capital Trust and described in the applicable prospectus supplement.

You must review the prospectus supplement relating to the Preferred Securities of the BANK ONE Capital Trust for specific terms, including:

•	the distinctive designation of the Preferred Securities;

•	the number and the initial public offering price of Preferred Securities issued by the BANK ONE Capital Trust;

•	the annual distribution rate or method of determining the annual distribution rate for the Preferred Securities, the date or dates upon which the distributions will be payable and the date or dates from which distributions will accrue;

•	whether distributions on the Preferred Securities will be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which the distributions on the Preferred Securities will be cumulative;

•	the amount or amounts which will be paid out of the assets of the BANK ONE Capital Trust to the holders of Preferred Securities of the BANK ONE Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of the BANK ONE Capital Trust;

•	any obligation of the BANK ONE Capital Trust to purchase or redeem Preferred Securities issued by the BANK ONE Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to such obligation;

•	any voting rights of the Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more BANK ONE Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of the BANK ONE Capital Trust;

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•	any terms and conditions upon which the Junior Subordinated Debt Securities held by a BANK ONE Capital Trust may be distributed to holders of Preferred Securities;

•	any right and/or obligation of BANK ONE to redeem or purchase the Preferred Securities pursuant to any sinking fund or similar provisions or at the option at the holder of the Preferred Securities and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Preferred Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

•	any terms and conditions upon which the Preferred Securities may be converted into shares of the common stock of BANK ONE, including the conversion price and any circumstances under which the conversion right will expire;

•	any securities exchange upon which the Preferred Securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the BANK ONE Capital Trust not inconsistent with the Declaration of the BANK ONE Capital Trust or with applicable law.

All Preferred Securities will be guaranteed by BANK ONE to the extent described below under “Description of the Preferred Securities Guarantees”.

Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the applicable prospectus supplement.

In connection with the issuance of Preferred Securities, each BANK ONE Capital Trust will issue one series of Common Securities. The Common Securities will have the terms relating to distributions, redemption, voting, liquidation rights or other restrictions as are described in the Declaration. Except for voting rights, the terms of the Common Securities issued by a BANK ONE Capital Trust will be substantially identical to the terms of the Preferred Securities issued by that trust. The Common Securities will rank on a parity, and payments will be made on the Common Securities pro rata, with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment for distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the BANK ONE Capital Trustees of a BANK ONE Capital Trust. All of the Common Securities of each BANK ONE Capital Trust will be directly or indirectly owned by BANK ONE.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If an Event of Default under the Declaration of a BANK ONE Capital Trust occurs and is continuing, then the holders of Preferred Securities of the BANK ONE Capital Trust will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Junior Subordinated Debt Securities against BANK ONE. In addition, the holders of a majority in liquidation amount of the Preferred Securities of the BANK ONE Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities.

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If the Institutional Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debt Securities, a holder of Preferred Securities of such BANK ONE Capital Trust may, to the fullest extent permitted by law, institute a legal proceeding directly against BANK ONE to enforce the Institutional Trustee’s rights without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the applicable Declaration has occurred and is continuing and the event is attributable to the failure of BANK ONE to pay interest or principal on the applicable series of Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of the BANK ONE Capital Trust may directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the applicable series of Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. In connection with this direct action, BANK ONE will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by BANK ONE to a holder of Preferred Securities in a direct action. This means that BANK ONE will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of the direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from the applicable BANK ONE Capital Trust.

Information Concerning the Institutional Trustee

For information concerning the relationship between Chase, the Institutional Trustee, and BANK ONE, see “Description of the Junior Subordinated Debt Securities—The Debt Trustee” and “Description of the Debt Securities—Regarding Chase” in this prospectus.

Information Concerning the Delaware Trustee

For information concerning the relationship between Chase Delaware, the Delaware Trustee, and BANK ONE, see “Description of the Debt Securities—Regarding Chase” in this prospectus.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

The guarantees with respect to the Preferred Securities ( the “Preferred Securities Guarantees”) will be executed and delivered by BANK ONE for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee has been qualified as an indenture under the Trust Indenture Act. Chase will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the “Preferred Guarantee Trustee”). The terms of each Preferred Securities Guarantee will be those in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the terms and provisions of the Preferred Securities Guarantees in this section does not claim to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable BANK ONE Capital Trust.

General

Under each Preferred Securities Guarantee, BANK ONE will irrevocably and unconditionally agree, to the extent described in the guarantee, to pay in full, to the holders of the Preferred Securities issued by a BANK ONE Capital Trust, the guarantee payments (described below), except to the extent paid by the BANK ONE Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the BANK ONE Capital Trust may have or claim to have.

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The following payments with respect to Preferred Securities issued by a BANK ONE Capital Trust, to the extent not paid by the BANK ONE Capital Trust will be subject to the applicable Preferred Securities Guarantee, without duplication:

(1) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the BANK ONE Capital Trust has funds available for such payments;

(2) the redemption price, including all accrued and unpaid distributions to the date of payment, to the extent the BANK ONE Capital Trust has funds available for such payments with respect to any Preferred Securities called for redemption by the BANK ONE Capital Trust; and

(3) upon a voluntary or involuntary dissolution, winding-up or termination of the BANK ONE Capital Trust, other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent the BANK ONE Capital Trust has funds available for the payment and (b) the amount of assets of the BANK ONE Capital Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the BANK ONE Capital Trust.

The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued.

BANK ONE’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by BANK ONE to the holders of Preferred Securities or by causing the applicable BANK ONE Capital Trust to pay such amounts to the holders.

Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent the BANK ONE Capital Trust has funds available for the payments. If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities purchased by a BANK ONE Capital Trust, the BANK ONE Capital Trust will not pay distributions on the Preferred Securities issued by the BANK ONE Capital Trust and will not have funds available for such a payment. See “Description of Junior Subordinated Debt Securities—Certain Covenants of BANK ONE”. The Preferred Securities Guarantee, when taken together with BANK ONE’s obligations under the Junior Subordinated Debt Securities, the Junior Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the BANK ONE Capital Trust, other than with respect to the Trust Securities, will provide a full and unconditional guarantee on a subordinated basis by BANK ONE of payments due on the Preferred Securities.

BANK ONE has also agreed separately to irrevocably and unconditionally guarantee the obligations of the BANK ONE Capital Trusts with respect to the Common Securities (the “Common Securities Guarantees”) to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Junior Indenture, holders of Preferred Securities will have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Modification of the Preferred Securities Guarantees; Assignment

Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities, in which case no vote will be required, each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable BANK ONE Capital Trust. The manner of obtaining the approval of holders of the Preferred Securities will be described in the applicable prospectus supplement. All guarantees and agreements contained in a Preferred Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of BANK ONE and will benefit the holders of the outstanding Preferred Securities of the applicable BANK ONE Capital Trust.

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Termination

Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable BANK ONE Capital Trust

•	upon full payment of the redemption price of all Preferred Securities of the BANK ONE Capital Trust;

•	upon distribution of the Junior Subordinated Debt Securities held by the BANK ONE Capital Trust to the holders of the Preferred Securities of that BANK ONE Capital Trust; or

•	upon full payment of the amounts payable under the Declaration of the BANK ONE Capital Trust upon liquidation of the BANK ONE Capital Trust.

Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable BANK ONE Capital Trust must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.

Events of Default

An event of default under a Preferred Securities Guarantee will occur upon the failure of BANK ONE to perform any of its payment or other obligations under the guarantee.

The holders of a majority in liquidation amount of the Preferred Securities relating to a Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee with respect to the Preferred Securities. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities relating to the Preferred Securities Guarantee may institute a legal proceeding directly against BANK ONE to enforce the Preferred Guarantee Trustee’s rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant BANK ONE Capital Trust, the Preferred Guarantee Trustee or any other person or entity. However, if BANK ONE has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against BANK ONE for enforcement of the Preferred Securities Guarantee for the payment. BANK ONE waives any right or remedy to require that any action be brought first against the BANK ONE Capital Trust or any other person or entity before proceeding directly against BANK ONE.

Status of the Preferred Securities Guarantees

Unless otherwise provided in the applicable prospectus supplement, the Preferred Securities Guarantees with respect to the Preferred Securities of any BANK ONE Capital Trust will constitute unsecured obligations of BANK ONE and will rank (A) subordinate and junior in right of payment to certain other liabilities of BANK ONE, as described in the prospectus supplement and (B) on a parity with any guarantee now or hereafter entered into by BANK ONE in respect of any other BANK ONE Capital Trust or any other similar financing vehicle sponsored by BANK ONE.

The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable BANK ONE Capital Trust by acceptance of the Preferred Securities agrees to the subordination provisions and other terms of the Preferred Securities Guarantee as described in the applicable prospectus supplement.

The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection, meaning that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity.

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Information Concerning the Preferred Guarantee Trustee

Prior to the occurrence of a default with respect to a Preferred Securities Guarantee, the Preferred Guarantee Trustee will undertake to perform only the duties that are specifically described in the Preferred Securities Guarantee. After the occurrence of a default, the Preferred Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee will be under no obligation to exercise any of the powers given it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless the Preferred Guarantee Trustee is offered reasonable indemnity against the costs, expenses and liabilities which it might incur in exercising the powers.

For information concerning the relationship between the Preferred Guarantee Trustee and BANK ONE, see “Description of Junior Subordinated Debt Securities—The Debt Trustee” and “Description of the Debt Securities—Regarding Chase” in this prospectus.

Governing Law

The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

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EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES

AND THE PREFERRED SECURITIES GUARANTEE

The sole purpose of each of the BANK ONE Capital Trusts is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the BANK ONE Capital Trust, and to invest the proceeds from the issuance and sale in Junior Subordinated Debt Securities.

As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

•	the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;

•	the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;

•	BANK ONE will pay, and the applicable BANK ONE Capital Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable BANK ONE Capital Trust, other than with respect to the Trust Securities; and

•	the Declaration provides that the BANK ONE Capital Trustees will not take or cause or permit the applicable BANK ONE Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable BANK ONE Capital Trust.

Payments of distributions, to the extent funds are available, and other payments due on the Preferred Securities, to the extent funds are available, are guaranteed by BANK ONE as and to the extent described under “Description of the Preferred Securities Guarantees”. If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities purchased by the applicable BANK ONE Capital Trust, it is expected that the applicable BANK ONE Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable BANK ONE Capital Trust has sufficient funds for the payment of such distributions.

The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that BANK ONE has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the applicable BANK ONE Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with BANK ONE’s obligations under the Junior Subordinated Debt Securities and the Junior Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable BANK ONE Capital Trust, other than with respect to the Trust Securities, provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

If BANK ONE fails to make interest or other payments on the Junior Subordinated Debt Securities when due, taking account of any extension period, the Declaration provides a mechanism whereby the holders of the Preferred Securities may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against BANK ONE to enforce the Institutional Trustee’s rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the Declaration has occurred and is continuing and this event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities on the date the interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a direct action against BANK ONE for payment.

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In connection with a direct action, BANK ONE will be subrogated to the rights of a holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to that holder of Preferred Securities in a direct action. BANK ONE, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If BANK ONE fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights under the guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against BANK ONE to enforce the Guarantee Trustee’s rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable BANK ONE Capital Trust, the Guarantee Trustee, or any other person or entity.

BANK ONE and each of the BANK ONE Capital Trusts believe that the mechanisms and obligations described above, taken together, provide a full and unconditional guarantee by BANK ONE on a subordinated basis of payments due on the Preferred Securities. See “Description of the Preferred Securities Guarantees—General”.

GLOBAL SECURITIES

Debt Securities and Junior Subordinated Debt Securities issued by BANK ONE (for purposes of this section, collectively, “debt securities”) of a series and Preferred Securities issued by a BANK ONE Capital Trust may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Until it is exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole

•	by the depositary for the global security to a nominee of the depositary or

•	by a nominee of the depositary to the depositary or another nominee of the depositary or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

The specific terms of the depositary arrangement for a series of Debt Securities or Junior Subordinated Debt Securities issued by BANK ONE or the Preferred Securities issued by a BANK ONE Capital Trust and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global securities will be described in the applicable prospectus supplement. BANK ONE anticipates that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts or liquidation amounts, as applicable, of the individual securities represented by the global security to the accounts of persons that have accounts with the depositary. The underwriters or agents for the securities will designate such accounts. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the

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securities represented by the global security for all purposes under the applicable indenture or Declaration governing the securities. Except as provided below, owners of beneficial interests in a global security

•	will not be entitled to have any of the individual securities represented by the global security registered in their names,

•	will not receive or be entitled to receive physical delivery of any such securities in definitive form and

•	will not be considered the owners or holders of the securities under the applicable indenture or Declaration governing the securities.

Payments of principal of, any premium and any interest on individual debt securities or distributions on Preferred Securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing the securities. None of BANK ONE, any BANK ONE Capital Trust, the relevant trustee for such debt securities or Preferred Securities, any paying agent or any security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or Preferred Securities, as applicable, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Subject to certain restrictions relating to bearer securities, BANK ONE expects that the depositary for a series of debt securities or Preferred Securities or its nominee, upon receipt of any payment of principal, premium or interest or distributions in respect of a permanent global security representing any of the securities will credit the accounts of participants immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount or liquidation amount, as applicable, of the global security for the securities as shown on the records of such depositary or its nominee. BANK ONE also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. These payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary global security representing bearer securities, receipt by the beneficial owners of payments of principal, premium or interest or distributions on the securities will be subject to additional restrictions.

A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:

•	the depositary for a series of debt securities or Preferred Securities, as applicable, is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by BANK ONE within 90 days, or

•	BANK ONE at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities or Preferred Securities, as applicable, determines not to have any debt securities of a series or Preferred Securities, as applicable, represented by one or more global securities or

•	BANK ONE, in its discretion, specifies with respect to the debt securities of a series, or Preferred Securities, as applicable, that an owner of a beneficial interest in a global security representing, debt securities of the series or Preferred Securities, as applicable, may, on terms acceptable to BANK ONE, the applicable trustee and the depositary for such global security, receive debt securities of the series or Preferred Securities, as applicable, in definitive form in exchange for such beneficial interests, subject to any limitations described in the applicable prospectus supplement.

In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series or Preferred Securities, as applicable, represented by

39

such global security equal in principal amount or liquidation amount, as applicable, to such beneficial interest and to have the debt securities or Preferred Securities, as applicable, registered in its name (if the securities are issuable as registered securities).

Debt securities of a series or Preferred Securities, as applicable, issued in definitive form will be issued

•	as registered securities in denominations, unless otherwise specified by BANK ONE, of $1,000 and multiples of $1,000 if the debt securities of the series or Preferred Securities, as applicable, are issuable as registered securities,

•	as bearer securities in denominations, unless otherwise specified by BANK ONE, of $5,000 if the debt securities of the series or Preferred Securities, as applicable, are issuable as bearer securities or

•	as either registered or bearer securities, if the debt securities of the series or Preferred Securities, as applicable, are issuable in either form.

Certain restrictions may apply on the issuance of a bearer security in definitive form in exchange for an interest in a global security.

PLAN OF DISTRIBUTION

The securities offered under this prospectus may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be described in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters may be deemed to have received compensation from BANK ONE and/or the applicable BANK ONE Capital Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by BANK ONE and/or the applicable BANK ONE Capital Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with BANK ONE and a BANK ONE Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by BANK ONE for certain expenses.

40

In connection with the offering of the securities of BANK ONE or any BANK ONE Capital Trust, BANK ONE or such BANK ONE Capital Trust may grant to the underwriters an option to purchase additional securities to cover any over-allotments, at the initial public offering price (with an additional underwriting commission), as described in the accompanying prospectus supplement. If BANK ONE or such BANK ONE Capital Trust grants any over-allotment option, the terms of such over-allotment option will be described in the prospectus supplement for such securities.

Underwriters and dealers may engage in transactions with, or perform services for, BANK ONE and/or the applicable BANK ONE Capital Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and their associates may be customers of, including borrowers from, engage in transactions with, and perform services for, BANK ONE, the BANK ONE banks and other subsidiaries of BANK ONE in the ordinary course of business.

Securities will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

One or more direct or indirect subsidiaries of BANK ONE may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by law. The participation of any such subsidiary will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”). The offer and sale of the securities will comply with Rule 2810 of the Rules of Conduct of the NASD. In addition, no NASD member participating in offers and sales of securities will execute a transaction in the securities in a discretionary account without the prior specific written approval of the member’s customer.

This prospectus and the related prospectus supplement may be used by direct or indirect subsidiaries of BANK ONE in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the BANK ONE Capital Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to BANK ONE and the BANK ONE Capital Trusts. Unless otherwise indicated in the applicable prospectus supplement, the validity of the Senior Debt Securities, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for BANK ONE by Christine A. Edwards, Executive Vice President, Chief Legal Officer and Secretary of BANK ONE. Unless otherwise indicated in the applicable prospectus supplement, certain United States federal income taxation matters will be passed upon for BANK ONE and the BANK ONE Capital Trusts by Cravath, Swaine & Moore, special tax counsel to BANK ONE and the BANK ONE Capital Trusts. Cravath, Swaine & Moore performs legal services for BANK ONE from time to time.

EXPERTS

The consolidated financial statements of BANK ONE included in the Annual Report on Form 10-K for the year ended December 31, 1999, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

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[Bank One Logo]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:

Securities and Exchange Commission Registration Fee	$0
Legal Fees and Expenses	35,000	*
Accounting Fees and Expenses	10,000	*
Trustee’s Fees and Expenses (including counsel fees)	5,000	*
Rating Agency Fees	2,500	*
Printing and Engraving Fees	20,000	*
Miscellaneous	2,500	*

Total	$75,000	*

*	Estimated

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by JPMorgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer, employee or agent of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the by-laws of JPMorgan Chase.

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws of J.P. Morgan Chase & Co. as amended by the Board of Directors on March 16, 2004 (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

3.3	Form of Amendments to the Restated Certificate of Incorporation and By-laws of J.P. Morgan Chase & Co. (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

4.1	Form of Second Amended and Restated Certificate of Trust of BANK ONE Capital V.

4.2	Form of Amended and Restated Certificate of Trust of BANK ONE Capital VI.

4.3	Declaration of Trust of BANK ONE Capital V (incorporated by reference to Exhibit 4.18 to Bank One Corporation’s Registration Statement on Forms S-3 (File No. 333-80903)).

4.4	Declaration of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.10 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-47022)).

4.5	Form of Instrument of Resignation, Appointment and Acceptance with regard to BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV, BANK ONE Capital V and BANK ONE Capital VI.

4.6	Indenture between Bank One Corporation and The Chase Manhattan Bank, as trustee, with respect to Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4(d) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.7	First Supplemental Indenture relating to the Junior Subordinated Debt Securities between Bank One Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4(e) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.8	Second Supplemental Indenture relating to the Junior Subordinated Debt Securities between Bank One Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.21 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.9	Form of Supplemental Indenture relating to the Junior Subordinated Debt Securities between J.P. Morgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning trustee, and The Bank of New York, as successor trustee.*

4.10	Form of Preferred Security (incorporated by reference to Exhibit 4.19 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.11	Form of Junior Subordinated Debt Security (incorporated by reference to Exhibit 4.22 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.12	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.25 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.13	Form of Guarantee Trustee Resignation and Appointment Agreement.*

5.1	Opinion of Neila B. Radin.*

5.2	Opinion of Richards, Layton & Finger P.A. with respect to BANK ONE Capital V.

5.3	Opinion of Richards, Layton & Finger P.A. with respect to BANK ONE Capital VI.

12.1	Computation of Ratios of Earnings to Fixed Charges for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended March 31, 2004 (incorporated by reference to Exhibit 12.1 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period ended March 31, 2004 (incorporated by reference to Exhibit 12.2 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Neila B. Radin (included in Exhibit 5.1).*

23.3	Consent of Richards, Layton & Finger P.A. (included in Exhibit 5.2).

23.4	Consent of Richards, Layton & Finger P.A. (included in Exhibit 5.3).

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of The Bank of New York as Debt Trustee under the Trust Indenture Act of 1939 with respect to Junior Subordinated Debt Securities.*

25.2	Form T-1 Statement of Eligibility of The Bank of New York as Institutional Trustee under the Amended and Restated Declaration of Trust of BANK ONE Capital Trust V.*

25.3	Form T-1 Statement of Eligibility of The Bank of New York as Institutional Trustee under the Amended and Restated Declaration of Trust of BANK ONE Capital Trust VI.*

25.4	Form T-1 Statement of Eligibility of The Bank of New York as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of BANK ONE Capital Trust V.*

25.5	Form T-1 Statement of Eligibility of The Bank of New York as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of BANK ONE Capital Trust VI.*

*	Filed previously.

ITEM 17.	UNDERTAKING.

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each filing of J.P. Morgan Chase & Co.’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by J.P. Morgan Chase pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 1, 2004.

J.P. MORGAN CHASE & CO.
(Registrant)

By:	/s/ ANTHONY J. HORAN
Name: Anthony J. Horan
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE
* (William B. Harrison, Jr.)	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

* (James Dimon)	Director, President and Chief Operating Officer

* (Hans W. Becherer)	Director

* (John H. Biggs)	Director

* (Lawrence A. Bossidy)	Director

* (Stephen B. Burke)	Director

* (James S. Crown)	Director

* (Ellen V. Futter)	Director

* (William H. Gray, III)	Director

SIGNATURE	TITLE

* (Laban P. Jackson, Jr.)	Director

* (John W. Kessler)	Director

* (Robert I. Lipp)	Director

* (Richard A. Manoogian)	Director

* (David C. Novak)	Director

* (Lee R. Raymond)	Director

* (John R. Stafford)	Director

* (Dina Dublon)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* (Joseph L. Sclafani)	Executive Vice President and Controller (Principal Accounting Officer)

*	Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on July 1, 2004 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ ANTHONY J. HORAN
(Anthony J. Horan, Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, Bank One Capital V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago and State of Illinois, on July 1, 2004.

BANK ONE CAPITAL V

By:	/s/ LAURENCE GOLDMAN
Name: Laurence Goldman Title: Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, Bank One Capital V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago and State of Illinois, on July 1, 2004.

BANK ONE CAPITAL VI

By:	/s/ LAURENCE GOLDMAN
Name: Laurence Goldman Title: Authorized Signatory

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws of J.P. Morgan Chase & Co. as amended by the Board of Directors on March 16, 2004 (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

3.3	Form of Amendments to the Restated Certificate of Incorporation and By-laws of J.P. Morgan Chase & Co. (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

4.1	Form of Second Amended and Restated Certificate of Trust of BANK ONE Capital V.

4.2	Form of Amended and Restated Certificate of Trust of BANK ONE Capital VI.

4.3	Declaration of Trust of Bank One Capital V (incorporated by reference to Exhibit 4.18 to Bank One Corporation’s Registration Statement on Forms S-3 (File No. 333-80903)).

4.4	Declaration of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.10 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-47022)).

4.5	Form of Instrument of Resignation, Appointment and Acceptance with regard to BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV, BANK ONE Capital V and BANK ONE Capital VI.

4.6	Indenture between Bank One Corporation and The Chase Manhattan Bank, as trustee, with respect to Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4(d) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.7	First Supplemental Indenture relating to the Junior Subordinated Debt Securities between Bank One Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4(e) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.8	Second Supplemental Indenture relating to the Junior Subordinated Debt Securities between Bank One Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.21 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.9	Form of Supplemental Indenture relating to the Junior Subordinated Debt Securities between J.P. Morgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning trustee, and The Bank of New York, as successor trustee.*

4.10	Form of Preferred Security (incorporated by reference to Exhibit 4.19 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.11	Form of Junior Subordinated Debt Security (incorporated by reference to Exhibit 4.22 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.12	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.25 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.13	Form of Guarantee Trustee Resignation and Appointment Agreement.*

5.1	Opinion of Neila B. Radin.*

5.2	Opinion of Richards, Layton & Finger P.A. with respect to BANK ONE Capital V.

5.3	Opinion of Richards, Layton & Finger P.A. with respect to BANK ONE Capital VI.

12.1	Computation of Ratios of Earnings to Fixed Charges for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended March 31, 2004 (incorporated by reference to Exhibit 12.1 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period ended March 31, 2004 (incorporated by reference to Exhibit 12.2 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Neila B. Radin (included in Exhibit 5.1).*

23.3	Consent of Richards, Layton & Finger P.A. (included in Exhibit 5.2).

23.4	Consent of Richards, Layton & Finger P.A. (included in Exhibit 5.3).

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of The Bank of New York as Debt Trustee under the Trust Indenture Act of 1939 with respect to Junior Subordinated Debt Securities.*

25.2	Form T-1 Statement of Eligibility of The Bank of New York as Institutional Trustee under the Amended and Restated Declaration of Trust of BANK ONE Capital Trust V.*

25.3	Form T-1 Statement of Eligibility of The Bank of New York as Institutional Trustee under the Amended and Restated Declaration of Trust of BANK ONE Capital Trust VI.*

25.4	Form T-1 Statement of Eligibility of The Bank of New York as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of BANK ONE Capital Trust V.*

25.5	Form T-1 Statement of Eligibility of The Bank of New York as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of BANK ONE Capital Trust VI.*

*	Filed previously.